Exhibit 4.4

CARMEL MOUNTAIN FUNDING TRUST

AMENDED AND RESTATED SECURITY AGREEMENT

between

CARMEL MOUNTAIN FUNDING TRUST

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Collateral Agent

dated as of August 23, 2006

i

ii

Section 11.12	Nonpetition Covenant	55
Section 11.13	Severability	56
Section 11.14	Entire Agreement	56
Section 11.15	Limited Recourse to the Issuer	56
Section 11.16	No Recourse	56
Section 11.17	Third-Party Beneficiary	56
Section 11.18	No Recourse	56

Schedule I	Definitions List

Schedule II	Events of Default

Schedule III	Addresses for Notices

Schedule IV	Perfection Representations, Warranties and Covenants

Exhibit A	Form of Officer’s Certificate

iii

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT (the “Security Agreement”), dated as of August 23, 2006, between CARMEL MOUNTAIN FUNDING TRUST (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer is entering into this Security Agreement with the Collateral Agent for the purpose of, among other things, providing for the issuance of Secured Liquidity Notes and securing and providing for the repayment of all amounts at any time and from time to time owing by the Issuer to the Collateral Agent, the Depositary, the Custodian, the Indenture Trustee, the Owner Trustee, the Swap Counterparties and the Holders of the Notes (such Persons, collectively, the “Secured Parties” and each, a “Secured Party”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Issuer and the Collateral Agent as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. For all purposes of this Security Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule I (the “Definitions List”).

ARTICLE II

OBLIGATIONS SECURED; CERTAIN ALLOCATIONS

Section 2.01 Obligations Secured Hereby. This Security Agreement is made to provide for and secure repayment and performance of the following indebtedness, obligations and liabilities of the Issuer whether now existing or hereafter incurred (such indebtedness, obligations and liabilities being herein called the “Obligations”):

(a) all amounts due and owing to the Swap Counterparties under the Interest Rate Swaps;

(b) all indebtedness (including interest thereon and, in the case of the Subordinated Notes, the Principal Amount Charge-offs that have not been reinstated and interest thereon), whether absolute, fixed or contingent, at any time and from time to time due and owing by the Issuer to the Holders from time to time of the outstanding Notes;

(c) all Reimburseable Expenses and Allocated Expenses without giving effect to the Maximum Indemnity Amount or the Budget Expense Limit, respectively;

(d) all unreimbursed Monthly Servicer Advances and Servicing Advances with respect to any Mortgage Loan which has been sold, up to a maximum amount of the sale proceeds received in respect of such Mortgage Loan; and

(e) any advances made by the Depositary from time to time pursuant to Section 2(b) of the Depositary Agreement.

Section 2.02 Allocations among the Secured Liquidity Notes, the Extended Notes and all Series of Term Notes. Amounts payable under Fourth of Section 7.02(b) and amounts payable under Sections 6.03(b)(iii) and 6.03(b)(iv), as applicable, shall be allocated as follows:

(i) first, pro rata, (A) to the Holders of the Secured Liquidity Notes and the Extended Notes, an amount equal to the lesser of (x) the amount available to make payments under Fourth of Section 7.02(b), Section 6.03(b)(iii) or Section 6.03(b)(iv), as applicable, multiplied by the Short-Term Note Allocable Share and (y) the amount necessary to pay the full amount that is to be paid to the Holders of Secured Liquidity Notes and Extended Notes at such time (including any Interest Shortfall) and (B) to the Holders of each Series of Term Notes, an amount for each such Series equal to the lesser of (x) the amount available to make payments under Fourth of Section 7.02(b), Section 6.03(b)(iii) or Section 6.03(b)(iv), as applicable, multiplied by the Term Note Allocable Share of such Series and (y) the amount necessary to pay the full amount that is to be paid to such Series of Term Notes at such time (including any Interest Shortfall); and

(ii) second, pro rata, to the Holders of each Series of Notes (including the Holders of Secured Liquidity Notes and Extended Notes (taken together as one Series), and the Holders of the Term Notes), the lesser of (x) the Current Shortfall for such Series and (y) the product of (I) the amount available to make payments under Fourth of Section 7.02(b), Section 6.03(b)(iii) or Section 6.03(b)(iv), after giving effect to payments under clause (i) above, and (II) the Current Shortfall Factor for such Series.

The Issuer shall cause the Servicer to provide the Collateral Agent in writing with determinations of Credits Outstanding, Short-Term Note Allocable Share, Term Note Allocable Share and such other information as the Collateral Agent may require in order to make the allocations specified in this Section 2.02 at least one Business Day prior to the date such allocations are required to be made which requirement may be satisfied through the delivery of the Monthly Report to the extent such information is provided therein.

Section 2.03 Allocations among Swap Counterparties. Amounts payable under Third, Seventh and Tenth of Section 7.02(b) and amounts payable under Section 5.02, Section 6.03(a)(ii), Section 6.03(b)(ii), Section 6.03(b)(xiii), Section 6.05(b) and Section 6.05(f) shall be allocated by the Collateral Agent in accordance with the written direction of the Servicer on behalf of the Issuer to each Swap Counterparty in accordance with such Swap Counterparty’s Sharing Percentage.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;

COMPANY AGENTS AND DEPOSITARY AGENTS; COVENANTS

Section 3.01 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants, for the benefit of the Collateral Agent and the other Secured Parties, as follows as of the date hereof:

(a) Existence and Power. The Issuer (i) is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign trust and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, and (iii) has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Security Agreement and the other Program Documents.

(b) Trust and Governmental Authorization. The execution, delivery and performance by the Issuer of this Security Agreement and the other Program Documents to which it is a party (i) are within the Issuer’s trust powers, has been duly authorized by all necessary action, (ii) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained and (iii) does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of trust of the Issuer or the Trust Agreement or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or any of its Assets or result in the creation or imposition of any Lien on any Asset of the Issuer, except for Liens created by this Security Agreement or the other Program Documents. This Security Agreement and each of the other Program Documents to which the Issuer is a party have been executed and delivered by a duly authorized signatory of the Issuer.

(c) Binding Effect. This Security Agreement and each other Program Document to which the Issuer is a party, each Secured Liquidity Note when executed and delivered in accordance with the Depositary Agreement, each Extended Note upon its conversion from a Secured Liquidity Note and each Term Note and each Subordinated Note when executed and delivered in accordance with the Base Indenture and the related Indenture Supplement, is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) that certain remedial or procedural provisions contained in this Security Agreement may be limited or rendered unenforceable by applicable law, but such limitations do not make the remedies and procedures that are afforded to the Collateral Agent inadequate for the practical realization of the substantive benefits purported to be provided by this Security Agreement).

(d) Financial Information; Financial Condition. All balance sheets, all statements of operations, of shareholders’ equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished by the Issuer to the Collateral Agent and the Rating Agencies pursuant to Section 3.05(c) have been and will be prepared in accordance with GAAP (to the extent applicable) and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year end adjustments and lack of footnotes and presentation items.

(e) Litigation. No litigation is pending or, to the Issuer’s knowledge, threatened against the Issuer which would prohibit its entering into this Security Agreement or any other Program Document or performing its obligations under this Security Agreement or any other Program Document.

(f) Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Pension Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Pension Plan, (ii) failed to make any contribution or payment to any Pension Plan or Multiemployer Plan, or made any amendment to any Pension Plan, which in any such case has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(g) Tax Filings and Expenses. The Issuer has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of the Issuer, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by the Issuer, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. The Issuer has paid all fees and expenses required to be paid by it in connection with the conduct of the transactions contemplated by the Program Documents, the maintenance of its existence and its qualification as a foreign statutory trust authorized to do business in each state in which it is required to so qualify, except where the failure to pay any such fees and expenses is not reasonably likely to have a Material Adverse Effect.

(h) Full Disclosure. All certificates, reports, statements, documents and other information furnished to the Collateral Agent by or on behalf of the Issuer pursuant to any provision of this Security Agreement or any other Program Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Security Agreement or any Program Document, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Collateral Agent true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Collateral Agent shall constitute a representation and warranty by the Issuer made on the date the same are furnished to the Collateral Agent to the effect specified herein.

(i) Investment Company Act; Trust Indenture Act; Securities Act. The Issuer is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act. It is not necessary in connection with the offer, issuance and sale of the Senior Notes under the circumstances contemplated in this Security Agreement to register any security under the Securities Act or to qualify any indenture under the Trust Indenture Act.

(j) Regulations T, U and X. The proceeds of the Senior Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). The Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

(k) No Consent. No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Security Agreement or for the performance of any of the Issuer’s obligations hereunder or under any other Program Document other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by the Issuer prior to the date hereof or as contemplated in Section 3.01(n).

(l) Solvency. Both before and after giving effect to the transactions contemplated by this Security Agreement and the other Program Documents, the Issuer is solvent within the meaning of the Bankruptcy Code and the Issuer is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to the Issuer.

(m) Subsidiary. The Issuer has no subsidiaries and owns no capital stock of, or other interest in, any other Person, and during the term of this Security Agreement, the Issuer shall not acquire or otherwise come to have one or more subsidiaries without the prior consent of the Collateral Agent (on behalf of the Holders of the Senior Notes).

(n) Security Interests.

(i) All action necessary (including the filing of UCC 1 financing statements for the Collateral Agent’s Lien for the benefit of the Secured Parties) to protect and perfect the Collateral Agent’s security interest in the Collateral now in existence and hereafter acquired or created hereby has been duly and effectively taken.

(ii) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing the Issuer as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Collateral Agent on behalf of the Secured Parties in connection with this Security Agreement.

(iii) This Security Agreement creates a valid and continuing Lien on the Collateral in favor of the Collateral Agent on behalf of the Secured Parties, which Lien is prior to all other Liens (other than Permitted Liens and as otherwise permitted in this

Security Agreement), and is enforceable as such against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such prior security interest has been duly taken.

(iv) The Issuer’s principal place of business and chief executive office shall be at: c/o U.S. Bank Trust National Association, as Owner Trustee, 300 Delaware Avenue, 8th Floor, Wilmington, Delaware 19801, and the place where its records concerning the Collateral are kept is at: c/o Accredited Home Lenders, Inc., 15090 Avenue of Science, San Diego, California 92128. The Issuer’s “location” within the meaning of the Uniform Commercial Code is and at all times has been the State of Delaware. The Issuer does not transact, and has not transacted, business under any other name.

(v) All authorizations in this Security Agreement for the Collateral Agent to endorse checks, instruments and securities and to execute, deliver and file financing statements, continuation statements, security agreements and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable.

(vi) No Prior Names. The exact legal name of the Issuer is, and since its formation has been, the name set forth for it on the signature page hereto.

(vii) Prior Security Agreement. The Issuer is not bound under Section 9-203(d) of the Uniform Commercial Code by a security agreement previously entered into by another person or entity.

(o) Offering Memorandum. No offering memorandum or information circular used by the Issuer in connection with the offer or sale of the Senior Notes contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(p) Non Existence of Other Agreements. As of the date of the issuance of the first Secured Liquidity Notes, other than as permitted by Section 3.05(w) hereof (i) the Issuer is not a party to any contract or agreement of any kind or nature other than the Program Documents to which it is a party and (ii) the Issuer is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

(q) Eligible Mortgage Loans. Based upon the representation of the Seller in the Mortgage Loan Purchase and Servicing Agreement, each Mortgage Loan purchased by the Issuer is an Eligible Loan.

(r) Other Representations. All representations and warranties of the Issuer made in each Program Document to which it is a party are true and correct and are repeated herein as though fully set forth herein.

(s) Special Purpose Entity. The Issuer is a special purpose entity formed exclusively to enter into the Program Documents and the transactions contemplated thereby or incident thereto.

(t) Perfection Representations. The Perfection Representations shall be a part of this Security Agreement for all purposes and are attached hereto as schedule IV.

Section 3.02 Additional Representations and Warranties of the Issuer. The Issuer represents and warrants to the Collateral Agent and the other Secured Parties that:

(a) (i) At the date of each deposit of Deposited Funds in the Collateral Account or the Funding Account, the Issuer was, is or will then be the lawful owner of, and had, has or will then have good title to, such Deposited Funds free and clear of all Liens except the lien and security interest granted pursuant to this Security Agreement in favor of the Collateral Agent; and (ii) the Issuer is and will be the lawful owner of, and has and will have beneficial ownership of, all Collateral, free and clear of all Liens except the lien and security interest granted pursuant to this Security Agreement in favor of the Collateral Agent.

(b) The Issuer will warrant and defend the Collateral Agent’s right, title and interest in and to the Collateral for the benefit of the Collateral Agent and the Secured Parties and the income, distributions and proceeds thereof against the claims and demands of all Persons whomsoever.

Section 3.03 Issuer Agents. With the delivery of this Security Agreement, the Issuer is furnishing to the Collateral Agent, and from time to time thereafter may furnish to the Collateral Agent, a certificate (hereinafter called an “Issuer Incumbency Certificate”) of an authorized signatory of the Issuer certifying the incumbency and specimen signatures of officers and agents (such officers and agents being hereinafter called the “Issuer Agents”) of the Issuer authorized to act, and to give instructions and notices, on behalf of the Issuer hereunder. Until the Collateral Agent receives a subsequent Issuer Incumbency Certificate, or unless a Trust Officer of the Collateral Agent shall have actual knowledge of the lack of authority of any individual, the Collateral Agent shall be entitled to conclusively rely on the last such Issuer Incumbency Certificate delivered to it for purposes of determining the authorized Issuer Agents.

Section 3.04 Representations and Warranties of the Collateral Agent. The Collateral Agent represents and warrants to the Issuer and the Secured Parties as follows as of the date hereof:

(a) Due Organization and Authority. It has been duly organized and is validly existing and in good standing as a banking corporation under the laws of the State of New York and that this Security Agreement has been duly authorized, executed and delivered by it.

(b) Binding Effect. This Security Agreement and each other Program Document to which the Collateral Agent is a party, is a legal, valid and binding obligation of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) that certain remedial or procedural provisions contained in this Security Agreement may be limited or rendered unenforceable by applicable law.

(c) No Litigation Pending. There are no actions, suits or proceedings pending against or affecting Issuer which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Collateral Agent or any such material subsidiary or the ability of the Collateral Agent to perform its obligations under this Security Agreement.

(d) No Consents. Under New York law, no authorization, approval or license or other action by, and no notice to or filing with any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Collateral Agent of this Security Agreement or for the consummation of the transactions contemplated thereby.

(e) No Conflicts. The Collateral Agent is not in default under any agreement or instrument to which it is a party the result of which default would materially and adversely affects its ability to perform its obligations under this Security Agreement.

Section 3.05 Covenants of the Issuer.

(a) Payment of Senior Notes. The Issuer shall pay the principal of and interest on the Senior Notes pursuant to the provisions of this Security Agreement. Principal and interest shall be considered paid on the date due if the Collateral Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

(b) Maintenance of Office or Agency. The Issuer will maintain an office or agency (which may be an office of the Collateral Agent or Depositary) where Senior Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Issuer in respect of the Senior Notes and this Security Agreement may be served, and where, at any time when the Issuer is obligated to make a payment of principal upon the Senior Notes, the Senior Notes may be surrendered for payment. The Issuer will give prompt written notice to the Collateral Agent of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Collateral Agent with the address thereof, such presentations and surrenders may be made at the office of the Collateral Agent’s agent located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041.

The Issuer may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Collateral Agent of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the office of the Collateral Agent’s agent located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 as one such office or agency of the Issuer for presentation and surrender.

(c) Information. The Issuer will:

(i) promptly provide the Collateral Agent, the Swap Counterparties and the Rating Agencies with all financial and operational information with respect to the Program Documents or the Issuer as the Collateral Agent may reasonably request; and will promptly provide the Rating Agencies, the Collateral Agent, the Swap Counterparties, the Secured Liquidity Note Dealers, the Indenture Trustee (on behalf of the Holders of the Term Notes) and the Depositary with all statements delivered under the Interest Rate Swaps, the Security Agreement, the Mortgage Loan Purchase and Servicing Agreement and the Term Notes and within 105 days after the end of each Fiscal Year of the Performance Guarantor, the consolidated audited annual financial statements of each of the Performance Guarantor and within 45 days of each quarter end (other than the last quarter of each Fiscal Year) the consolidated unaudited financial statements of the Performance Guarantor (which may be 10-Q reports);

(ii) [Reserved]

(iii) [Reserved]

(iv) [Reserved]

(v) promptly furnish to the Collateral Agent (on behalf of the Holders of the Secured Liquidity Notes and Extended Notes), the Swap Counterparties, the Depositary, the Secured Liquidity Note Dealers and the Indenture Trustee (on behalf of the Holders of the Term Notes) after receipt thereof copies of all written communications received by the Issuer from the Rating Agencies with respect to the Senior Notes;

(vi) promptly upon its knowledge thereof give written notice to the Collateral Agent (on behalf of the Holders of the Secured Liquidity Notes and Extended Notes), the Swap Counterparties, the Depositary, the Secured Liquidity Note Dealers and the Indenture Trustee (on behalf of the Holders of the Term Notes) and the Rating Agencies of the existence of any litigation against the Issuer (other than any non-material individual loan foreclosure action);

(vii) give prompt written notice to the Collateral Agent (on behalf of the Holders of the Secured Liquidity Notes and Extended Notes), the Swap Counterparties, the Rating Agencies, the Secured Liquidity Note Dealers and the Indenture Trustee (on behalf of the Holders of the Term Notes and Subordinated Notes) of any material change to the certificate of trust or Trust Agreement of the Issuer; and

(viii) provide, on or prior to April 30 of each year, to the Collateral Agent and the Swap Counterparties a certificate of the Issuer certifying that the ratings assigned by the Rating Agencies in respect of any outstanding Secured Liquidity Notes and Extended Notes have not been withdrawn or downgraded since the date hereof.

Delivery of such reports, information and documents to the Collateral Agent, the Depositary or the Indenture Trustee under this section is for informational purposes only and the Collateral Agent’s, the Depositary or the Indenture Trustee receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants.

(d) Payment of Obligations. The Issuer will pay and discharge in a timely manner in accordance with the terms of the Program Documents, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

(e) Conduct of Business and Maintenance of Existence. The Issuer will maintain its existence as a statutory trust validly existing and in good standing under the laws of the State of Delaware and duly qualified as a foreign trust licensed under the laws of each state in which the failure to so qualify would have a material adverse effect on the business and operations of the Issuer.

(f) Compliance with Laws. The Issuer will comply in all respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect the condition, financial or otherwise, operations, performance, properties or prospects of the Issuer or its ability to carry out the transactions contemplated in this Security Agreement and each other Program Document; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any Assets of the Issuer.

(g) Inspection of Property, Books and Records. The Issuer will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP; and will permit the Collateral Agent, the Swap Counterparties and their respective agents or representatives, without charge, to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its representatives, employees and independent public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

(h) Compliance with Program Documents. The Issuer will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Security Agreement and each other Program Document to which it is a party and will not take any action which would permit any party to have the right to refuse to perform any of its respective obligations under any Program Document.

(i) Notice of Defaults.

(A) Promptly upon becoming aware of any Potential Event of Default or Event of Default under this Security Agreement (and in no event more than two (2) Business Days thereafter), the Issuer shall give the Collateral Agent, the Swap Counterparties, any Secured Liquidity Note Dealers, the Indenture Trustee (on behalf of the Holders of the Subordinated Notes and the Term Notes), the Depositary and the Rating Agencies written notice thereof, together with a certificate of the Issuer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuer.

(B) Promptly upon becoming aware of any default under any Program Document other than this Security Agreement, the Issuer shall give the Collateral Agent, the Secured Liquidity Note Dealers, the Indenture Trustee (on behalf of the Holders of the Term Notes), the Depositary, the Swap Counterparties and the Rating Agencies notice thereof.

(j) Notice of Material Proceedings. Promptly upon becoming aware thereof, the Issuer shall give the Collateral Agent, the Swap Counterparties and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting the Issuer which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of the Issuer or the ability of the Issuer to perform its obligations under this Security Agreement or under any other Program Document to which it is a party.

(k) Further Requests. The Issuer will promptly furnish to the Depositary, the Collateral Agent, the Swap Counterparties and the Rating Agencies such other information as, and in such form as, the Depositary, the Collateral Agent, any Swap Counterparty or the Rating Agencies may reasonably request in connection with the transactions contemplated hereby.

(l) Further Assurances.

(i) The Issuer shall do such further acts and things, and execute, file and deliver to the Depositary, the Collateral Agent, the Swap Counterparties and the Secured Parties such additional assignments, agreements, powers and instruments, as the Depositary, the Collateral Agent or the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders) reasonably determine to be necessary to carry into effect the purposes of this Security Agreement or the other Program Documents or to better assure and confirm unto the Depositary, the Collateral Agent or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby. The Issuer also hereby acknowledges that the Collateral Agent has the right but not the obligation to file any such financing statement or continuation statement without the signature of the Issuer to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Collateral Agent hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Collateral Agent and delivered to the Collateral Agent promptly. Without limiting the generality of the foregoing provisions of this Section 3.05(1), the Issuer shall take all actions that are required to maintain the security interest of the Collateral Agent on behalf of the Secured Parties in the Collateral pledged pursuant to this Security Agreement as a perfected security interest subject to no prior Liens, including, without limitation, filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing.

Notwithstanding anything herein to the contrary, the Collateral Agent shall be under no obligation to file or prepare any financing statement or continuation statement or to take any action or to execute any further documents or instruments in order to create preserve or perfect the security interest granted hereunder, such obligations being solely the obligations of the Issuer.

(ii) The Issuer will warrant and defend the Collateral Agent’s right, title and interest in and to the Collateral and the income, distributions and proceeds thereof, for the benefit of the Collateral Agent on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(iii) The Issuer will provide to the Collateral Agent annually on or before April 30 of each calendar year, beginning with calendar year 2006, an Opinion of Counsel to the effect that no UCC financing or continuation statements are required to be filed with respect to any of the Collateral in which a security interest may be perfected by the filing of UCC financing statements.

(m) Certain Documents. The Issuer will not take any action that would permit (i) the Seller, the Servicer or Performance Guarantor to refuse to perform any of their respective obligations under the Program Documents or (ii) the Depositary to refuse to perform its obligations under any Program Documents to which it is a party. The Issuer will not terminate the Secured Liquidity Note Dealer Agreement or the Depositary Agreement before entering into a secured liquidity note dealer agreement or depositary agreement, as the case may be, which is substantially similar to the Secured Liquidity Note Dealer Agreement or the Depositary Agreement, as the case may be.

(n) Liens. The Issuer will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Collateral), other than (i) Liens in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Permitted Liens and (iii) liabilities for services supplied or furnished to the Issuer (including reasonable accountants’ and attorneys’ fees).

(o) Other Indebtedness. The Issuer will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder and (ii) Indebtedness permitted under any other Program Document.

(p) Mergers. The Issuer will not merge or consolidate with or into any other Person.

(q) Sales of Assets. The Issuer will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Program Documents.

(r) Capital Expenditures. The Issuer will not make any expenditure (by long term or operating lease or otherwise) for capital assets (both realty and personalty).

(s) Dividends. The Issuer shall not make any distributions to any holders of its securities without the consent of the Swap Counterparties and the Collateral Agent, acting at the written direction of the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders) except as provided under the Program Documents, the Subordinated Notes and the Senior Notes.

(t) Name. The Issuer will neither (a) change the location of its organization (within the meaning of the applicable UCC), (b) change its name, (c) change its identity or jurisdiction of organization nor (d) become bound as debtor under Section 9-203(d) of the UCC by a security agreement previously entered into by another person or entity, in each case, without prior written notice to the Depositary and the Collateral Agent sufficient to allow the Servicer to make all filings (including filings of financing statements on form UCC 1) and recordings necessary to maintain the perfection and priority of the interest of the Collateral Agent on behalf of the Secured Parties in the Collateral pursuant to this Security Agreement. In the event that the Issuer desires to take any action specified in the preceding sentence, the Issuer will make any required filings and prior to actually taking such action, and the Issuer will deliver to the Collateral Agent and the Depositary (i) an Officer’s Certificate and an Opinion of Counsel confirming that all required filings have been made to continue the first priority perfected interest of the Collateral Agent on behalf of the Secured Parties in the Collateral in respect of such change and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

(u) Organizational Documents. The Issuer will not amend any of its organizational documents, including its certificate of trust or Trust Agreement, unless, prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Confirmation Condition will be met and each Swap Counterparty consents to such amendment; provided, however, that the Issuer may amend its organizational documents, including its certificate of trust or Trust Agreement, without the consent of the Swap Counterparties for one or more of the following purposes: (A) to add to the covenants and agreements pursuant to the organizational documents for the benefit of the Holders of the Senior Notes; (B) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the organizational documents or in any amendment to the organizational documents; or (C) to add such provisions with respect to matters or questions arising under the organizational documents as may be necessary or desirable and not inconsistent with the organizational documents; provided, however, that such action shall not adversely affect in any material respect the interests of any Secured Party; provided, further, that such action will be deemed not to materially and adversely affect the interests of any Secured Party if the party requesting such action receives (1) an Officer’s Certificate of the Issuer certifying that such action will not adversely affect in any material respect the interests of any Secured Party and (2) an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Secured Party or Rating Agency Confirmation with respect to such action; provided, finally, that Rating Agency Confirmation shall be required for any material amendment.

(v) Investments. The Issuer will not make, incur, or suffer to exist any loan, advance, guarantee, extension of credit or other investment in any Person other than pursuant to the Program Documents and with respect to Eligible Investments and, in addition, the Issuer will not direct the Collateral Agent to make any Eligible Investments on the Issuer’s behalf that would have the effect of causing the Issuer to be an “investment company” within the meaning of the Investment Company Act.

(w) No Other Agreements. The Issuer will not (a) enter into or be a party to any agreement or instrument other than any Program Document, agreements entered into in the ordinary course of its business or, in each case, documents and agreements incidental thereto or (b) except as provided for in Section 10.01, amend, modify or waive any provision of any Program Document to which it is a party, or (c) give any approval or consent or permission provided for in any Program Document, except as permitted in Article 10.

(x) Other Business. The Issuer will not engage in any business or enterprise or enter into any transaction other than (i) as contemplated by the Program Documents or (ii) activities related to or incidental to any of the foregoing.

(y) Secured Liquidity Notes. The Issuer shall not issue Secured Liquidity Notes bearing interest (or at a discount) in excess of a commercially reasonable rate to the Company or any Affiliate of the Company or any trust or other entity to which the Company or any Affiliate of the Company is a depositor or servicer.

(z) Rule 144A Information Requirement. For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder of Notes in connection with any sale thereof and any prospective purchaser of Notes from such Holder of Notes in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(aa) Use of Proceeds of Notes. The Issuer shall use the proceeds of Notes solely for one or more of the following purposes: (a) to pay the Issuer’s Obligations when due, in accordance with this Security Agreement; (b) to acquire Eligible Loans from the Seller; and (c) to make required deposits to the Reserve Fund.

(bb) Program Document Information. The Issuer shall, or shall cause the Seller or Servicer to, provide the Collateral Agent with copies of all reports, notices, statements and certificates delivered under the Program Documents, and any other information that the Collateral Agent shall reasonably request. Delivery of such reports, notices, information and documents to the Collateral Agent under this section is for informational purposes only and the Collateral Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants.

(cc) Non Petition Agreement. The Issuer shall not enter into any Program Document or any other document incidental or related to any Program Document, unless each other party to such document covenants and agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the latest maturing Note, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer.

ARTICLE IV

SECURED LIQUIDITY NOTES

Section 4.01 Conditions to Effectiveness. The ability of the Issuer to issue Secured Liquidity Notes shall commence on the day (the “Effective Date”) which is the later of the Closing Date and the first day on which all of the following conditions have been satisfied (or waived in accordance with this Security Agreement) as evidenced by the delivery of an Officer’s Certificate of the Issuer as set forth in clause (l) below:

(a) Depositary Agreement. The Issuer and the Depositary shall have executed and delivered the Depositary Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a photocopy of a fully executed counterpart thereof.

(b) Mortgage Loan Purchase and Servicing Agreement. The Seller and the Issuer shall have executed and delivered the Mortgage Loan Purchase and Servicing Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a photocopy of a fully executed counterpart thereof.

(c) The Performance Guarantee. Accredited Home Lending Holding Co. shall have executed and delivered the Performance Guarantee, which shall be in full force and effect, and the Collateral Agent shall have received a photocopy of the fully executed original thereof.

(d) Indenture and Subordinated Note Purchase Agreement. The Issuer and the Indenture Trustee shall have executed and delivered the Indenture, and the Collateral Agent shall have received a photocopy of a fully executed copy thereof, which shall be in full force and effect. The Issuer and the Initial Purchaser of the Subordinated Notes shall have executed and delivered the Subordinated Note Purchase Agreement, and the Collateral Agent shall have received a fully executed copy thereof, which shall be in full force and effect, and the closing thereunder shall have occurred (including the purchase of the Subordinated Notes by such purchaser). A photocopy of each closing document delivered to the Issuer under Section 6 and the Subordinated Note Purchase Agreement shall have been delivered to the Collateral Agent. The Credit Amount shall equal or exceed the Required Enhancement Amount.

(e) Trust Agreement. The Company, the Owner Trustee and the Administrator shall have executed and delivered the Trust Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a photocopy of the fully executed copy thereof.

(f) Security Agreement. The Issuer and the Collateral Agent shall have executed and delivered this Security Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a photocopy of the fully executed counterpart thereof.

(g) Custodial Agreement. The Issuer, the Seller, the Collateral Agent and the Custodian shall have executed and delivered the Custodial Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof.

(h) Secured Liquidity Note Dealer Agreement. The Issuer and the Secured Liquidity Note Dealers shall have executed and delivered the Secured Liquidity Note Dealer Agreement in respect of the Secured Liquidity Notes, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof.

(i) No Event of Default. No Event of Default shall have occurred and be continuing on the Effective Date nor will any Event of Default result from the consummation of the initial issuance of Secured Liquidity Notes on such date.

(j) Representations and Warranties. All representations and warranties of (i) the Issuer contained in this Security Agreement and in the other Program Documents or in any document, certificate or financial or other statement delivered in connection herewith or therewith, (ii) the Servicer contained in the Servicer Documents, (iii) the Seller contained in the Seller Documents and (iv) the Company contained in the Trust Agreement shall, in each case, be true and correct in all material respects and with the same force and effect as though such representations and warranties had been made as of the Effective Date.

(k) Opinions of Counsel. The Collateral Agent shall have received signed opinions, addressed to the Collateral Agent from (i) Dewey Ballantine LLP, special counsel to the Seller, the Company, the Performance Guarantor and the Issuer, with respect to true sale and non-consolidation matters, corporate and securities law matters, federal tax law matters and priority and perfection matters, (ii) in-house counsel to the Seller, the Servicer and the Company with respect to certain corporate matters, (iii) special Delaware counsel to the Issuer with respect to matters relating to the Issuer, (iv) counsel to the Owner Trustee with respect to issues relating to the Owner Trustee and (v) counsel to the Indenture Trustee, Collateral Agent and Depositary with respect to issues relating to the Indenture Trustee, Collateral Agent and Depositary and (vi) an opinion of counsel for each Swap Counterparty (which may be opinions of in-house counsel for such Swap Counterparty), in each case, in form and substance reasonably satisfactory to the Collateral Agent, delivered with such changes (if any) therein as shall be acceptable to the Collateral Agent and counsel to the Collateral Agent, as to such matters as the Collateral Agent may reasonably request. The Collateral Agent shall have also received a copy, addressed to the Collateral Agent or if not addressed to the Collateral Agent, then the Collateral Agent shall have received a letter stating that the Collateral Agent shall be entitled to rely thereon, of each opinion delivered to the Rating Agencies in connection with the rating of the Secured Liquidity Notes.

(l) Closing Certificates. The Collateral Agent shall have received a certificate substantially in the form of Exhibit A dated the date hereof and executed by the president, any vice president, secretary, treasurer, assistant secretary or any assistant treasurer (or a Person with a delegation of authority from any such officer) of (i) the Servicer stating that all of the conditions specified in Section 4.01(j) with respect to the Servicer are then satisfied, (ii) the Administrator, on behalf the Issuer, stating that the conditions with respect to the Issuer specified of Section 4.01(j) and all of the other conditions specified in Section 4.01 are then satisfied, (iii) the Seller stating that the conditions with respect to the Seller specified in Section 4.01(j) are then satisfied, (iv) the Company stating that the conditions with respect to the Company specified in Section 4.01(j) are then satisfied and (v) the Performance Guarantor stating that the conditions with respect to the Company specified in Section 4.01(j) are then satisfied.

(m) Filings, etc. All filings (including, without limitation, pursuant to the UCC) and recordings shall have been accomplished with respect to this Security Agreement in such jurisdictions as may be required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, first priority liens and security interests of the Collateral Agent in the Collateral covered by this Security Agreement and any giving of notice or the taking of any other action to such end (whether similar or dissimilar) required by law shall have been given or taken (it being understood that no filings of Assignments of Mortgages relating to the Mortgage Loans purchased by the Issuer will generally be required). On or prior to the Effective Date, the Collateral Agent shall have received satisfactory evidence as to any such filing, recording, registration, giving of notice or other action so taken or made.

(n) Organizational Documents. The Collateral Agent shall have received copies of the organizational documents (certified by the appropriate authorities) of the Issuer, the Company and the Performance Guarantor, Board of Directors resolutions or similar authorizing resolutions of the Issuer and the Seller in respect of the Program Documents and the Mortgage Loan Purchase and Servicing Agreement, as applicable, and incumbency certificates of the Issuer, the Company and the Performance Guarantor.

(o) Accounts. The Collateral Account, the Funding Account, the Collection Account, the Secured Liquidity Note Account, the Extended Notes Distribution Account, the Allocated Expenses Account and the Reserve Accounts shall have been established.

(p) Accounting Letter. The Issuer shall have received a letter from a big four accounting firm as to the accuracy of the information reviewed by them in connection with any offering documents prepared in connection with the offering and sale of the Secured Liquidity Notes.

(q) Secured Liquidity Notes Ratings. The Secured Liquidity Notes shall have been rated A l+ by S&P and P-1 by Moody’s and the Issuer shall have received a copy of each letter evidencing any such rating and such ratings shall continue in full force and effect on the Effective Date.

(r) Fees. The due and payable fees and expenses of the Depositary, the Indenture Trustee, the Owner Trustee, the Custodian, the Swap Counterparties, the Secured Liquidity Note Dealers and the Collateral Agent, and the fees and expenses of their counsel, shall have been paid on or prior to the Effective Date.

(s) [Reserved]

(t) Interest Rate Swaps. The Issuer and the Swap Counterparties shall have executed and delivered the Interest Rate Swaps, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof. No Additional Termination Event (as defined in the applicable Interest Rate Swaps) shall have occurred and be continuing.

(u) Reserve Fund. The Collateral Agent shall have received evidence that the Reserve Fund has been established and funded in an amount equal to the Initial Required Reserve Fund Amount.

(v) Other Instruments and Documents. The Collateral Agent shall have received such other instruments and documents as the Collateral Agent may have reasonably requested, and all instruments and documents delivered pursuant to this Section 4.01 shall be reasonably satisfactory in form and substance to the Collateral Agent.

Section 4.02 Issuance of Secured Liquidity Notes. The issuance and payment provisions of the Secured Liquidity Notes, to the extent not covered in this Security Agreement, will be as set forth in the Depositary Agreement.

(a) The Issuer shall have the right to issue or deliver Classes of Secured Liquidity Notes from time to time on and after the Effective Date, unless (i) any condition precedent specified in Section 4.03 with respect to the issuance of Classes of Secured Liquidity Notes has not been satisfied or waived or (ii) the issuance of Classes of Secured Liquidity Notes is prohibited by the provisions of Section 4.02(d) hereof. If any of the events described in clauses (i) and (ii) of the immediately preceding sentence has occurred, then the Issuer shall not direct the Collateral Agent or Depositary to issue or deliver Classes of Secured Liquidity Notes.

(b) The Issuer agrees that each note constituting Secured Liquidity Notes shall (i) be in the form attached to the Depositary Agreement and be completed in accordance with this Security Agreement and the Depositary Agreement, (ii) be dated the date of issuance thereof, (iii) be made payable to the order of a named payee or bearer, (iv) be in a face amount (if issued on a discount basis) or a principal amount (if issued on an interest bearing basis) of $200,000 or an integral multiple of $1,000 in excess thereof and (v) be exempt from or sold in a transaction exempt from the registration requirements of the Securities Act. Subject to the provisions of the Depositary Agreement, all Secured Liquidity Notes shall be delivered and issued against payment therefor in collected funds which are immediately available on the date of issuance, and otherwise in accordance with the terms of this Security Agreement and the Depositary Agreement. The Secured Liquidity Notes and Extended Notes may be resold only in accordance with the Depositary Agreement.

(c) In the event that (i) an injunction suspending the issuance of Secured Liquidity Notes shall have been issued or proceedings therefor shall have been initiated by the Securities and Exchange Commission, (ii) the Issuer or any other Person shall have been found in a judicial or administrative proceeding to have violated the Securities Act in connection with the issuance of the Secured Liquidity Notes, or (iii) the Issuer shall have filed a registration statement with the Securities and Exchange Commission seeking to register the Secured Liquidity Notes under the Securities Act, then, in any such event, the Issuer shall not thereafter issue or sell any Secured Liquidity Notes. The Issuer shall give the Collateral Agent, the Depositary, the Secured Liquidity Note Dealers and the Rating Agencies written notice of any of the events described in this Section 4.02(c).

Section 4.03 Conditions Precedent to Issuance of Secured Liquidity Notes. The right of the Issuer to issue Secured Liquidity Notes is subject to the conditions that at the time of each such issuance and after giving effect thereto:

(a) Ratings. The Secured Liquidity Notes shall be rated A-1+ by S&P and P-1 by Moody’s.

(b) No Event of Default. No event of default under any Program Document and no Event of Default shall have occurred and be continuing and the Issuer shall have made a determination that no event of default under any Program Document and no Event of Default will result from the issuance of such Secured Liquidity Notes.

(c) Representations and Warranties. All representations and warranties of the Issuer contained in this Security Agreement and in the other Program Documents or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the day of such issuance.

(d) Accounts. The Reserve Accounts, the Collateral Account, the Funding Account, the Collection Account, the Extended Notes Distribution Account and the Secured Liquidity Note Account, and any funds on deposit in, or otherwise to the credit of, the Reserve Accounts, the Collateral Account, Funding Account, the Collection Account, the Extended Notes Distribution Account and the Secured Liquidity Note Account shall not be subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

(e) Borrowing Base. After giving effect to such issuance of Secured Liquidity Notes on such day, the payment of Secured Liquidity Notes maturing or matured on such day, the payment of outstanding Extended Notes on such day, the issuance of Term Notes on such day, the payment of outstanding Term Notes maturing or matured on such day, the issuance of Subordinated Notes on such day, the payment of outstanding Subordinated Notes maturing or matured on such day, the purchase of additional Mortgage Loans on such day and the sale or Financing of any Mortgage Loans on such day, (i) the sum of (A) the Credits Outstanding on such day, (B) the aggregate Principal Amount of Term Notes outstanding on such day, and (C)

the Principal Amount of all Series of Subordinated Notes including the aggregate amount, if any, of Principal Amount Charge-Offs which have not been reinstated as of such date, divided by (ii) the sum of (A) the excess of the Outstanding Purchase Price of Mortgage Loans over the Outstanding Purchase Price of any Defaulted Loans owned by the Issuer on such day, (B) the Capitalized Interest Component on such day, (C) any cash and Eligible Investments in the Collateral Account held by the Issuer on such day (to the extent not included in the definition of Credits Outstanding) and (D) any cash and Eligible Investments in the Funding Account held by the Issuer on such day (the “Borrowing Base”) shall be less than or equal to 1.

(f) Downgrade. No downgrade, qualification or withdrawal of the short term unsecured debt rating below A-1+ by S&P or P-1 by Moody’s shall have occurred and be continuing unless the Rating Agency Confirmation Condition is satisfied with respect to the Secured Liquidity Notes.

(g) Mortgage Loans Purchased. The aggregate amount of all Mortgage Loans purchased and held by the Issuer at any given time does not, and will not, exceed the maximum amount set forth in the Mortgage Loan Purchase and Servicing Agreement.

(h) Mortgage Loans Sold. The Mortgage Loans shall comply with the Eligibility Criteria, the Portfolio Aging Limitations, the Portfolio Criteria and the Wet Funded Loan Limitation.

(i) Secured Liquidity Note Maturity. Each Secured Liquidity Note has an Expected Maturity that is not more than 180 calendar days after its issuance date and a Final Maturity that is 120 calendar days after the Expected Maturity of the related Secured Liquidity Note.

(j) No Extended Notes. No Extended Notes are outstanding unless after giving effect to such new issuance of Secured Liquidity Notes sufficient funds will be available to fully repay (x) all outstanding Extended Notes and (y) all Secured Liquidity Notes maturing on such date.

(k) Early Accumulation Event. No Early Accumulation Event has occurred and is continuing.

(l) Program Size. After giving effect to the issuance of Secured Liquidity Notes on such day, the payment of outstanding Secured Liquidity Notes having an Expected Maturity on such day, the payment of outstanding Extended Notes on such day, the issuance of Term Notes on such day, the payment of outstanding Term Notes maturing or matured on such day, the issuance of Subordinated Notes on such day, the payment of outstanding Subordinated Notes on such day and the purchase of additional Mortgage Loans on such day, the Credits Outstanding on such day plus the aggregate Outstanding Principal Amount of the Term Notes plus the aggregate Outstanding Principal Amount of the Subordinated Notes on such day shall not exceed the Program Size.

The Issuer hereby agrees that each issuance of Secured Liquidity Notes constitutes a representation and warranty by the Issuer that the conditions specified above are then satisfied and will be satisfied immediately after giving effect thereto.

Section 4.04 Conversion to Extended Notes. (a) Upon the failure of any Class of Secured Liquidity Notes to be fully paid on its Expected Maturity, without any notice or other further action by any Person, the Issuer shall be deemed to have advised the Depositary that such Class of Secured Liquidity Notes has been converted, as of such Expected Maturity, to a Class of Extended Notes.

(b) Upon any such conversion with respect to any Class of Secured Liquidity Notes, the Issuer shall notify the Depositary of such conversion to a Class of Extended Notes. The initial aggregate principal amount of each Class of Extended Notes deemed issued upon conversion of the related Class of Secured Liquidity Notes shall be equal to the aggregate face amount of such Class of Secured Liquidity Notes (or, in the case of Secured Liquidity Notes issued on an interest bearing basis, the aggregate principal and accrued interest of such Class of Secured Liquidity Notes). The Issuer shall provide written notice to the Rating Agencies of any conversion of a Class of Secured Liquidity Notes to a Class of Extended Notes.

Section 4.05 Proceeds. The proceeds of Secured Liquidity Notes shall be used by the Issuer only to (i) acquire Mortgage Loans, (ii) make required deposits to the Reserve Fund, (iii) pay matured and maturing Secured Liquidity Notes and Term Notes, including interest and/or discount thereon and (iv) pay outstanding Extended Notes, including interest thereon, in each case, in accordance with the terms of the Program Documents.

Section 4.06 Calculation of Extended Note Interest. (a) For purposes of calculating the Extended Note Rate for each Class of Extended Notes, the Issuer hereby appoints the Collateral Agent as the Extended Note Calculation Agent. The Extended Note Calculation Agent may be removed by the Issuer at any time. If the Extended Note Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Extended Note Calculation Agent fails to determine the Extended Note Rate for each Class of Extended Notes and the Aggregate Extended Note Monthly Interest for any Interest Period, the Issuer will promptly appoint as a replacement Extended Note Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market. The Extended Note Calculation Agent may not resign its duties without a successor having been duly appointed by the Issuer.

(b) LIBOR shall be determined by the Extended Note Calculation Agent in accordance with the following provisions:

(i) On the second London Business Day prior to the commencement of the applicable Interest Period (or, in the case of the initial Interest Period, on the related Expected Maturity) (each such day, a “LIBOR Determination Date”), “LIBOR” shall equal the rate, as obtained by the Extended Note Calculation Agent, for one-month Eurodollar deposits which appears on Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 2000 Interest Rate and Currency Exchange Definitions) or such other page as may replace Telerate Page 3750, as it relates to U.S. dollars, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(ii) If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750, the Extended Note Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for one-month Eurodollar deposits in an amount determined by the Extended Note Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Extended Note Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Extended Note Calculation Agent are quoting on the relevant LIBOR Determination Date for one-month Eurodollar deposits in an amount determined by the Extended Note Calculation Agent by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if the Extended Note Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, “LIBOR” shall be LIBOR as determined on the previous LIBOR Determination Date. As used herein, “Reference Banks” means four major banks in the London interbank market selected by the Extended Note Calculation Agent.

As soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the London Business Day immediately following each LIBOR Determination Date, the Extended Note Calculation Agent will cause the Extended Note Rate for the next Interest Period and the applicable Aggregate Extended Note Monthly Interest for such Interest Period payable in respect of the Extended Notes on the related Distribution Date to be given to the Issuer, the Depositary and any paying agent. The Extended Note Calculation Agent will also specify to the Issuer and the Depositary the quotations upon which the Extended Note Rate is based, and in any event the Extended Note Calculation Agent shall notify the Issuer before 5:00 p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the Extended Note Rate and the applicable Aggregate Extended Note Monthly Interest or (ii) it has not determined and is not in the process of determining the Extended Note Rate and the applicable Aggregate Extended Note Monthly Interest, together with its reasons therefor. For the sole purpose of calculating the Extended Note Rate, “London Business Day” shall be any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Section 4.07 Payment of Secured Liquidity Note and Extended Note Interest. (a) The discount representing interest or the accrued interest, as applicable, on each Secured Liquidity Note will be payable pursuant to the terms of Section 6(a) of the Depositary Agreement on the related Expected Maturity or redemption date (if such Secured Liquidity Note is redeemed prior to such Expected Maturity in accordance with Section 7.02 hereof) with funds provided therefor pursuant to Section 6.03(a)(iii), Section 6.03(b)(iii) and 7.02(b) of this Security Agreement; provided, however, that if such funds are insufficient to repay the face amount or the aggregate accrued interest and unpaid principal, as applicable, of all outstanding Secured Liquidity Notes having an Expected Maturity on such date, then no interest will be paid in respect of such Secured Liquidity Notes on such date and such Secured Liquidity Notes shall thereupon be converted into Extended Notes pursuant to Section 4.04 hereof; provided, further, that Secured Liquidity Notes may only be paid if no Extended Notes would be outstanding after giving effect to all payments made on such date.

(b) (i) With respect to the payment of interest on each Class of the Extended Notes, on each Distribution Date commencing with the second Distribution Date following the Expected Maturity of such Class of Extended Notes, the Collateral Agent, in accordance with the calculation that it made on the related LIBOR Determination Date based upon the Servicer Report, shall withdraw the amounts required to be withdrawn from the Collateral Account and deposit such amounts in the Extended Notes Distribution Account, maintained with the Depositary, pursuant to this Section 4.07 in respect of all funds available for such Interest Period and allocated to the Holders of the Extended Notes pursuant to Section 6.03(b) of this Security Agreement.

(ii) On each LIBOR Determination Date, the Collateral Agent shall notify the Depositary and the Servicer in writing as to the amount to be withdrawn and paid pursuant to this Section 4.07 from the Collateral Account to the extent funds are anticipated to be available and allocable to the Extended Notes in respect of (x) first, an amount equal to Extended Note Monthly Interest for the related Interest Period and (y) second, an amount equal to the amount of any unpaid Extended Note Interest Shortfall as of the preceding Distribution Date (together with any accrued interest on such Extended Note Interest Shortfall). If the amounts described in this Section 4.07 are not sufficient to pay Extended Note Monthly Interest on any Distribution Date, payments of interest to the Holders of Extended Notes will be reduced on a pro rata basis by the amount of such deficiency. The aggregate amount, if any, of such deficiency on any Distribution Date shall be referred to as the “Extended Note Interest Shortfall.” Interest shall accrue on the Extended Note Interest Shortfall at the Extended Note Rate. On each Distribution Date, the Collateral Agent shall withdraw the amounts described in this Section 4.07 from the Collateral Account and deposit such amounts in the Extended Notes Distribution Account.

Section 4.08 Payment of Secured Liquidity Note and Extended Note Principal. (a) The principal in respect of each Secured Liquidity Note will be payable pursuant to Section 6(a) of the Depositary Agreement on the related Expected Maturity or redemption date (if such Secured Liquidity Note is redeemed prior to such Expected Maturity in accordance with Section 7.02 hereof) with funds provided therefor pursuant to Section 6.03(a)(iii) or Section 6.03(b)(iii) of this Security Agreement; provided, however, that if such funds provided under such sections are insufficient to repay the face amount or the aggregate accrued interest and unpaid principal, as applicable, of all outstanding Secured Liquidity Notes having the same Expected Maturity on such date, then no principal will be paid in respect of such Secured Liquidity Notes on such date and such Secured Liquidity Notes shall thereupon be converted into Extended Notes pursuant to Section 4.04 hereof; provided, further, that Secured Liquidity Notes may only be paid if no Extended Notes would be outstanding after giving effect to all payments made on such date.

(b) The principal in respect of any Extended Note (x) may be paid in whole, but not in part, on any day (upon at least five Business Days written notice to DTC, the Depositary and the Collateral Agent, if such day is not a Payment Date) at the option of the Issuer to the extent of available principal payments on the Mortgage Loans, sale proceeds in respect of the Mortgage Loans, payments to the Issuer under the Interest Rate Swaps in respect of the Terminated Loans and proceeds from the issuance of new Classes of Notes, provided that after giving effect to all payments made on such date no outstanding Class of Extended Notes has the same or an earlier Final Maturity and (y) unless earlier redeemed, will be repaid in full on the Final Maturity of such Extended Note. With respect to each Class of Extended Notes, on the applicable principal payment date, in accordance with a certificate or other statement based upon the related report generated by the Servicer, the Collateral Agent shall withdraw the amount set forth therein as principal payable in respect of the applicable Class of Extended Notes from the Collateral Account and deposit such amount in the Extended Notes Distribution Account maintained with the Depositary, to be paid to the Holders of the applicable Class of Extended Notes on such date. On the Determination Date prior to the related Final Maturity, the Collateral Agent shall notify the Servicer in writing as to the amount of remaining principal outstanding in respect of the applicable Class of Extended Notes. On each Final Maturity, in accordance with the related Servicer Report, the Collateral Agent shall withdraw such amount of remaining principal in respect of the applicable Class of Extended Notes from the Collateral Account pursuant to Section 6.03(a)(iii) or Section 6.03(b)(iii) of this Security Agreement and deposit such amount in the Extended Notes Distribution Account maintained with the Depositary, to be paid to the Holders of the applicable Class of Extended Notes. The remaining entire principal amount (plus accrued interest thereon) of all Extended Notes of a Class shall be due and payable on the applicable Final Maturity.

Section 4.09 Credit Amount Percentage. The “Credit Amount Percentage” with respect to the Secured Liquidity Notes shall be 3.65%.

Section 4.10 Series Program Size. The “Series Program Size” with respect to the Secured Liquidity Notes initially shall be $2,420,000,000 (as such size may be increased in accordance with the Program Documents). The Issuer may, with notice to the Collateral Agent, increase the Series Program Size with respect to the Secured Liquidity Notes; provided, however, that no increase in the Series Program Size may be made unless after giving effect to such increase (i) the maximum aggregate notional amount of the Interest Rate Swaps shall be at least equal to the Program Size and (ii) the Issuer shall obtain written confirmation from each of the Rating Agencies that such increase shall not cause the reduction or withdrawal of any rating on the Senior Notes or the Subordinated Notes.

Section 4.11 Servicer Report Review. The Collateral Agent shall review each Servicer Report delivered to it by the Servicer and verify the calculations set forth in each Servicer Report. If such Servicer Report indicates that an Event of Default or Termination Event has occurred (it being understood that the Collateral Agent shall not be obligated to verify any of the information set forth therein), the Collateral Agent shall take the actions set forth in clauses (w) through (z) of the first sentence of Section 7.02(a) in the case of an Event of Default or instruct the Issuer to notify the Seller that the Issuer’s commitment to purchase Mortgage Loans is terminated in accordance with Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement, as applicable, unless the Required Senior Noteholders or Required Subordinated Noteholders, as applicable (i) shall have instructed the Collateral Agent to take such actions or (ii) shall have waived such Event of Default, in each case within ten (10) days of the days of the delivery of such Servicer Report.

ARTICLE V

ASSIGNMENT

Section 5.01 Assignment. In order to secure and to provide for the repayment of the Obligations, each of the Issuer and the Owner Trustee hereby assigns, conveys, transfers, delivers and sets over unto the Collateral Agent for the benefit of the Secured Parties and hereby grants to the Collateral Agent for the benefit of each Secured Party a security interest in, control over, and lien on all of the following, including, without limitation, all accounts, money, chattel paper, securities, investment property, instruments, documents, deposit accounts, certificates of deposit, letters of credit, advices of credit, banker’s acceptances, uncertificated securities, general intangibles, contract rights, goods and other property consisting of, arising from or relating to the following (all of the following indicated in clauses (i) through (v) being referred to as the “Collateral”):

(i) all right, title and interest of the Issuer in, to and under the Mortgage Loans (including the contents of the Mortgage Loan Files) purchased by the Issuer from time to time pursuant to the Mortgage Loan Purchase and Servicing Agreement, including without limitation, all monies due and to become due to the Issuer under or in connection with such Mortgage Loans, all dividends, earnings, income, rents, issues, profits or other distributions of cash or other property in respect of such Mortgage Loans and all rights, remedies, powers, privileges and claims of the Issuer, as holder of such Mortgage Loans, against (x) the Seller under or with respect to the Mortgage Loan Purchase and Servicing Agreement (whether arising pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement or otherwise available to the Issuer at law or in equity) and (y) the Servicer under or with respect to the Mortgage Loan Purchase and Servicing Agreement (whether arising pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement or otherwise available to the Issuer at law or in equity), including, without limitation, the rights of the Issuer to enforce the Mortgage Loan Purchase and Servicing Agreement and the respective obligations of the Seller and the Servicer thereunder and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Mortgage Loan Purchase and Servicing Agreement or the respective obligations of the Seller and the Servicer thereunder to the same extent as the Issuer could but for the assignment and security interest granted to the Collateral Agent in this Section 5.01;

(ii) all right, title and interest of the Issuer in, to and under the Program Documents, including, without limitation, all monies due and to become due to the Issuer thereunder or in connection therewith, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Program Documents or otherwise, and all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Program Documents (whether arising pursuant to the terms of the Program Documents or otherwise available to the Issuer at law or in equity), including, without limitation, the rights of the Issuer to enforce the Program Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Program Documents to the same extent as the Issuer could but for the assignment and security interest granted to the Collateral Agent in this Section 5.01;

(iii) all right, title and interest of the Issuer in and to (x) the Pledged Accounts and all monies on deposit in (including but not limited to the Deposited Funds), or securities, financial assets, investment property or other assets credited to the Pledged Accounts, (y) all Eligible Investments held by the Issuer and (z) all cash held by the Issuer;

(iv) all additional property that may from time to time hereafter be subjected to the grant and pledge hereof by the Issuer or by anyone on its behalf, including the deposit with the Collateral Agent of additional monies by the Issuer; and

(v) all proceeds of any of the foregoing.

Notwithstanding the assignment and security interest so granted to the Collateral Agent, the Issuer shall nevertheless be permitted, subject to the provisions of Sections 5.03 and 5.04 and of Article VII hereof, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given by the Issuer by the specific terms of the Mortgage Loan Purchase and Servicing Agreement and the other Program Documents and the assignment and security interest so granted to the Collateral Agent shall not relieve the Issuer from the performance of any term, covenant, condition or agreement on the Issuer’s part to be performed or observed under or in connection with the Mortgage Loan Purchase and Servicing Agreement and the other Program Documents, or from any liability to the Seller, the Company or the Servicer, or impose any obligation on the Collateral Agent or the Secured Parties to perform or observe any such term, covenant, condition or agreement on the Issuer’s part to be so performed or observed or impose any liability on the Collateral Agent or the Secured Parties for any act or omission on the part of the Issuer relative thereto or from any breach of any representation or warranty on the part of the Issuer contained in the Mortgage Loan Purchase and Servicing Agreement or the other Program Documents, or made in connection therewith.

Section 5.02 Application of Collateral. The Issuer hereby acknowledges and agrees that, until this Security Agreement is terminated, all monies and other cash proceeds due and to become due to the Issuer under or in connection with the Collateral shall be paid directly to the Collateral Agent for deposit into the Collateral Account or, as appropriate under the Program Documents, to the Servicer for deposit into the Collection Account and that the Issuer agrees if any such monies or other cash proceeds shall be received by the Issuer, such monies and other cash proceeds will not be commingled by the Issuer with any of its other funds or property, but will be held separate and apart therefrom and shall be held in trust by the Issuer for, and promptly paid over to, the Collateral Agent. Unless and until an Event of Default shall have occurred and be continuing, and provided the Collateral Account or any funds on deposit in, or otherwise to the credit of, the Collateral Account are not then subject to any writ, order, judgment, warrant of attachment, execution or similar process, all monies and other cash proceeds received by the Collateral Agent pursuant to this Article shall be deposited in the Collateral Account and shall be applied by the Collateral Agent as provided in Section 6.03 hereof. All monies and other cash proceeds held or deposited in the Collateral Account after the occurrence and during the continuance of an Event of Default and all monies and other cash proceeds received by the Collateral Agent pursuant to this Article V while the Collateral Account or any funds on deposit in, or otherwise to the credit of, the Collateral Account are subject to any writ, order, judgment, warrant of attachment, execution or similar process, shall be applied by the Collateral Agent to the payment or repayment in full of all outstanding Obligations, whether or not then due, in the order of priority specified in Section 7.02(b) hereof; provided, however, that any monies or other cash proceeds remaining after the payment or repayment in full of all outstanding Obligations shall be paid to the Swap Counterparties in accordance with the Interest Rate Swaps.

For purposes of determining the application to be made of such monies and other cash proceeds to the Servicer pursuant to clause Ninth of Section 7.02(b) hereof, the Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall also be provided to the Issuer) of the Servicer as to the amount then owing to the Servicer. For purposes of determining the application to be made of such monies and other cash proceeds to any Holder of any Secured Liquidity Notes pursuant to clause Fourth of Section 7.02(b) hereof, the Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall also be provided to the Issuer) of the Depositary as to the amount then owing to such Holder. For purposes of determining the application to be made of such monies and other cash proceeds to any Holder of any Extended Notes pursuant to clause Fourth of Section 7.02(b) hereof, the Collateral Agent may rely exclusively on a certificate or other statement (a copy of which shall also be provided to the Issuer) of the Depositary as to the amount then owing to such Holder. For purposes of determining the application to be made of such monies and other cash proceeds to any Holder of any Term Notes pursuant to clause Fourth of Section 7.02(b) hereof, the Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall also be provided to the Issuer) of the Indenture Trustee as to the amount then owing to such Holder. For purposes of determining the application to be made of such monies and other cash proceeds to the Swap Counterparties pursuant to clauses Third and Seventh of Section 7.02(b) hereof, the Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall also be provided to the Issuer) of the Servicer, acting as Calculation Agent under the Interest Rate Swaps, as to the amount then owing to the Swap Counterparty. If either such amount exceeds $500,000, the Servicer shall also notify the Swap Counterparties in writing. For purposes of determining the application to be made of such monies and other cash proceeds to the Holders of the Subordinated Notes pursuant to clause Sixth of Section 7.02(b) hereof, the Collateral Agent may rely exclusively on a certificate or other statement (a copy of which shall also be provided to the Issuer) of the Indenture Trustee setting forth all amounts due and owing under the Subordinated Notes. Any application to be made by the Collateral Agent of such monies and other cash proceeds pursuant to clause Second or Fifth of Section 7.02(b) hereof may be made upon the Collateral Agent’s, the Indenture Trustee’s or the Owner Trustee’s certificate or statement delivered to the Issuer setting forth in reasonable detail the nature of the Collateral Agent’s, the Indenture Trustee’s, the Custodian’s or the Owner Trustee’s claim and the amount owing to the Collateral Agent, the Indenture Trustee, the Custodian or the Owner Trustee on account thereof.

The Collateral Agent shall not be liable for any application of the monies and other cash proceeds received by the Collateral Agent pursuant to this Article V made in accordance with any certificate or direction delivered pursuant to this Section 5.02; provided, however, that no application of the monies and other cash proceeds received by the Collateral

Agent pursuant to this Article V in accordance with any certificate delivered pursuant to this Section 5.02 shall be deemed to restrict or limit the right of the Issuer to contest with the purported obligee its respective liability in respect of the amount set forth in such certificate.

Section 5.03 Performance of Agreements. At the Issuer’s own expense, the Issuer agrees (a) to take all such lawful action as the Collateral Agent may reasonably request to compel or secure the performance and observance by (i) the Seller, the Servicer or the Performance Guarantor of its obligations to the Issuer under or in connection with the Mortgage Loan Purchase and Servicing Agreement or the Performance Guarantee in accordance with the terms thereof, and (ii) any party to any Program Document in accordance with the terms thereof, and (b) to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer (i) under or in connection with the Mortgage Loan Purchase and Servicing Agreement or the Performance Guarantee and (ii) under or in connection with any Program Document, in every case to the extent and in the manner directed by the Collateral Agent, including, without limitation, the transmission of notices of default on the part of the Seller, the Servicer, the Performance Guarantor or any other party to any Program Document and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Servicer, the Performance Guarantor or any other party to any Program Document of their respective obligations. Subject to Section 7.02, the Issuer further agrees that it will not, without the prior written consent of the Collateral Agent (acting at the written direction of the Holders of the Senior Notes) and each Swap Counterparty, (a) exercise any right, remedy, power or privilege available to it under or in connection with the Mortgage Loan Purchase and Servicing Agreement or the Performance Guarantee, (b) take any action to compel or secure performance or observance by (i) the Seller, the Servicer or the Performance Guarantor of its obligations to the Issuer under or in connection with the Mortgage Loan Purchase and Servicing Agreement or the Performance Guarantee or (ii) any other party to any Program Document, or (c) give any consent, request, notice, direction, approval, extension or waiver to the Seller, the Servicer or the Performance Guarantor under the Mortgage Loan Purchase and Servicing Agreement or the Performance Guarantee not required to be exercised, taken, observed or given by the Issuer pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement or the Performance Guarantee.

Section 5.04 Amendments; Waivers. Without intending in any manner to derogate from the absolute nature of the assignment granted to the Collateral Agent by this Security Agreement or the rights of the Collateral Agent hereunder, the Issuer agrees that it will not (a) without Rating Agency Confirmation and the prior written consent of the Collateral Agent and each Swap Counterparty, agree to amend, modify, supplement, terminate, waive or surrender the terms of the Custodial Agreement or any Collateral except as specifically permitted by any of the Program Documents, or (b) without Rating Agency Confirmation and the prior written consent of the Collateral Agent and each Swap Counterparty, assign its rights under any of the Program Documents or agree to any amendment, modification, supplement, termination, except as provided in Section 8.02 hereof, or surrender which would result in the release of any security interest granted in the Collateral except as specifically permitted by any of the Program Documents; provided, however, that the Issuer may amend the Program Documents without Rating Agency Confirmation (other than with respect to clause (H) or (I) (as set forth below), in which case a Rating Agency Confirmation will be required) and without the consent of the Collateral Agent (except with respect to clause (D) for which prior written Collateral Agent consent shall be required) and the Swap Counterparties for one or more of the following purposes: (A) to add to the covenants and agreements pursuant to the Program Documents for the benefit of the Holders of the Senior Notes; (B) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the Program Documents or in any amendment to the Program Documents; (C) to add such provisions with respect to matters or questions arising under the Program Documents as may be necessary or desirable and not inconsistent with the Program Documents; (D) to add to the duties of the Issuer or the Collateral Agent; (E) to add or amend any provisions of this Security Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Notes; (F) to comply with any requirement imposed by changes in accounting policies that do not materially impact the Notes; (G) to comply with any requirements imposed by the Code; (H) to provide for the issuance of one or more Series of callable notes by the Issuer or (I) to add provisions to allow the Issuer to hold securities rated at least AA by S&P and Aa2 by Moody’s so long as holding such securities shall not cause the Issuer to be required to be registered as an “investment company” under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of any Secured Party and the Issuer shall have delivered an Opinion of Counsel to such effect; provided further, that the Issuer, prior to any material amendment, shall obtain Rating Agency Confirmation with respect to such amendment (and provide the same to the Collateral Agent). If any such amendment, modification, supplement or waiver, as applicable, shall be so consented to by the required consenting parties, the Issuer agrees, promptly following a request by the required consenting parties to do so, to prepare, execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the required consenting parties may deem necessary or appropriate in the circumstances. The Issuer shall provide copies of all amendments, modifications, waivers and supplements. Upon provision of such direction by the required consenting parties, the Collateral Agent shall also execute and deliver any such agreements, instruments, consents and other documents. The Issuer shall give prior notice of any amendment to each of the Rating Agencies.

Section 5.05 Location of Records. The Issuer hereby covenants and agrees that its chief place of business and chief executive office shall be located c/o U.S. Bank Trust National Association, as Owner Trustee, 300 Delaware Avenue, 8th Floor, Wilmington, Delaware 19801, and the place where its records pertaining to the Collateral will be kept, shall at all times be located in the offices of Carmel Mountain Funding Trust, c/o Accredited Home Lenders, Inc., 15090 Avenue of Science, San Diego, California 92128.

Section 5.06 Notice of Default under Program Documents. The Issuer agrees, at its own expense, to give the Collateral Agent, the Depositary, the Swap Counterparties and the Rating Agencies as soon as practicable (and in no event more than two Business Days thereafter) written notice of each default coming to the Issuer’s attention on the part of any Person, and of such Person’s obligations under or in respect of the Program Documents.

Section 5.07 Custody of Program Documents. Simultaneously with the execution and delivery by the Issuer of this Security Agreement, the Issuer is delivering to the Collateral Agent a counterpart of each Program Document currently in effect, which at all times shall be retained in the custody and possession of the Collateral Agent until the termination of this Security Agreement.

Section 5.08 Delivery of Collateral Including Eligible Investments. All certificates representing or evidencing the Collateral (other than Mortgage Loans), including, without limitation Eligible Investments, from time to time shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall, in the case of Collateral (other than Mortgage Loans), be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent may appoint agents for the purpose of holding Eligible Investments.

Section 5.09 Deliveries of Mortgage Loans. Each Mortgage Note, Mortgage and Assignment of Mortgage in respect of each Mortgage Loan purchased by the Issuer from time to time shall be delivered to and held by the Custodian as agent for the Collateral Agent in accordance with Sections 2 and 4 of the Custodial Agreement.

Section 5.10 No Liability. Neither the Collateral Agent, nor any director, officer, employee, agent or stockholder of the Collateral Agent, shall be liable for any action taken or omitted to be taken by it or them relative to any of the Collateral, except for its or their own negligence, bad faith or willful misconduct, and the Collateral Agent shall not be liable for any action or omission to act with respect to the Collateral (or any part thereof) on the part of any agent, nominee, attorney or custodian appointed and selected by the Collateral Agent with reasonable care.

ARTICLE VI

COLLATERAL ACCOUNT;

RESERVE FUND; FUNDING ACCOUNT; PAYMENT OF ALLOCATED EXPENSES

Section 6.01 Establishment of Collateral Account. For purposes of this Security Agreement and the Depositary Agreement, the Collateral Agent shall at all times during the term of this Security Agreement maintain a segregated non-interest bearing trust account in the name of and under the control of the Collateral Agent on behalf of the Secured Parties (said account being herein called the “Collateral Account”, the operation of which shall be governed by this Article VI). The Collateral Account shall at all times be an Eligible Account.

It is understood and agreed by the Issuer, the Collateral Agent and the Depositary that there shall be deposited in the Collateral Account the following monies, cash and proceeds: (a) the net proceeds from the sale of Secured Liquidity Notes payable to the Issuer pursuant to the Depositary Agreement, to the extent not required to repay any advances made by the Depositary pursuant to Section 2(b) of the Depositary Agreement or maturing Secured Liquidity Notes or outstanding Extended Notes on the Issuance Date of such Secured Liquidity Notes, whether or not presented to the Depositary for payment, and to the extent not maintained in the Secured Liquidity Note Account pursuant to the terms of the Depositary Agreement, (b) all monies received by the Collateral Agent pursuant to this Security Agreement and required by the terms hereof to be deposited by or on behalf of the Issuer in the Collateral Account (including, without limitation, interest on the Eligible Investments), (c) all monies received by or on behalf of the Issuer under the Mortgage Loan Purchase and Servicing Agreement, (d) all monies received by or on behalf of the Issuer as proceeds from the sale or Financing of Mortgage Loans,

Principal Prepayments in full of any Mortgage Loans and related Prepayment Charges and payments of the Repurchase Price of any Mortgage Loan, (e) all monies required to be transferred to the Collateral Account from the Collection Account, including principal and interest payments on Mortgage Loans, (f) all monies received by or on behalf of the Issuer under the Interest Rate Swaps, (g) all monies received by or on behalf of the Issuer from the sale of Term Notes, (h) all monies received by or on behalf of the Issuer from the sale of the Subordinated Notes, and (i) any and all monies at any time and from time to time received by or on behalf of the Issuer, and required by the terms of this Security Agreement, or any related document to be deposited in the Collateral Account.

The Collateral Agent shall have complete dominion and control over the Collateral Account and the Issuer hereby agrees that only the Collateral Agent may make withdrawals from the Collateral Account; provided, however, that the Issuer and the Depositary may request withdrawals from the Collateral Account in accordance with the terms of Section 6.03 hereof.

Except for the Pledged Accounts, the Payment Accounts, and the accounts established pursuant to the Indenture, the Issuer agrees that it will not open or maintain a bank account with any Person. The Collateral Agent shall give the Issuer and the Depositary immediate notice if any Pledged Account or any Deposited Funds become subject to any writ, order, judgment, warrant of attachment, execution or similar process of which it has notice. The Collateral Agent shall have no right of set-off against amounts on deposit in the Pledged Accounts and shall have no right to impose a lien on any Pledged Account other than on behalf of the Secured Parties.

Section 6.02 Assignment of Collateral Account and Funding Account. In order to secure and to provide for the repayment of the Obligations, the Issuer hereby assigns, pledges, transfers and sets over unto the Collateral Agent for the benefit of the Secured Parties, and hereby grants the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral Account, the Funding Account and all checks, instruments, notes, documents, securities, security entitlements, other investment property or funds at any time and from time to time on deposit in or otherwise to the credit of the Collateral Account, the Funding Account or otherwise held by the Collateral Agent and all dividends, earnings, income, rents, issues, profits or other distributions of cash or other property in respect of such checks, instruments, documents, notes, securities, security entitlement, other investment property or funds and all proceeds thereof (all such checks, instruments, documents, notes, securities, security entitlements, other investment property, funds and dividends, earnings, income, rents, issues, profits or other distributions of cash or other property in respect of such checks, instruments, documents, notes, securities, security entitlement, other investment property or funds and all proceeds being herein called the “Deposited Funds”) and all claims of the Issuer in and to Deposited Funds. Throughout the term of this Security Agreement, the Collateral Agent shall be a pledgee in possession and control of the Deposited Funds and shall have the sole and exclusive right to endorse any check or any other instrument or security presented for deposit in the Collateral Account or the Funding Account and to withdraw or order a transfer of Deposited Funds from the Collateral Account or the Funding Account subject to the provisions of Section 6.03 and Section 6.07, respectively, and the Issuer hereby appoints the Collateral Agent the true and lawful attorney of the Issuer for the purpose of such endorsement or making any such withdrawal or ordering any such transfer of Deposited Funds from the Collateral Account, which appointment is coupled with an interest and is irrevocable.

Section 6.03 Withdrawals and Transfers from the Collateral Account. (a) It is understood that so long as no Event of Default shall have occurred and then be continuing, the Issuer (by an Issuer Agent) with respect to clauses (ii), (v) and (vi) below, and the Depositary (by a Designated Representative) with respect to clauses (i), (iii) and (iv) below, shall each have the right on any given day (other than a Payment Date) to instruct the Collateral Agent in writing to withdraw, or order the transfer of, Deposited Funds (other than funds deposited into the Collateral Account for a Payment Date pursuant to Section 4.6(c) of the Mortgage Loan Purchase and Servicing Agreement) from the Collateral Account for the following purposes in the following order of priority:

(i) to the repayment of unreimbursed advances made by the Depositary pursuant to Section 2(b) of the Depositary Agreement;

(ii) to the payment of any amounts due and owing on such day to the Swap Counterparties from the Issuer under the Interest Rate Swaps (other than any termination payment owed by the Issuer to a Departing Swap Counterparty in connection with a Partial Termination Event);

(iii) provided no Extended Notes would be outstanding after giving effect to all payments made on such day (otherwise no payments will be made in respect of the Secured Liquidity Notes having Expected Maturities on such day), to the Secured Liquidity Note Account for the payment of any Classes of Secured Liquidity Notes with Expected Maturities on such day (but only to the extent that such Secured Liquidity Notes cannot be paid from the proceeds derived through the issuance on such day of additional Classes of Secured Liquidity Notes);

(iv) if such day is the Final Maturity for any Extended Notes, pro rata based on the aggregate principal amount of all Extended Notes that have Final Maturities on such day, to the Extended Note Distribution Account for the payment of the principal and accrued and unpaid interest on such Extended Notes;

(v) at the option of the Issuer, upon at least five Business Days notice to DTC, the Depositary and the Collateral Agent, to the Extended Note Distribution Account for the payment of principal and accrued and unpaid interest on any Extended Note, provided that such Extended Note is paid in full on such day and after giving effect to all payments made on such day, no outstanding Class of Extended Notes has the same or an earlier Final Maturity than the Final Maturity of the Extended Notes being prepaid pursuant to this clause (v);

(vi) unless an Extended Note Amortization Event would be continuing after giving effect to all payments made on such date or an Early Accumulation Event has occurred, to the payment of all remaining Deposited Funds to the Issuer to pay to the Seller the aggregate Initial Purchase Price of the additional Mortgage Loans sold to the Issuer on or before such day if not previously paid;

provided, however, that no withdrawals from the Collateral Account shall be made on any day for the purposes set forth in clause (v) above unless, after giving effect to the issuance of Secured Liquidity Notes on such day, the payment of Secured Liquidity Notes having an Expected Maturity on such day, the payment of outstanding Extended Notes on such day, the issuance of Term Notes on such day, the repayment of outstanding Term Notes maturing or matured on such day, the issuance of Subordinated Notes on such day, the payment of outstanding Subordinated Notes maturing or matured on such day and the purchase of additional Mortgage Loans on such day, the Borrowing Base on such day would be less than or equal to 1.

Any instruction delivered by the Issuer or the Depositary pursuant to the provisions of the foregoing paragraph of this Section 6.03(a) shall be effective upon receipt of written instructions from an Issuer Agent or, with respect to clauses (iii) and (iv) above, a Designated Representative.

The Collateral Agent shall promptly comply with any such approved instructions made by the Issuer or the Depositary in accordance with the provisions of the foregoing paragraphs of this Section 6.03(a); provided, that any withdrawal and transfer pursuant to an instruction received prior to 2:00 p.m. (Eastern time) on any day shall be made on such day.

Upon the occurrence and during the continuance of an Event of Default, all rights of the Issuer and the Depositary to request the Collateral Agent to withdraw, or order the transfer of, Deposited Funds from the Collateral Account shall cease, and the Collateral Agent shall appropriate and apply the Deposited Funds then, or at any time thereafter, on deposit in the Collateral Account or Funding Account, in accordance with the provisions of Section 7.02.

(b) It is understood that so long as no Event of Default shall have occurred and then be continuing, the Issuer (by a Issuer Agent) with respect to each clause below (other than clauses (iii) and (iv)), and the Depositary (by a Designated Representative) with respect to clauses (i), (ii) and (iii) below, shall each have the right on any Payment Date to instruct the Collateral Agent in writing (which may be satisfied by the delivery of a Servicer Report) to withdraw, or order the transfer of, Deposited Funds from the Collateral Account and, to the extent of the Funding Amount, from the Funding Account for the following purposes in the following order of priority:

(i) to the repayment of unreimbursed advances made by the Depositary pursuant to Section 2(b) of the Depositary Agreement,

(ii) to the payment of any amounts due and owing on such Payment Date to the Swap Counterparties from the Issuer under the Interest Rate Swaps (other than any termination payment owed by the Issuer to a Departing Swap Counterparty in connection with a Partial Termination Event);

(iii) pro rata, in accordance with the allocations set forth in Section 2.02 hereof, (x) provided no Extended Notes would be outstanding after giving effect to all payments made on such Payment Date (otherwise no payments will be made in respect of the Secured Liquidity Notes on such Payment Date), to the Secured Liquidity Note Account for the payment of amounts in respect of the Interest Component (including any

Interest Shortfall) of the Secured Liquidity Notes then outstanding (including any such Secured Liquidity Notes with an Expected Maturity on such Payment Date), (y) to the Extended Note Distribution Account for the payment of amounts in respect of any accrued and unpaid interest due on such Payment Date on any Extended Notes in accordance with this Security Agreement and the Depositary Agreement (including any Interest Shortfall) and (z) to the payment of any accrued and unpaid interest due on such Payment Date on the Term Notes in accordance with the Indenture (including any Interest Shortfall);

(iv) pro rata, in accordance with the allocations set forth in Section 2.02 hereof, (x) provided no Extended Notes would be outstanding after giving effect to all payments made on such Payment Date (otherwise no payments will be made in respect of the Secured Liquidity Notes having Expected Maturities on such Payment Date), to the Secured Liquidity Note Account for the payment of amounts in respect of the Principal Component of any Classes of Secured Liquidity Notes with an Expected Maturity on such Payment Date (but only to the extent that such Holders of Secured Liquidity Notes cannot be paid from the proceeds derived through the issuance on such Payment Date of additional Classes of Secured Liquidity Notes), (y) (A) to the Extended Note Distribution Account for the payment of principal in respect of any outstanding Class of Extended Notes if such Payment Date is the Final Maturity for such Extended Notes and (B) to the payment in full of principal on the Final Scheduled Payment Date of any Series of Term Notes and (z) at the option of the Issuer (upon five (5) Business Days prior notice to DTC, the Depositary or the Collateral Agent), to the Extended Note Distribution Account for the payment of principal and accrued interest on any unpaid Extended Note on such Payment Date; provided such Extended Note is paid in full on such Payment Date and after giving effect to all payments made on such Payment Date, no outstanding Class of Extended Notes has the same or an earlier Final Maturity than the Final Maturity of the Extended Notes being prepaid pursuant to this clause (z);

(v) to the payment of all unpaid Reimbursable Expenses; provided, that Reimbursable Expenses shall not be paid with any amounts withdrawn from the Reserve Accounts and deposited in the Collateral Account;

(vi) to the payment (pro rata to each Series of Subordinated Notes) of all interest due and owing on such Payment Date on the Principal Amount of all outstanding Series of Subordinated Notes (including interest on Interest Shortfall, if any);

(vii) to the payment of the Carry-Over Interest Shortfall, if any;

(viii) to the payment of any unreimbursed Monthly Servicer Advance and Servicing Advance with respect to any Mortgage Loan which has been sold, to the extent of sale proceeds on deposit in the Collateral Account in respect of such Mortgage Loan;

(ix) on the Final Scheduled Payment Date of any Series of Subordinated Notes, to pay the Principal Amount of such Series of Subordinated Notes including the aggregate amount, if any, of Principal Amount Charge-Offs which have not been reinstated and interest thereon;

(x) to fund any increase in the amount on deposit in the Reserve Fund up to the Required Reserve Fund Amount;

(xi) to the extent the Reserve Fund Available Amount exceeds the Required Draw Amount, to pay to the Swap Counterparties in accordance with the Interest Rate Swaps the aggregate Initial Purchase Price of the additional Mortgage Loans sold to the Issuer on such Payment Date or to deposit funds in the Collateral Account, in each case in an amount equal to the Principal Amount Charge-Offs, if any, reinstated on such Payment Date, and to withdraw any such amount from the Reserve Fund;

(xii) so long as no Extended Note Amortization Event has occurred and is continuing or no Early Accumulation Event has occurred, to the payment of all remaining Deposited Funds to the Issuer to pay to the Seller the aggregate Initial Purchase Price of the additional Mortgage Loans sold to the Issuer on such Payment Date; provided, that, if the Borrowing Base is less than or equal to 1, no such payment shall be made to the extent that any amounts owed by the Issuer to a Departing Swap Counterparty as a termination payment with respect to the related Interest Rate Swap will remain unpaid; and

(xiii) to the Swap Counterparties pursuant to the Interest Rate Swaps, any remaining amounts;

provided, however, no withdrawals from the Collateral Account or the Funding Account shall be made on any day for the purposes set forth in clauses (v) through (xiii) above unless, after giving effect to the issuance of Secured Liquidity Notes on such day, the payment of Secured Liquidity Notes having an Expected Maturity on such day, the payment of outstanding Extended Notes on such day, the issuance of Subordinated Notes on such day, the payment of outstanding Subordinated Notes maturing or matured on such day, the issuance of Term Notes on such day, the repayment of outstanding Term Notes maturing or matured on such day and the purchase of additional Mortgage Loans on such day, the Borrowing Base on such day would be less than or equal to 1.

Any instruction delivered by the Issuer or the Depositary pursuant to the provisions of the foregoing paragraph of this Section 6.03(b) shall be effective upon receipt of written instructions from an Issuer Agent or, with respect to clauses (iii) and (iv) above (other than clause (iv)(y)(B)), a Designated Representative.

The Collateral Agent shall promptly comply with any such approved instructions made by the Issuer or the Depositary in accordance with the provisions of the foregoing paragraphs of this Section 6.03(b); provided, that any withdrawal and transfer pursuant to an instruction received prior to 2:00 p.m. (Eastern time) on any day shall be made on such day.

Upon the occurrence and during the continuance of an Event of Default, all rights of the Issuer, the Depositary and the Indenture Trustee to request the Collateral Agent to withdraw, or order the transfer of, Deposited Funds from the Collateral Account and the Funding Account shall cease, and the Collateral Agent shall appropriate and apply the Deposited Funds then, or at any time thereafter, on deposit in the Collateral Account and the Funding Account, in accordance with the provisions of Section 7.02.

Section 6.04 Eligible Investments. (a) Monies held in the Collateral Account shall be invested and the proceeds of investments shall be reinvested by the Collateral Agent in Eligible Investments pursuant to the written direction of the Servicer prior to the occurrence and continuation of an Event of Default. The Collateral Agent shall not be responsible or liable for any loss resulting from the investment performance of any investment or reinvestment of monies held in the Collateral Account or any other account maintained by the Collateral Agent for the purposes of this Security Agreement in Eligible Investments. The Collateral Agent from time to time shall provide the Issuer with statements of account relative to the Collateral Account or any other account maintained by the Collateral Agent for the purposes of this Security Agreement in accordance with the Collateral Agent’s customary practices. The parties recognize that the statements of account to be provided by the Collateral Agent pursuant to the immediately preceding sentence shall be derived from information to be supplied by the institution or institutions maintaining the Collateral Account and any such other account; and the Collateral Agent shall not be required to prepare any statements of account containing information which cannot be so derived and shall not be responsible for the correctness or accuracy of the information received by it.

(b) Prior to the occurrence and continuation of an Event of Default, monies held in the Collateral Account shall be invested at the written direction of the Servicer in Eligible Investments having maturities of no greater than one day; provided, that if there is no Secured Liquidity Note, Extended Note or Term Note then outstanding, monies held in the Collateral Account shall be invested in Eligible Investments either payable on demand or having maturities of no greater than the earlier of 30 days or the next following Payment Date. All such Eligible Investments shall be made in the name of, and shall be payable to, the Collateral Agent. If any Event of Default shall have occurred and be continuing, monies held in the Collateral Account shall be invested in Eligible Investments as directed in writing by the Designated Swap Counterparty having maturities of no greater than one day; provided, that such Eligible Investments shall be investments specified in clause (i) of the definition of Eligible Investments which mature on demand or no later than the next following Business Day. The Collateral Agent shall maintain or cause to be maintained by an Eligible Institution for the benefit of the Secured Parties possession or control of the negotiable instruments or securities, if any, evidencing such Eligible Investments. The Collateral Agent or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. The Collateral Agent does not guarantee the performance of any Eligible Investment.

Section 6.05 Reserve Fund, Market Value Reserve Account. (a) The Collateral Agent shall establish and maintain, in the name of the Collateral Agent, for the benefit of the Secured Parties, with an Eligible Institution, (i) a segregated, non-interest bearing trust account (the “Reserve Fund”), and (ii) a segregated, non-interest bearing trust account (the “Market Value Reserve Account”, and together with the Reserve Fund, the “Reserve Accounts”), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Reserve Accounts shall at all times be Eligible Accounts. The Reserve Accounts shall initially be established with the Collateral Agent. On the Initial Closing Date, an initial deposit shall be made in the Reserve Fund by the Seller in the amount of the Initial Required Reserve Fund Amount in accordance with Section 2.7 of the Mortgage Loan Purchase and Servicing Agreement. On each Closing Date thereafter, the Seller shall deposit such amount as required to cause the amount on deposit in the Reserve Fund to equal the Required Reserve Fund Amount on such Closing Date in accordance with Section 2.7 of the Mortgage Loan Purchase and Servicing Agreement. At the Seller’s option, the Seller may make one or more deposits in the Market Value Reserve Account from time to time. The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Accounts and in all proceeds thereof. The Reserve Accounts shall be under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties. If, at any time, the institution holding the Reserve Accounts ceases to be an Eligible Institution, the Collateral Agent shall within five Business Days establish a new set of Reserve Accounts meeting the conditions specified above with an Eligible Institution and shall transfer or cause to be transferred any cash and/or any investments to such new Reserve Accounts. The Collateral Agent, at the direction of the Issuer, shall make deposits to and withdrawals from the Reserve Accounts in the amounts and at the times set forth in this Security Agreement. All withdrawals from the Reserve Accounts shall be made in the priority set forth below.

The security interest of the Collateral Agent in favor of the Swap Counterparties in the Market Value Reserve Account (the “Swap Counterparty MRVA Security Interest”) shall be superior in right and priority to the security interest of the Collateral Agent for the benefit of each of the Secured Parties other than the Swap Counterparties (the “Other Secured Parties”) therein (the “Other Secured Party MVRA Security Interest”) and the Other Secured Party MVRA Security Interest shall be subordinate to the Swap Counterparty MVRA Security Interest. Without limitation of the foregoing, none of the Other Secured Parties shall have any right to any property deposited in or credited to the Market Value Reserve Account until the final and indefeasible payment and performance of all amounts owed to the Swap Counterparties secured by the Swap Counterparty MVRA Security Interest.

(b) Prior to the occurrence and continuation of an Event of Default, funds on deposit in the Reserve Accounts shall be invested at the written direction of the Servicer by the Collateral Agent in Eligible Investments. Funds on deposit in the Reserve Accounts on any Payment Date, after giving effect to any withdrawals from the Reserve Accounts on such Payment Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Payment Date; provided, however, that the Issuer (or the Servicer on its behalf) shall instruct the Collateral Agent to allow for Eligible Investments to mature and shall reinvest the proceeds of maturing Eligible Investments on a daily basis sufficient to fund anticipated withdrawals from the Reserve Accounts under subsection (c) below in respect of Interim Payment Date losses on the sale of Defaulted Loans and Delinquent Loans. No Eligible Investment shall be disposed of prior to its maturity. If any Event of Default shall have occurred and be continuing, monies held in the Reserve Accounts shall be invested at the written direction of the Designated Swap Counterparty in Eligible Investments payable on demand or having maturities of no greater than one day; provided that such Eligible Investments shall be investments specified in clause (i) of the definition of Eligible

Investments which mature on demand or no later than the next following Business Day. The Collateral Agent shall maintain or cause to be maintained by an Eligible Institution for the benefit of the Secured Parties possession or control of the negotiable instruments or securities, if any, evidencing such Eligible Investments. On each Payment Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund shall be retained in the Reserve Fund until the amount on deposit in the Reserve Fund equals the Required Reserve Fund Amount. On each Payment Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Market Value Reserve Account shall be retained in the Market Value Reserve Account until the amount on deposit in the Market Value Reserve Account equals the Market Value Requirement. On each Payment Date, after giving effect to the withdrawals from the Collateral Account pursuant to Section 6.03(b) hereof, the Collateral Agent in accordance with the written direction of the Servicer on behalf of the Issuer shall pay any amounts on deposit in the Reserve Fund in excess of the Required Reserve Fund Amount and any amounts on deposit in the Market Value Reserve Account in excess of the Market Value Requirement to the Swap Counterparties for application in accordance with the Interest Rate Swaps.

(c) The Collateral Agent, acting in accordance with the written directions of the Servicer (or any Swap Counterparty, if a Termination Event has occurred and is continuing), shall on each Interim Payment Date withdraw from the Market Value Reserve Account an amount equal to the lesser of (x) the Adjusted Partial Removal Payment (if such amount is a positive number), and (y) the Market Value Reserve Available Amount (exclusive of unmatured Eligible Investments) and pay such amount to the Swap Counterparties on such date in accordance with each such Swap Counterparty’s Sharing Percentage.

(d) The Collateral Agent, acting in accordance with the written directions of the Servicer, shall on each Interim Payment Date (x) withdraw an amount from the Reserve Fund equal to the lesser of (i) the amount (each, a “Required Draw Amount”) by which the aggregate cash proceeds of sales of Defaulted Loans or Delinquent Loans on such Interim Payment Date (plus or minus the amount of any payments due under the Interest Rate Swaps on such Interim Payment Date) are less than the aggregate Outstanding Purchase Price of such Mortgage Loans and (ii) the Reserve Fund Available Amount (exclusive of unmatured Eligible Investments), and (y) deposit such amount into the Collateral Account; provided that such amount may not be used to pay Reimbursable Expenses prior to the occurrence of an Event of Default.

(e) On each Payment Date, the Issuer, in accordance with the instructions set forth in the Servicer Report delivered to the Collateral Agent, shall calculate (i) the amount (each, a “Required Draw Amount”) of deductions in amounts received by the Issuer under the Interest Rate Swaps in respect of Delinquent Loans (for which no Monthly Servicer Advances have been made) and Defaulted Loans (for which no Monthly Servicer Advances have been made) and Defaulted Loans (as defined in clause (ii) or (iii) of the definition thereof) and (ii) the Reserve Fund Available Amount available to pay such amounts specified below in this Section 6.05(e). In the event that for any Payment Date the Required Draw Amount is greater than zero, the Issuer shall give written notice to the Collateral Agent of such positive Required Draw Amount on the related Payment Date. On the Payment Date, the Required Draw Amount, if any,

up to the Reserve Fund Available Amount, shall be withdrawn by the Collateral Agent from the Reserve Fund, deposited into the Collateral Account, and applied to pay shortfalls in amounts payable under Section 6.03(b)(iii), (vi) and (vii); provided, that the Required Draw Amount shall not be used to pay Reimbursable Expenses prior to the occurrence of an Event of Default. In addition, on each Payment Date, the Collateral Agent, in accordance with the instructions set forth in the Servicer Report, shall withdraw from the Reserve Fund any amounts payable under Section 6.03(b)(xi) hereof.

(f) If any Event of Default shall have occurred and be continuing, at the direction of the Collateral Agent on behalf of the Secured Parties, any amounts remaining in the Reserve Fund shall be applied to the payment of the Obligations in the order of priority set forth in Section 7.02(b) hereof. Upon the sale of all Mortgage Loans following the occurrence of an Event of Default and all withdrawals from the Market Value Reserve Account in connection therewith pursuant to Section 6.05(c), at the direction of the Collateral Agent on behalf of the Secured Parties, any amounts remaining in the Market Value Reserve Account shall be applied to the payment of the obligations in the order of priority, set forth in Section 7.02(b) hereof.

(g) Upon the payment in full of all amounts owing to the Secured Liquidity Noteholders, the Extended Noteholders, the Term Noteholders, the Swap Counterparties and the Subordinated Noteholders, the Collateral Agent, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Accounts and pay to the Swap Counterparties pursuant to the Interest Rate Swaps all amounts, if any, held in the Reserve Accounts, and the Reserve Accounts shall be deemed to have terminated for all purposes of this Security Agreement.

Section 6.06 Payment of Allocated Expenses. The Collateral Agent shall establish and maintain, in the name of the Issuer, for the benefit of the Secured Parties, with an Eligible Institution a non-interest bearing segregated trust account (the “Allocated Expenses Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Allocated Expenses Account shall initially be established with the Collateral Agent. The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Allocated Expenses Account and in all proceeds thereof. The Allocated Expenses Account shall be under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties. If, at any time, the institution holding the Allocated Expenses Account ceases to be an Eligible Institution, the Collateral Agent shall within five Business Days establish a new Allocated Expenses Account meeting the conditions specified above with an Eligible Institution and shall transfer or cause to be transferred any cash and/or any investments to such new Allocated Expenses Account. On each Payment Date prior to giving effect to the payments pursuant to Section 6.03(b) hereof, the Collateral Agent, acting at the written direction of the Servicer, shall, from the amount of net interest collections on Mortgage Loans and Eligible Investments, make a deposit into the Allocated Expenses Account from funds on deposit in Collateral Account in the amount set forth in the Servicer Report received from the Servicer as the Allocated Expenses to be due and owing on such Payment Date; provided, however, that the sum of the aggregate Allocated Expenses paid during any calendar year shall never exceed the Budget Expense Limit. Allocated Expenses for any given calendar year in excess of the Budget Expense Limit shall accrue unpaid and, subsequently, shall be paid, if at all, from amounts included in the Budget Expense Limit for any subsequent calendar year as each Swap Counterparty and the Issuer may agree. The Collateral Agent, at the written direction of the Issuer (by an Issuer Agent), shall make withdrawals from the Allocated Expenses Account in the amounts and at the times set forth in written payment instructions received from the Issuer (by an issuer Agent). Upon the termination of this Security Agreement and payment in full of all Allocated Expenses, the Allocated Expenses Account shall be deemed to have terminated for all purposes and all amounts, if any, held in the Allocated Expenses Account, shall be paid to the Swap Counterparties pursuant to the Interest Rate Swaps.

Section 6.07 Funding Account. (a) The Collateral Agent shall establish and maintain, in the name of the Collateral Agent, for the benefit of the Secured Parties, with an Eligible Institution a non-interest bearing segregated trust account (the “Funding Account”). At the Seller’s option, the Seller may make one or more deposits into the Funding Account from time to time. The Funding Account shall initially be established with the Collateral Agent. The Funding Account shall be under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties. If, at any time, the institution holding the Funding Account ceases to be an Eligible Institution, the Collateral Agent shall within five Business Days establish a new Funding Account meeting the conditions specified above with an Eligible Institution and shall transfer or cause to be transferred any cash and/or any investments to such new Funding Account. The Collateral Agent, at the written direction of the Issuer (by an Issuer Agent), shall make withdrawals from the Funding Account in the amounts and at the times set forth in written payment instructions received from the Issuer (by an Issuer Agent). Upon the termination of this Security Agreement, the Funding Account shall be deemed to have terminated for all purposes and all amounts, if any, held in the Funding Account shall be paid to the Swap Counterparty for application in accordance with the Interest Rate Swaps.

(b) Prior to the occurrence and continuation of an Event of Default, funds on deposit in the Funding Account shall be invested at the written direction of the Servicer by the Collateral Agent in Eligible Investments. Funds on deposit in the Funding Account on any Payment Date, after giving effect to any withdrawals from the Funding Account on such Payment Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Payment Date. No Eligible Investment shall be disposed of prior to its maturity. If any Event of Default shall have occurred and be continuing, monies held in the Funding Account shall be invested at the written direction of the Designated Swap Counterparty in Eligible Investments payable on demand or having maturities of no greater than one day; provided that such Eligible Investments shall be investments specified in clause (i) of the definition of Eligible Investments which mature on demand or no later than the next following Business Day. The Collateral Agent shall maintain or cause to be maintained by an Eligible Institution for the benefit of the Secured Parties possession or control of the negotiable instruments or securities, if any, evidencing such Eligible Investments. On each Payment Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Funding Account shall be paid to the Servicer.

(c) On each Payment Date, the Issuer, in accordance with the instructions set forth in the Servicer Report delivered to the Collateral Agent, shall calculate the amount (each a “Funding Amount”) by which the Deposited Funds (other than amounts on deposit in the Funding Account) are insufficient to pay the amounts set forth in Sections 6.03(b)(iii) and 6.03(b)(iv); provided, however that any such shortfall shall first be allocated to amounts payable to the Term Notes.

(d) If any Event of Default shall have occurred and be continuing, at the direction of the Collateral Agent on behalf of the Secured Parties, any amounts remaining in the Funding Account shall be applied to the payment of the Obligations in the order of priority set forth in Section 7.02(b) hereof.

(e) The Collateral Agent shall have complete dominion and control over the Funding Account and the Issuer hereby agrees that only the Collateral Agent may make withdrawals from the Funding Account; provided, however, the Collateral Agent shall release amounts on deposit in the Funding Account to the Issuer to the extent that after such release the Credit Amount shall equal or exceed the Required Enhancement Amount; provided, however, that the Collateral Agent shall not release any amounts on deposit in the Funding Account to the Issuer if an Event of Default has occurred under any Back-to-Back Swap where the Company is the defaulting party.

ARTICLE VII

DEFAULT

Section 7.01 Events of Default. Each of the events set forth on Schedule II shall constitute an event of default under this Security Agreement with respect to the Senior Notes (or, if the Senior Notes have been paid in full, the Subordinated Notes) (each, an “Event of Default”). The Collateral Agent shall not be deemed to have knowledge of an Event of Default unless a Trust Officer of the Collateral Agent has actual knowledge or has received written notice thereof.

Section 7.02 Rights of the Collateral Agent Upon Default. (a) If an Event of Default described in clause (e) or (m) through (t) of Schedule II hereof shall have occurred and be continuing, or if an Event of Default specified in any other clause of Schedule II hereof shall have occurred and be continuing and, (i) (x) the Required Senior Noteholders shall have given the Collateral Agent written instructions to such effect or (y) in the event the Senior Notes have been paid in full, the Required Subordinated Noteholders shall have given the Collateral Agent written instructions to such effect or (ii) the Collateral Agent shall be required to do so pursuant to Section 4.11 hereof, the Collateral Agent shall, by written notice to the Issuer, the Holders of the Notes, the Indenture Trustee and the Depositary (with a copy to each Secured Liquidity Note Dealer), (w) declare the principal and premium (if applicable) of and accrued or accreted interest in respect of the Notes to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in any Note to the contrary notwithstanding, (x) instruct the Issuer to cease purchasing Mortgage Loans, the Issuer and the Depositary to cease issuing Secured Liquidity Notes and the Indenture Trustee to cease issuing Term Notes, (y) notify the Servicer, the Seller, the Company, the Swap Counterparties and the Indenture Trustee that an Event of Default has occurred, and (z) appropriate and apply the Deposited Funds then, or at any time thereafter, on deposit in the Collateral Account to the payment in full of all outstanding Obligations, whether or not then due, in order of priority specified in Section 7.02(b) hereof; provided, that the Collateral Agent shall comply with the requirements of Section 5.02 hereof; provided, further, that if such Event of Default is not an Event of Default described in clause (c) of Schedule II hereof, or an Event of Default described in clause (e) of Schedule II hereof with respect to the Issuer, and so long as the Collateral Agent has not disposed of or sold all of the Collateral pursuant to Section 7.03 hereof, the amounts to be distributed pursuant to clauses Third and Fourth of Section 7.02(b) hereof shall be distributed, in that order, prior to the amounts to be distributed pursuant to clause Second of Section 7.02(b) hereof. Any amounts obtained by the Collateral Agent on account of or as a result of the exercise by the Collateral Agent of any right of offset or banker’s lien or right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, the Collateral Account, shall be held by the Collateral Agent as additional collateral security for the repayment of the Obligations and shall be applied as provided in Sections 5.02, 6.03 and 7.02(b) hereof.

If any Event of Default shall have occurred and be continuing, the Collateral Agent may, and at the written direction of the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders) shall upon receipt of an indemnity satisfactory to it, exercise all rights, remedies, powers, privileges and claims of the Issuer under the Mortgage Loan Purchase and Servicing Agreement, or any other Program Document, including the right to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase and Servicing Agreement, or any other Program Document, and any right of the Issuer to take such action shall be suspended.

Except as provided in Section 7.02 and 7.03, no Holder of a Secured Liquidity Note, an Extended Note or a Term Note shall have any right to require the Collateral Agent to take or fail to take any action under this Security Agreement.

(b) Subject to the second proviso of Section 7.02(a), all payments or proceeds with respect to the Collateral (including but not limited to any amounts on deposit in the Collateral Account and the Funding Account) shall, following the occurrence of, and during the continuance of, an Event of Default, be applied by the Collateral Agent in the following order:

First, the repayment of unreimbursed advances made by the Depositary pursuant to Section 2(b) of the Depositary Agreement;

Second, pro rata, to the repayment of amounts advanced, incurred or expended (including fees and expenses of agents) by (i) the Collateral Agent, the Depositary, the Indenture Trustee or the Custodian, up to an aggregate maximum amount of $25,000 and (ii) the Owner Trustee, up to an aggregate maximum amount of $5,000;

Third, to the payment of all amounts due and owing to the Swap Counterparties under the Interest Rate Swaps (other than termination payments in connection with an early termination of such Interest Rate Swaps);

Fourth, to the payment, pro rata, of all indebtedness (including interest thereon), whether absolute, fixed or contingent, at any time and from time to time due and owing by the Issuer to the Holders from time to time of the outstanding Secured Liquidity Notes, Extended Notes and the Term Notes;

Fifth, to the payment of all Reimbursable Expenses, subject to the Maximum Indemnity Amount;

Sixth, to the payment (pro rata to each Series of Subordinated Notes) of all amounts due and owing under all outstanding Series of Subordinated Notes including the aggregate amount, if any, of Principal Amount Charge-Offs which have not been reinstated and interest thereon;

Seventh, to the payment of all amounts due and owing to the Swap Counterparties under the Interest Rate Swaps in connection with a termination payment in connection with an early termination of such Interest Rate Swaps;

Eighth, to the payment of all unpaid Reimbursable Expenses and unpaid Allocated Expenses without giving effect to the Maximum Indemnity Amount or the Budget Expense Limit;

Ninth, the payment of any unreimbursed Monthly Servicer Advances and Servicing Advances with respect to any Mortgage Loan which has been sold, up to a maximum amount of the sale proceeds; and

Tenth, any remaining amounts shall be distributed to the Swap Counterparties pursuant to the Interest Rate Swaps.

(c) The Collateral Agent hereby acknowledges and agrees to its obligations set forth in (i) Section 2.1(b) of the Mortgage Loan Purchase and Servicing Agreement in connection with any Wet Funded Loans, (ii) Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement in connection with any Termination Event Auction upon occurrence of a Termination Event described in clauses (h), or (k) through (u) of Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement or a Servicer Event of Default as set forth in Section 10.1(h) of the Mortgage Loan Purchase and Servicing Agreement, at the written request of any Swap Counterparty, (iii) Section 9.1 of the Indenture in connection with any Termination Event Auction upon the occurrence of an Indenture Event of Default described in clause (e) or (m) through (r) of Schedule I to the Indenture and (iv) Section 7.01 of the Security Agreement in connection with any Termination Event Auction upon the occurrence of a Security Agreement Event of Default described in clause (e) or clause (m) through (t) of Schedule II to this Security Agreement.

Section 7.03 Realization upon Collateral; Remedies. If any Event of Default specified in Schedule II hereof shall have occurred and be continuing, then, at any time during the continuance of any Event of Default, the Collateral Agent may, and at the direction (which direction shall be in writing) of the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders) shall, exercise any rights and remedies available to it under applicable law, including taking possession of the Collateral and leasing, assigning, optioning, discounting, disposing of or selling the whole, or from time to time any part of, the Collateral, by private or public sale or sales in such order or otherwise in such manner as the Collateral Agent may reasonably elect; provided that any such sale shall be conducted in a commercially reasonable manner; provided further, that from and after the date of an Event of Default, in the event of a sale or disposition of a Defaulted Loan, a Delinquent Loan or a portfolio of Defaulted Loans and/or Delinquent Loans (each, a “Portfolio”), the Collateral Agent shall use commercially reasonable efforts to obtain three or more bids for each such Defaulted Loan, Delinquent Loan or Portfolio; provided, however, that such bids shall be received within ten (10) Business Days of one another. The Collateral Agent shall promptly notify the Subordinated Note Representative, if any, of the highest bid price obtained on each such Defaulted Loan, Delinquent Loan or Portfolio and the Subordinated Note Representative, if any, shall have up to two Business Days from the time of notification to elect to purchase such Defaulted Loan, Delinquent Loan or Portfolio at a price at least equal to 102% of such highest bid price but in no event more than the amount of the Outstanding Purchase Price of such Mortgage Loan or Mortgage Loans (plus accrued interest thereon) after giving effect to amounts payable by the Swap Counterparties with respect to the sale of such Mortgage Loan or Mortgage Loans (the “Purchase Price”). If the Subordinated Note Representative elects to purchase such Defaulted Loan, Delinquent Loan or Portfolio within such two (2) Business Day time period, the Subordinated Note Representative shall pay to the Collateral Agent the Purchase Price for such Defaulted Loan, Delinquent Loan or Portfolio within two (2) Business Days of the date of such election. In the event that the Subordinated Note Representative fails to pay such Purchase Price to the Collateral Agent or fails to affirmatively elect to purchase such Defaulted Loan, Delinquent Loan or Portfolio, in either case, within the applicable two (2) Business Day time period, the Servicer shall have the right to sell such Defaulted Loan, Delinquent Loan or Portfolio to the highest bidder.

The Collateral Agent shall have, with respect to the Collateral in addition to any other rights and remedies which may be available to it at law or in equity or pursuant to this Security Agreement or any other contract or agreement, all rights and remedies of a secured party under any applicable version of the UCC of the relevant jurisdictions relating to the Collateral, and it is expressly agreed that if the Collateral Agent should proceed to dispose of, utilize or sell the Collateral, or any part thereof, in accordance with the provisions of relevant versions of the UCC, ten Business Days notice by the Collateral Agent to the Issuer shall be deemed to be reasonable notice under any such provision requiring such notice.

The Issuer acknowledges that the Eligible Investments are of a type customarily sold on a recognized market. Accordingly, the Issuer hereby expressly agrees that no notice of any sale or disposition of any Eligible Investments need be given. Any sale or other disposition of Collateral by the Collateral Agent may be made on such commercially reasonable terms as it may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private or public sale conducted in accordance with this Security Agreement. The Collateral Agent or the Holders of the Senior Notes may buy any Collateral at any public sale conducted in accordance with this Security Agreement free of any right or equity of redemption of the Issuer, which right or equity is hereby waived or released.

The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property generally, subject to Section 9-207 of the UCC. Neither the Collateral Agent nor any of its directors, officers. employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral, provided that it has acted in accordance with the instructions of the Secured Parties and in compliance with applicable law and this Security Agreement.

The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

Section 7.04 Waiver of Stays, etc. To the full extent that the Issuer may lawfully so agree, the Issuer agrees that it will not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force to prevent or delay the enforcement of this Security Agreement in accordance with its terms or the absolute sale of any portion of or all of the Collateral in accordance with this Security Agreement or the possession thereof by any purchaser at any sale under and in compliance with this Security Agreement, and the Issuer, for itself and all who may claim under the Issuer, as far as the Issuer now or hereafter lawfully may do so, hereby waives the benefit of all such laws.

ARTICLE VIII

ADDITIONAL COLLATERAL DISPOSITION PROVISIONS

Section 8.01 Disposition of Mortgage Loans. (a) Upon two (2) Business Days written notice to the Collateral Agent and the Custodian, the Servicer may arrange for the sale or Financing of one or more Mortgage Loans and the Custodian in accordance with the terms of the Custodial Agreement shall deliver each Loan Document in respect of each Mortgage Loan being sold to the purchaser on a delivery versus payment basis, or, in the case of a whole loan sale against delivery of a duly executed bailee letter (which payment shall be made directly to the Collateral Account in accordance with Section 4.6(b) of the Mortgage Loan Purchase and Servicing Agreement). The Collateral Agent shall deposit all payments received by it from the Servicer in connection with the sale or Financing from time to time of Mortgage Loans into the Collateral Account.

(b) The Servicer shall arrange for sales of Mortgage Loans owned by the Issuer to allow compliance with Section 4.03(h) hereof and Section 4.1(a)(i) of the Mortgage Loan Purchase and Servicing Agreement.

Section 8.02 Release of Security Interest. Any reduction in the amounts on deposit in the Reserve Accounts and the sale or Financing of any Mortgage Loans in accordance with Section 8.01 shall result in a release of the security interest in such reduction amount and such Mortgage Loans granted pursuant to Sections 5.01(i) and (iii) hereof. In the case of any sale or Financing of Mortgage Loans by the Issuer, the security interest granted hereunder in such Mortgage Loans shall be released when all of the cash proceeds to be received in connection with such sale or Financing have been deposited into the Collateral Account. The

Issuer shall take such further steps, and shall execute and deliver to the Servicer, such additional releases, instruments and documents, including, without limitation, UCC financing statements, as are reasonably requested by the Servicer in order to achieve the foregoing. In addition, the Collateral Agent shall execute such releases, instruments and documents, including without limitation, UCC financing statements, as are prepared by the Issuer or the Servicer in order to achieve the foregoing. The Collateral Agent shall notify the Custodian in writing immediately upon becoming aware that all of the cash proceeds to be received in connection with any sale or Financing of Mortgage Loans has been deposited into the Collateral Account. The remaining portion of the amounts on deposit in the Reserve Accounts and Mortgage Loans not sold or otherwise disposed of shall remain subject to this Security Agreement in all respects.

Section 8.03 Termination Event Auction. In the event a Termination Event under the Mortgage Loan Purchase and Servicing Agreement requires that a Termination Event Auction be conducted pursuant to Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement, the Collateral Agent hereby agrees to perform, on behalf of the Secured Parties, those actions which it is called upon to perform in such Section 11.2.

ARTICLE IX

THE COLLATERAL AGENT

Section 9.01 Appointment and Powers of Collateral Agent. The Issuer and the Secured Parties hereby appoint the Collateral Agent to take such action and to exercise such rights, remedies, powers and privileges hereunder as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Collateral Agent may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as (i) such agent, custodian or nominee is appointed with due care and (ii) the Rating Agencies shall have given them prior written consent to the appointment of such agent, custodian or nominee. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Security Agreement or the Program Documents. The relationship between the Collateral Agent and each Secured Party is that of agent and principal only, and nothing herein shall be deemed to constitute the Collateral Agent a trustee for any Secured Party or impose on the Collateral Agent any obligations other than those for which express provision is made herein. Holders of the Secured Liquidity Notes, by their acceptance of their Secured Liquidity Notes (or a beneficial interest therein), Holders of the Term Notes (or a beneficial interest therein) by the acceptance of their Term Notes, Holders of the Subordinated Notes (or a beneficial interest therein), by their acceptance of their Subordinated Notes, and Holders of the Extended Notes (or a beneficial interest therein), by their acceptance of their Notes, consent to the appointment of the Collateral Agent or any successor Collateral Agent hereunder.

Except as required by the specific terms of this Security Agreement, the Collateral Agent shall have no duty (of a fiduciary nature or otherwise) to exercise any rights, power, remedy or privilege granted to it hereby, or to take any affirmative action hereunder, unless directed to do so by the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders) (and shall be fully protected in acting or refraining from acting pursuant to such directions or lack of directions which shall be binding on the Secured Parties), and shall not, except as expressly provided herein, without the prior approval of the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders), consent to any material departure by the Issuer from the terms hereof or of any other agreement or instrument relating to the Collateral, waive any default on the part of the Issuer under the terms hereof or under the Collateral or amend, modify, supplement or terminate, or agree to any surrender of, this Security Agreement, except as expressly provided herein; provided that the foregoing limitation on the authority of the Collateral Agent is for the benefit of the Secured Parties and shall not impose any obligation on the Issuer to investigate or inquire into the authority of the Collateral Agent in any circumstances, and the Issuer shall be fully protected in carrying out any request, direction or instruction made or given to the Issuer by the Collateral Agent in the exercise of any right, power, remedy or privilege granted to the Collateral Agent hereby, receiving or acting upon any consent or waiver granted to the Issuer hereunder by the Collateral Agent, or entering into any amendment or modification of, or supplement to, this Security Agreement, and the Issuer shall not be subject to the claims of any Secured Party by reason of the lack of authority of the Collateral Agent to take any such action nor shall the lack of authority on the part of the Collateral Agent in any circumstances give rise to any claim on the part of the Issuer against such Secured Party; provided further, that the Collateral Agent shall not be required to take any action which is contrary to this Security Agreement or any other agreement or instrument relating to the Collateral or applicable law.

Neither the Collateral Agent, nor any of its respective directors, officers, employees, Affiliates or agents, shall be liable to any Secured Party or the Issuer for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its own negligence, bad faith or willful misconduct; nor shall the Collateral Agent be responsible to any other Secured Party for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Security Agreement or any other document furnished pursuant hereto or in connection herewith, or of the Collateral (or any part thereof), the Eligible Investments (or any part thereof) or the Deposited Funds (or any part thereof). In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to lost profits). Without limiting the generality of the foregoing, the Collateral Agent (i) makes no warranty or representation to any Secured Party (other than as set forth in Section 3.04) and shall not be responsible to any Secured Party for any statements, warranties or representations made in or in connection with this Security Agreement or any other document relating to the Collateral, and (ii) shall not have any duty, except as expressly provided herein, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Security Agreement, any other Program Document or any other agreements or instruments relating to the Collateral on the part of any party hereto or thereto or to inspect any books and records relating to the Collateral.

The Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in such reliance, on any communication, direction, instrument, resolution, certificate,

opinion, affidavit, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Collateral Agent shall be entitled to assume that no Event of Default or Termination Event hereunder shall have occurred and be continuing, unless a Trust Officer of the Collateral Agent charged by the Collateral Agent with the administration of any of its obligations under this Security Agreement or with knowledge of and familiarity with the Collateral Agent’s obligations under this Security Agreement has actual knowledge thereof or the Collateral Agent has received written notice from the Secured Parties or the Issuer that they consider that such an Event of Default or Termination Event has occurred and is continuing and specifying the nature thereof. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Security Agreement upon the advice of counsel or unless the Collateral Agent shall be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Nothing herein shall require the Collateral Agent to risk or expend its own funds, or to make advances. The Collateral Agent may accept deposits from, lend money to and generally engage in any kind of business with the Issuer and its Affiliates as if it were not the agent of the Secured Parties.

The Collateral Agent may consult with counsel, and the advice of such counsel or any opinion of counsel as to matters of law shall be full and complete authorization and protection to such extent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Collateral held by the Collateral Agent in trust hereunder need not be segregated from other collateral except to the extent required by law or the specific provisions hereof. The Collateral Agent shall be under no obligation to invest money received by it hereunder and in no event shall it have any liability for interest on any such money. The Collateral Agent shall not be responsible for recording, re-recording, filing or refiling this Security Agreement or any amendment hereto or any financing statement or continuation statement.

The Collateral Agent shall be under no obligation to exercise any of the trusts or powers vested in it by this Security Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Secured Parties, pursuant to the provisions of this Security Agreement, unless such Secured Parties shall have offered to the Collateral Agent security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the Collateral Agent shall not be required to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

Whenever in the administration of the provisions of this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Collateral Agent, be deemed to be conclusively proved and established by an officer’s certificate of the Issuer and such certificate, in the absence of negligence or bad faith on the part of the Collateral Agent, shall be full warrant to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent which conform to the requirements of this Agreement.

The Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Collateral Agent, unless it shall be conclusively deemed by a court of competent jurisdiction that the Collateral Agent was negligent in ascertaining the pertinent facts.

The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction given under this Agreement.

The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

Section 9.02 Successor Collateral Agent. The Collateral Agent acting hereunder at any time may resign by an instrument in writing addressed and delivered to the Issuer and the Depositary, and may be removed at any time with or without cause by an instrument in writing duly executed by or on behalf of the Issuer. Subject to the provisions of Section 9.03 hereof, the Issuer shall have the right to appoint a successor to the Collateral Agent upon any such resignation or removal by an instrument of substitution complying with the requirements of applicable law, or in the absence of any such requirements, without other formality than appointment and designation in writing; provided, however, that no such appointment shall be effective until receipt of Rating Agency Confirmation. Upon the making and acceptance of such appointment, the execution and delivery by such successor Collateral Agent of a ratifying instrument pursuant to which such successor Collateral Agent agrees to assume the duties and obligations imposed on the Collateral Agent by the terms of this Security Agreement, and the delivery to such successor Collateral Agent of the Collateral and documents and instruments then held by the retiring Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the estate, rights, powers, remedies, privileges, immunities, indemnities, duties and obligations hereby granted to or conferred or imposed upon the Collateral Agent named herein, and one such appointment and designation shall not exhaust the right to appoint and designate further successor Collateral Agents hereunder. No Collateral Agent shall be discharged from its duties or obligations hereunder until the Collateral and documents and instruments then held by such Collateral Agent shall have been transferred or delivered to the successor Collateral Agent (in its capacity as a bank or trust company), until all Deposited Funds held in the Collateral Account (if maintained with the retiring Collateral Agent) shall have been transferred to a new Collateral Account, and until such retiring Collateral Agent shall have executed and delivered to the successor Collateral Agent appropriate instruments substituting such successor Collateral Agent as attorney-in-fact of the Issuer for purposes of this Security Agreement and assigning the retiring Collateral Agent’s security or other interest in the

Collateral and Eligible Investments to the successor Collateral Agent. If no successor Collateral Agent shall be appointed, as aforesaid, or if appointed, shall not have accepted its appointment, within thirty (30) days after resignation or removal of the retiring Collateral Agent, the Collateral Agent may at the expense of the Issuer petition a court of competent jurisdiction to do so. Each such successor Collateral Agent shall provide the Issuer with its address and telephone and telecopier numbers to be used for purposes of Section 11.04 hereof, in a notice complying with the terms of said Section. Notwithstanding the resignation or removal of any Collateral Agent hereunder, the provisions of this Article IX shall continue to inure to the benefit of such Collateral Agent in respect of any action taken or omitted to be taken by such Collateral Agent in its capacity as such while it was Collateral Agent under this Security Agreement.

Section 9.03 Qualifications of Collateral Agent; Collateral Account. Any Collateral Agent at any time acting hereunder must at all times be a commercial bank or trust company having its principal office in the District of Columbia or one of the States located in the United States, be authorized to accept deposits and offer checking account facilities, have capital and surplus of at least $100,000,000 and have a long-term unsecured debt rating from each of Moody’s and S&P in one of its generic credit rating categories which signifies investment grade.

Section 9.04 Instructions. In any instance in which the Collateral Agent is permitted to take action hereunder or under the Program Documents, the Collateral Agent may, except as expressly provided herein, act in accordance with the written instructions received, if any, from the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders).

Section 9.05 Merger of Collateral Agent. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 9.06 Authorized Agent Officers. The Collateral Agent hereby certifies that any Managing Director, Director, Senior Vice President, Vice President, Assistant Vice President, Associate or Trust Officer is authorized to give notices, requests, instructions, and demands to the Depositary and take other action on behalf of the Collateral Agent pursuant to the Depositary Agreement (the “Authorized Agent Officers”)

ARTICLE X

AMENDMENTS, MODIFICATIONS,

WAIVERS AND CONSENTS

Section 10.01 Execution of Amendments, etc. No amendment, modification, supplement, termination or waiver of or to any provision of this Security Agreement, nor any consent to any departure by the Issuer from any provision of this Security Agreement, shall be effective unless such amendment, modification, supplement, termination or waiver shall be in writing and signed by or on behalf of each Swap Counterparty, the Collateral Agent and the Issuer; provided, that prior written notice shall have been given by the Issuer to each of the Rating Agencies; provided, however, that the Issuer may amend this Security Agreement without the consent of the Collateral Agent (except with respect to clause (D) below for which Collateral Agent prior written consent shall be required) and the Noteholders for one or more of the following purposes: (A) to add to the covenants and agreements pursuant to this Security Agreement for the benefit of the Holders of the Senior Notes; (B) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in this Security Agreement or in any amendment to this Security Agreement; (C) to add such provisions with respect to matters or questions arising under this Security Agreement as may be necessary or desirable and not inconsistent with this Security Agreement, (D) to add to the duties of the Issuer or the Collateral Agent; (E) to add or amend any provisions of this Security Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Notes; (F) to comply with any requirement imposed by changes in accounting policies that do not materially impact the Notes; (G) to comply with any requirements imposed by the Code; (H) to provide for the issuance of one or more Series of callable notes by the Issuer; or (I) to restructure the Program, including to add AHL REIT as a seller of Mortgage Loans, to provide for the holding of securities secured by Mortgage Loans by the Issuer and to modify the swap arrangements; provided, however, that such action shall not adversely affect in any material respect the interests of any Secured Party; provided, further, that such action shall be deemed to not materially and adversely affect the interests of any Secured Party if the Collateral Agent receives (i) an Officer’s Certificate of the Issuer certifying that such action will not adversely affect in any material respect the interests of any Secured Party and (ii) (x) an Opinion of Counsel that such action will not adversely affect in any material respect the interests of any Secured Party or (y) Rating Agency Confirmation with respect to such action; provided, that the Issuer, prior to any material amendment, shall obtain Rating Agency Confirmation with respect to such amendment (and provide the same to the Collateral Agent); provided, further, that an Opinion of Counsel shall be furnished to the Collateral Agent or its designated agent to the effect that such amendment (i) will not cause the Notes to fail to qualify as debt for United States federal income tax purposes and (ii) will not cause the Issuer to be characterized as an association (or a publicly traded partnership) taxable as a corporation or a taxable mortgage pool for United States federal income tax purposes; provided, finally, that any amendment described under clause (I) above shall be subject to (1) Rating Agency Confirmation and (2) receipt by the Collateral Agent, the Indenture Trustee and the Swap Counterparties of an Opinion of Counsel that such restructuring shall not cause the Issuer to be required to be registered as an “investment company” under the Investment Company Act. Any waiver of any provision of this Security Agreement, and any consent to any departure by the Issuer from the terms of any provision of this Security Agreement, shall be effective (i) only in the specific instance and for the specific purpose for which given and (ii) after the Issuer has provided prior notice thereof to the Rating Agencies. No notice to or demand upon the Issuer in any instance hereunder shall entitle the Issuer to any other or further notice or demand in similar or other circumstances.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Sale of Certain Collateral. The Issuer recognizes that the Collateral Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, and instead may resort to one or more private sales of the Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such security for their own account for investment and not with a view to the distribution or resale thereof. The Issuer acknowledges and agrees that any such private sale or sales may result in prices and other terms less favorable to the seller than if the disposition were made pursuant to a public sale and, notwithstanding such circumstances, agrees that any such private sale or sales made in an otherwise commercially reasonable manner shall not be deemed commercially unreasonable solely because of the private nature of such sale or sales. The Collateral Agent is hereby authorized to use the services of an investment bank in connection with any such sale. The Collateral Agent and the Secured Parties shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of any securities to register them for public sale under the Securities Act or under applicable state securities laws, even if such issuers would agree to do so.

Section 11.02 Further Assurances. The Issuer agrees that it will join with the Collateral Agent in executing and, at its own expense, file and refile such financing statements, continuation statements and other documents (including this Security Agreement) in such offices as may be necessary or appropriate and wherever required in order to perfect and preserve the rights and interests granted to the Collateral Agent hereby, and hereby authorizes the Servicer to arrange for the filing of financing statements and amendments thereto and continuation statements relative to all or any part thereof without further authorization of the Issuer, and agrees to do such further acts and things, and to execute and deliver to the Collateral Agent such additional assignments, agreements, powers and instruments, as are necessary to carry into effect the purposes of this Security Agreement or to better assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder (including as the Collateral Agent may request).

Section 11.03 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent to exercise, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to the Collateral Agent, whether at law, in equity or otherwise.

Section 11.04 Notices, etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing (including by electronic or facsimile transmission) and shall be personally delivered or sent by guaranteed overnight delivery or by electronic or facsimile transmission (to be followed by personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Security Agreement on the date that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 11.04. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.04, notices, demands, instructions and other communications in writing shall be given to or made upon the parties at their respective addresses (or to their respective telecopy numbers) indicated in Schedule III hereto, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule III hereto.

Section 11.05 Fees, Costs and Expenses, etc. The Issuer shall pay the Collateral Agent such fee for its services as shall be agreed upon in writing by the Issuer and the Collateral Agent; provided, however, that the annual fees (which shall not include extraordinary fees) payable to the Collateral Agent shall not exceed 0.01% per annum on the weighted average of the Program Size. Subject to Sections 6.03, 6.06 and 7.02(b), the Issuer hereby agrees to (a) pay or reimburse the Collateral Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Security Agreement and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Agent, (b) reimburse the Collateral Agent for all reasonable out-of-pocket costs and expenses (excluding expenses solely attributable to internal overhead) incurred by the Collateral Agent in connection with the enforcement of or preservation of any rights under this Security Agreement, (c) pay, indemnify, and hold the Collateral Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp and other documentary taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Security Agreement, and any such other documents; and (d) indemnify and hold harmless the Collateral Agent and its officers, directors, employees and agents against any and all losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Collateral Agent, relating to or arising out of this Security Agreement or under any other Program Document or by the Collateral Agent relating to or arising out of the enforcement of this Security Agreement or the preservation of any of its rights to the Collateral; provided, that the Collateral Agent shall not have the right to be indemnified hereunder for its own negligence, bad faith or willful misconduct. If the Issuer shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Issuer contained herein or repeated and reaffirmed herein shall be breached, the Collateral Agent may, with the consent of the Secured Parties (but shall not be obligated to), do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by the Collateral Agent shall be repayable to it by the Issuer. Subject to Sections 6.03, 6.06, 7.02(b), amounts payable to the Collateral Agent shall be paid as follows: (A) if the Collateral Agent provides the Issuer with notice of such amounts on or before the last Business Day of the calendar month in which such amount arose, the Issuer shall pay such amounts on the Payment Date occurring in the immediately succeeding calendar month and (B) if the Collateral Agent provides such notice after the last Business Day of the calendar month in which such amount arose, the Issuer shall pay such amounts on the Payment Date occurring in the calendar month after the month in which the demand was made. The obligations of the Issuer under this Section 11.05 shall survive the resignation or removal of the Collateral Agent and the termination of this Security Agreement and the discharge of the other obligations of the Issuer hereunder.

Section 11.06 Collateral Agent Appointed Attorney-in-Fact. The Issuer hereby appoints the Collateral Agent its attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing agreements, instruments and other documents, in the name of the Issuer, as the Collateral Agent or the Holders of the Senior Notes may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable.

Section 11.07 Termination. Except as expressly otherwise provided herein, this Security Agreement, and the assignments, pledges and security interests created or granted hereby, shall terminate when (a) all Obligations shall have been fully paid and satisfied, and (b) all Notes shall have been fully paid and satisfied, at which time the Collateral Agent shall reassign upon the written direction of the Issuer (without recourse upon, or any warranty whatsoever by, the Collateral Agent), and deliver to the Issuer all Collateral and documents then in the custody or possession of the Collateral Agent and, if directed by the Issuer in writing, shall execute and deliver to the Issuer for filing in each office in which any financing statement relative to the Collateral or the agreements relating thereto or any part thereof shall have been filed, a termination statement under the UCC releasing the Collateral Agent’s interest therein, and such other documents and instruments as the Issuer may reasonably request, all without recourse upon or warranty whatsoever by, the Collateral Agent, and at the cost and expense of the Issuer.

The Issuer and the Collateral Agent hereby agree that, if any Deposited Funds remain on deposit in the Collateral Account or the Funding Account after the payment in full of all of the Obligations, such amounts shall be released by the Collateral Agent upon the written direction of the Issuer and paid to the Servicer.

Section 11.08 Successors and Assigns; Benefit of Agreement. This Security Agreement shall be binding upon and inure to the benefit of the Issuer and the Secured Parties and their respective successors and assigns; provided, however, that the Issuer may not assign any of its rights or obligations hereunder except with the prior written consent of the Collateral Agent (on behalf of the Holders of the Senior Notes), each Swap Counterparty, each of the Rating Agencies and each Subordinated Noteholder except as set forth in the Interest Rate Swaps. This Security Agreement shall also inure to the benefit of the Holders of the Notes, which are hereby expressly declared to be third party beneficiaries hereof. Subject to the foregoing and subject to Section 11.17 hereof, no Person not a party to this Security Agreement shall be deemed to be a third party beneficiary hereof nor shall any Person be empowered to enforce the provisions of this Security Agreement, except as set forth in the preceding sentence and Section 11.17 hereof and to the extent such Person becomes a permitted successor or assign hereunder.

Section 11.09 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER

THAN SECTIONS 5-1402 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS SECURITY AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 11.10 Execution in Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Security Agreement.

Section 11.11 Section Headings. Section headings used in this Security Agreement are for convenience only and shall not affect the construction of this Security Agreement.

Section 11.12 Nonpetition Covenant. Notwithstanding any prior termination of this Security Agreement, the Collateral Agent as such shall not, prior to the date which is one year and one day after the payment in full of the last rated obligation of the Issuer including but not limited to the last Secured Liquidity Note, Extended Note and Term Note outstanding, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer. This Section 11.12 shall survive the termination of this Security Agreement.

Section 11.13 Severability. In case one or more of the provisions contained in this Security Agreement shall be or shall be deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. If any provision of this Security Agreement shall be or shall be deemed to be illegal, invalid or unenforceable under the applicable laws and regulations of one jurisdiction, such provision shall not thereby be rendered illegal, invalid or unenforceable in any other jurisdiction.

Section 11.14 Entire Agreement. This Security Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings with respect to such matters between the parties.

Section 11.15 Limited Recourse to the Issuer. Notwithstanding anything to the contrary contained herein, all Obligations of the Issuer shall be payable by the Issuer only to the extent of funds available therefor under Sections 6.03, 6.06 and 7.02 and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim against the Issuer to the extent of such unavailability or insufficiency until such time as the Issuer has assets sufficient to pay such prior deficiency. This Section 11.15 shall survive the termination of this Security Agreement.

Section 11.16 No Recourse. The obligations of the Issuer hereunder are solely the obligations of the Issuer and no recourse shall be had with respect to this Security Agreement, any of the obligations of the Issuer hereunder or for the payment of any fee or other amount payable hereunder or for any claim based on, arising out of or relating to any provision of this Security Agreement against any employee, officer, settlor, Affiliate, agent or servant of the Issuer. The provisions of this Section 11.16 shall survive the termination of this Security Agreement.

Section 11.17 Third-Party Beneficiary. Each Swap Counterparty and its successors and assigns shall be an express third-party beneficiary of this Security Agreement, and shall be entitled to rely upon and directly enforce any rights granted to it hereunder (except to the extent of its rights as a Secured Party (which rights shall be enforced by the Collateral Agent on its behalf)).

Section 11.18 No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Security Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of the Carmel Mountain Funding Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Carmel Mountain Funding Trust is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Carmel Mountain Funding Trust, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Carmel Mountain Funding Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Carmel Mountain Funding Trust under this Agreement or any other related documents.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

CARMEL MOUNTAIN FUNDING TRUST

By: U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Lisa Karlsen
Name:	Lisa Karlsen
Title:	Vice President

[Amended and Restated Security Agreement Signature Page]

S-1

Schedule I

Definitions List

I-1

Schedule II

Events of Default

(a) Failure on the part of the Seller or the Servicer (i) to make any payment or deposit on the date required under the Mortgage Loan Purchase and Servicing Agreement (on or before five Business Days after the date such payment or deposit is required to be made); provided, however, that no grace period shall apply for purchase obligations in respect of a breach of the covenant in Section 2.1(b) of the Mortgage Loan Purchase and Servicing Agreement or (ii) to observe or perform in any material respect any other material covenants or agreements of the Seller or the Servicer under the Mortgage Loan Purchase and Servicing Agreement which failure in the case of this clause (ii) continues unremedied for a period of forty-five (45) days after the earlier of (A) the date on which the Seller or the Servicer obtains actual knowledge thereof or (B) the date on which written notice of such failure has been given to the Seller or the Servicer by the Collateral Agent or to the Seller or the Servicer and the Collateral Agent by the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders);

(b) Any representation or warranty made by the Seller pursuant to the Mortgage Loan Purchase and Servicing Agreement (other than any of the representations made in Section 3.2 thereof) proves to have been false or misleading in any material respect when made, and, if such representation or warranty is correctable, which continues to be false or misleading in any material respect for a period of forty-five (45) days after the earlier of (i) the date on which the Seller obtains actual knowledge thereof or (ii) the date on which the Seller shall have been given written notice of such false or misleading representation or warranty;

(c) The Issuer defaults in the payment of any interest on any Senior Note (or, if the Senior Notes have been paid in full, any Subordinated Note) when the same becomes due and payable and such default remains unremedied for more than one (1) Business Day after it occurs;

(d) The Issuer fails to comply with any of its other agreements or covenants in, or provisions of, the Senior Notes (or, if the Senior Notes have been paid in full, the Subordinated Notes) or this Security Agreement and the failure to so comply materially and adversely affects the interests of the Senior Noteholders (or, if the Senior Notes have been paid in full, the Holders of the Subordinated Notes) and continues to materially and adversely affect the interests of the Senior Noteholders (or, if the Senior Notes have been paid in full, the Holders of the Subordinated Notes) for a period of thirty (30) days after the earlier of (i) the date on which the Issuer obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Collateral Agent or to the Issuer and the Collateral Agent by the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders);

(e) The occurrence of an Event of Bankruptcy with respect to the Issuer, the Seller, the Servicer, or the Performance Guarantor;

(f) The Issuer shall have become an “investment company” or shall have become under the “control” of an “investment company” under the Investment Company Act;

(g) Any representation or warranty or statement made or deemed made by the Issuer in this Security Agreement or in any other Program Document or in any written certificate or statement made or entered into in connection herewith or therewith shall prove to have been false or misleading when made in any material respect, and, if such representation, warranty or statement is capable of being corrected, continues to be false or misleading in any material respect for a period of forty-five (45) days after the earlier of (i) the date on which the Issuer obtains actual knowledge thereof or (ii) the date on which written notice of such incorrect representation, warranty or statement shall have been given to the Issuer by the Collateral Agent or to the Issuer and the Collateral Agent by the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders);

(h) Failure by the Issuer to observe or perform any covenant or agreement contained in any Program Document which failure would have a material adverse effect on the Secured Parties and not constituting an Event of Default under any other clause of this Schedule II and the continuance of such failure for forty-five (45) days after the earlier of (i) the date on which the Issuer obtains actual knowledge thereof or (ii) the date on which written notice of such failure shall have been given to the Issuer by the Collateral Agent or to the Issuer and the Collateral Agent by the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders);

(i) A Servicer Event of Default not constituting an Event of Default under any other clause of this Schedule II shall have occurred and be continuing after giving effect to any applicable grace period or the Issuer shall not have replaced such Servicer in accordance with Section 12.1 of the Mortgage Loan Purchase and Servicing Agreement for a period of forty-five (45) days after the Issuer has notified the Collateral Agent of such Servicer Event of Default;

(j) The Issuer shall not be in compliance with Section 2.3(c) of the Trust Agreement in any material respect and such noncompliance shall continue for a period of thirty (30) days after the earlier of (i) the date on which the Issuer obtains actual knowledge thereof or (ii) the date on which the Issuer shall have been given written notice of such noncompliance;

(k) This Security Agreement, the Indenture or the Interest Rate Swaps in a maximum notional amount equal to the Program Size shall cease, for any reason, to be in full force and effect in accordance with their respective terms;

(l) At any time the Performance Guarantee is rejected, repudiated or no longer in full force and effect;

(m) At any time the funds on deposit in the Reserve Fund shall be less than the Required Reserve Fund Amount for sixty (60) consecutive days or more if the deficiency is less than 0.25% of the Aggregate Outstanding Principal Balance, or (ii) for two (2) consecutive Business Days if the deficiency is equal to or greater than 0.25% of the Aggregate Outstanding Principal Balance;

(n) On the last day of any calendar month, either (i) the ratio of the Outstanding Principal Balance of all Delinquent Loans owned by the Issuer to the Aggregate Outstanding Principal Balance shall equal more than seven percent (7%) or (ii) the ratio of the Outstanding Principal Balance of all Three Payment Delinquent Loans owned by the Issuer (including REO and foreclosed property) to the then Aggregate Outstanding Principal Balance shall equal more than two percent (2%);

(o) The failure of the Issuer to maintain an agreement (in substantially the form of Exhibit B to the Mortgage Loan Purchase and Servicing Agreement) with a Rated Bidder to the effect that such Rated Bidder agrees to submit a binding bid for all non-Delinquent Loans and non-Defaulted Loans in a Termination Event Auction and, in the case of a withdrawal or reduction of the long-term debt rating assigned to the Rated Bidder below “P-1” by Moody’s, such failure continues for a period of thirty (30) days or more and a Rated Bidder rated at least “P-1” by Moody’s has not been appointed;

(p) The failure of any Swap Counterparty to pay amounts due and owing under an Interest Rate Swap unless the maximum notional amount of the Interest Rate Swaps that are not subject to such Interest Rate Swap Event of Default are equal to or greater than the then-current Program Size;

(q) The Issuer defaults in the payment of any principal of any Term Note or Subordinated Note on its Final Scheduled Payment Date or of any Extended Note on its Final Maturity;

(r) At any time the Credit Amount shall be less than the Required Enhancement Amount and such noncompliance shall continue for a period of thirty (30) days;

(s) The occurrence of a termination event under clause (h), (p), (q) or (r) of Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement; or

(t) Any other event shall occur which may be specified in any Indenture Supplement as an “Event of Default”.

Schedule III

Addresses For Notices

Carmel Mountain Funding Trust

c/o U.S. Bank Trust National Association,

as Owner Trustee

209 S. LaSalle Street

Chicago, Illinois 60604

Attn: Corporate Trust Administration

Telephone: (312) 325-8902

Facsimile: (312) 325-8905

with a copy to:

Carmel Mountain Funding Trust

c/o Accredited Home Lenders, Inc.

15090 Avenue of Science

San Diego, California 92128

Attn: David Hertzel, Esq.

Telephone: (858) 676-2104

Facsimile: (858) 521-0614

with a copy to:

Accredited Home Lenders, Inc.

15090 Avenue of Science

San Diego, California 92128

Attn: Melissa Dant, Esq.

Telephone: (858) 676-2134

Facsimile: (858) 521-0614

Deutsche Bank Trust Company Americas, as Collateral Agent

60 Wall Street

MS NYC60-2606

New York, New York 10005

Attn: Commercial Paper Group

Telephone: (212) 250-5861

Facsimile: (212) 797-8604

III-1

Calyon New York Branch

1301 Avenue of the Americas

New York, New York 10019

Attn: Rene Fortier

Telephone: (212) 261-3577

Facsimile: (212) 261-3244

with a copy to:

Lehman Brothers Special Financing Inc.

745 Seventh Avenue

New York, New York 10019

Attn: Donald Kutch

Telephone: (212) 526-5810

Facsimile: (646) 758-1964

Bank of America, N.A.

233 South Wacker Drive, Suite 2800

Chicago, IL 60606

Attn: Swap Operations

Telephone: (312) 234-2732

Facsimile: (312) 234-3603

Barclays Bank PLC

200 Park Avenue

New York, New York 10166

Attention: General Counsel

Telephone: (212) 412-4000

Facsimile: (212) 412-7519

HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018

Attention: Cecile Hollevoet

Telephone: (212) 525-3158

Facsimile: (212) 525-6509

III-2

Schedule IV

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Mortgage Loan Purchase and Servicing Agreement and the Security Agreement, to induce the Collateral Agent to enter into the Security Agreement, the Issuer hereby represents, warrants, and covenants to the Collateral Agent as to itself as follows, on the Initial Closing Date and on each applicable Closing Date thereafter:

General

1. The Security Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.

2. The Collateral constitutes “accounts,” “general intangibles,” “instruments,” and “investment property,” within the meaning of the UCC as in effect in the State of New York.

3. The Collection Account, the Collateral Account, the Funding Account, the Reserve Accounts, the Allocated Expenses Account, the Secured Liquidity Note Account, the Extended Notes Distribution Account and any other account established pursuant to the Security Agreement or the Depositary Agreement, and all subaccounts thereof, constitute either a deposit account or a securities account.

4. All of the Collateral that constitutes security entitlements have been and will be credited to one of the Securities Accounts (as defined below). The securities intermediary for each Securities Account has agreed to treat all assets credited to the Securities Accounts as “financial assets” within the meaning of the applicable UCC.

Creation

5. The Issuer owns and has good and marketable title to the Collateral free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

6. The Issuer has received all consents and approvals required by the terms of the Collateral that constitute accounts, general intangibles, instruments or security entitlements to grant to the Collateral Agent of a security interest in all of its interest and rights in such Collateral hereunder.

Perfection

7. The Issuer has caused or will have caused, on or before the effective date of the Security Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral (which may be perfected by the filing of a financing statement) granted by the Issuer to the Collateral Agent (for the benefit of the Secured Parties) hereunder and such financing statements shall describe such Collateral and contain a statement that: “A purchase of or acquisition of a security interest in any collateral described in this financing statement will violate the rights of the Collateral Agent.”

8. With respect to the Collection Account, the Collateral Account, the Funding Account, the Reserve Accounts, the Allocated Expenses Account, the Secured Liquidity Note Account, the Extended Notes Distribution Account, any other account established pursuant to the Security Agreement or the Depositary Agreement, or any subaccounts thereof that constitute securities accounts or security entitlements (the “Securities Accounts”), either: (i) the Issuer has delivered to the Collateral Agent a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Collateral Agent relating to the Securities Accounts without further consent by the Issuer or (ii) the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Collateral Agent as the Person having a security entitlement against the securities intermediary in each of the Collection Account, the Collateral Account, the Funding Account, the Reserve Account, the Allocated Expenses Account, the Secured Liquidity Note Account and the Extended Notes Distribution Account.

Priority

9. Other than the transfer of the Mortgage Loans to the Issuer under the Mortgage Loan Purchase and Servicing Agreement and the security interest granted to the Collateral Agent pursuant to the Security Agreement, none of the Issuer, the Servicer, nor the Seller has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans or Collateral, as applicable, or the Collection Account, the Collateral Account, the Funding Account, the Reserve Accounts, the Allocated Expenses Account, the Secured Liquidity Note Account, the Extended Notes Distribution Account, any other account established pursuant to the Security Agreement or the Depositary Agreement, or any subaccount thereof. None of the Issuer, the Servicer, nor the Seller has authorized the filing of, or is aware of any financing statements against the Issuer or the Seller that include a description of collateral covering the Mortgage Loans or the Collateral, as applicable, or the Collection Account, Collateral Account, Funding Account, Reserve Accounts, the Allocated Expenses Account, the Secured Liquidity Note Account, the Extended Notes Distribution Account, any other account established pursuant to the Security Agreement or the Depositary Agreement, or any subaccount thereof other than any financing statement relating to the security interest granted to the Collateral Agent hereunder, the security interest granted to the Issuer under the Mortgage Loan Purchase and Servicing Agreement, or that has been terminated.

10. The Issuer is not aware of any judgment, ERISA or tax lien filings against either the Issuer or the Seller.

11. None of the instruments that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent hereunder or to the Issuer pursuant to the Mortgage Loan Purchase and Servicing Agreement.

12. Neither the Collection Account, the Collateral Account, the Funding Account, the Reserve Accounts, the Allocated Expenses Account, the Secured Liquidity Note Account, the Extended Notes Distribution Account, any other account established pursuant to the Security Agreement or the Depositary Agreement, nor any subaccount thereof are in the name of any person other than the Collateral Agent. The Issuer has not consented to the securities intermediary of any of the Securities Accounts to comply with entitlement orders of any person other than the Collateral Agent.

13. Survival of Perfection Representations. Notwithstanding any other provision of the Mortgage Loan Purchase and Servicing Agreement and the Security Agreement or any other Program Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any termination of the Program Documents or any replacement of the Servicer or termination of the Servicer’s rights to act as such) until such time as all Obligations under the Security Agreement have been finally and fully paid and performed.

14. No Waiver. The parties to the Security Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of all outstanding Series of Notes, waive any of the Perfection Representations; and (ii) shall provide the Ratings Agencies and each Swap Counterparty with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of all outstanding Series of Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

Exhibit A

Form of Officer’s Certificate

[NAME OF ISSUER/SERVICER/SELLER]

Issuer/Servicer/Seller Certificate Pursuant to Section 4.01(k) of the Security Agreement

[                         , 2005]

The undersigned, a duly authorized officer of [NAME OF ISSUER/SERVICER/SELLER], a Delaware [corporation/statutory trust] (the “Company”), DOES HEREBY CERTIFY THAT:

(i)	All representations and warranties of the Company contained in the Program Documents to which it is a party are true and correct in all material respects and with the same force and effect as though such representations and warranties had been made as of the Effective Date.

(ii)	[For Issuer Only] All of the conditions specified in Section 4.01 of the Security Agreement have been satisfied.

(iii)	The Effective Date is [ , 2005].

Capitalized terms not defined herein have the meaning ascribed to such terms in the Security Agreement, dated as of May 10, 2005 (the “Security Agreement”), as amended by the Amended and Restated Security Agreement, dated as of August 23, 2006, each by and between the Issuer and Deutsche Bank Trust Company Americas, as Collateral Agent.

EX A-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate pursuant to the Security Agreement.

[NAME OF ISSUER/SERVICER/SELLER]

By:
Name:
Title:

EX A-2

SCHEDULE I

TO THE

SECURITY AGREEMENT

DEFINITIONS LIST

“40/30 Mortgage Loan” means a Mortgage Loan with a 30 year maturity and a 40 year amortization schedule.

“Account Control Agreement” means the Account Control Agreement, dated as of May 10, 2005, among the Issuer, the Servicer, the Collateral Agent and U.S. Bank National Association.

“Adjusted Partial Removal Payment” means, as of any Interim Payment Date, the amount by which the aggregate Outstanding Purchase Price of all Mortgage Loans sold on such Interim Payment Date exceeds the aggregate cash proceeds of the sales of such Mortgage Loans (without regard to amounts otherwise payable by the Swap Counterparties under the Interest Rate Swaps).

“Administrator” means Accredited Home Lenders, Inc., as administrator under the Trust Agreement, or any successor administrator under the Trust Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities (including, without limitation, partnership interests), by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Extended Note Monthly Interest” means, with respect to all Classes of Extended Notes, the sum of all Extended Note Monthly Interest.

“Aggregate Outstanding Principal Amount” means, as of any date of determination, the aggregate outstanding Principal Amount of all Senior Notes and Subordinated Notes.

“Aggregate Outstanding Principal Balance” means, as of any date of determination the sum of the Outstanding Principal Balances of all Mortgage Loans owned by the Issuer on such date.

“Aggregate Senior Note Enhancement Amount” means on any day the sum for all outstanding Series of Senior Notes of the product of (i) the Credit Amount Percentage with respect to such Series and (ii) the Series Program Size for such Series.

“Aggregate Short-Term Note Enhancement Amount” means on any day the product of (i) the Credit Amount Percentage with respect to the Secured Liquidity Notes set forth in Section 4.09 of the Security Agreement and (ii) the then-current Series Program Size.

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“AHLHC” means Accredited Home Lenders Holding Co. and its Subsidiaries on a consolidated basis.

“Allocated Expenses” means the Issuer’s expenses, including, without limitation, Rating Agencies fees, Administrator fees, Indenture Trustee fees, Owner Trustee fees, Depositary fees, Unrecoverable Servicing Advances, Collateral Agent fees, Custodian fees, and other anticipated costs and fees; provided, however, that in no event may the cumulative amount of Allocated Expenses in any calendar year exceed the Budget Expense Limit.

“Allocated Expenses Account” has the meaning specified in Section 6.06 of the Security Agreement.

“Annual Noteholders’ Tax Statement” has the meaning specified in Section 6.4(b) of the Base Indenture.

“Appraised Value” means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Assets” means any interest of any kind in any assets or property of any kind tangible or intangible, real, personal or mixed, now owned or hereafter acquired by the Issuer or such other Person as the context may require.

“Assignment of Mortgage” means an assignment of mortgage, notice of transfer or equivalent instrument in recordable form (excepting therefrom recording information relating to the original Mortgage to the extent that such information has not been returned by the appropriate public recording office), sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Issuer.

“Authenticating Representative” has the meaning specified in Section 3(e) of the Depositary Agreement.

“Authorized Agent” means an employee of any Seller, the Servicer, the Administrator or the Collateral Agent that has been given the authority by resolution to execute certificates and other documents on behalf of such Seller, the Servicer, the Administrator or the Collateral Agent.

“Authorized Agent Officers” has the meaning specified in Section 9.07 of the Security Agreement.

“Authorized Officer” means as to the Issuer, any authorized employee or agent of the Administrator.

“Average Outstanding Purchase Price” means, with respect to any Mortgage Loan and any Remittance Period, means (i) the sum of the Outstanding Purchase Prices of such Mortgage Loan at the end of each day during such Remittance Period, divided by (ii) the number of days in such Remittance Period. For the avoidance of doubt, the Outstanding Purchase Price on any day of a Terminated Loan or any other Mortgage Loan not owned by the Issuer or outstanding at the end of any day shall be zero.

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“Back-to-Back Swap” means each interest rate swap agreement (including the related schedules, confirmations and credit support annexes), each dated as of May 10, 2005, and any other interest rate swap agreement entered into, between the Company and a Back-to-Back Swap Counterparty separately or any substitute interest rate swaps entered into pursuant to the provisions of the related Back-to-Back Swap.

“Back-to-Back Swap Counterparty” means each Swap Counterparty and Lehman Brothers Special Financing Inc.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Base Indenture, dated as of May 10, 2005, between the Issuer and the Indenture Trustee, as amended, modified or supplemented from time to time.

“Benefit Plan” means (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, (iii) an entity deemed to be investing the “plan assets” (within the meaning of 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) of any such employee benefit plan or plan, or (iv) a Governmental Plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

“Bid Price” has the meaning specified in Section 4.2(e) of the Mortgage Loan Purchase and Servicing Agreement.

“BIF” means the Bank Insurance Fund or any successor thereto.

“Book-Entry Notes” means beneficial interests in the Term Notes and Subordinated Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.19 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Term Note Owners or Subordinated Note Owners, as applicable, such Definitive Notes shall replace Book-Entry Notes.

“Book-Entry Secured Liquidity Note” has the meaning specified in Section 3(a) of the Depositary Agreement.

“Borrowing Base” has the meaning specified in Section 4.03(e) of the Security Agreement.

“Budget Expense Limit” means $10,000,000 or such other amount as the Swap Counterparties and the Issuer may agree to in writing from time to time with the prior written consent of the Collateral Agent; provided that such amount may not be increased without Rating Agency Confirmation.

“Business Day” means any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions or foreign exchange markets in New York City, San Diego, California or Santa Ana, California, are authorized or required by law, regulation or executive order to be closed for business.

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“Calculation Agent” means Accredited Home Lenders, Inc. or its designee.

“Calculation Period” has the meaning specified in the Interest Rate Swaps.

“Capitalized Interest Component” means, as of any date of determination, the Principal Component of Secured Liquidity Notes which represents capitalized interest on Secured Liquidity Notes which matured after the immediately preceding Payment Date.

“Carry-Over Interest Shortfall” has the meaning specified in Section 2.6 of the Base Indenture.

“Cede” means Cede & Co., a nominee of DTC.

“Certificate Agreement” has the meaning specified in Section 3(g) of the Depositary Agreement.

“Certificated Secured Liquidity Note” has the meaning specified in Section 3(a) of the Depositary Agreement.

“Certification” means a certification in the form attached to the Custodial Agreement as Exhibit A delivered to the Collateral Agent by the Custodian covering the Mortgage Loans included in a Transfer Supplement as set forth in Section 4 to the Custodial Agreement.

“Class” means (i) Secured Liquidity Notes with the same issuance date and Expected Maturity, (ii) Extended Notes with the same issuance date and Final Maturity, or (iii) Term Notes or Subordinated Notes with the same issuance date, interest rate and Final Scheduled Payment Date.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto. The initial Clearing Agency shall be DTC.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means the closing date specified in any Transfer Supplement, which is the date the sale of any Portfolio is designated to occur.

“Closing Date Outstanding Principal Balance” means, with respect to any Mortgage Loan, the Outstanding Principal Balance of such Mortgage Loan as of the Closing Date therefor.

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“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Collateral” has the meaning specified in Section 5.01 of the Security Agreement.

“Collateral Account” means the Eligible Account maintained by the Collateral Agent as more fully described in Section 6.01 of the Security Agreement.

“Collateral Agent” means” Deutsche Bank Trust Company Americas, not in its individual capacity but solely as collateral agent for the Secured Parties under the Security Agreement, or any successor collateral agent under the Security Agreement.

“Collection Account” shall mean the collection account established pursuant to Section 4.5 of the Mortgage Loan Purchase and Servicing Agreement.

“Collections” means all payments received on the Collateral.

“Company” means Accredited Home Lenders, Inc., a California corporation.

“Condemnation Proceeds” means, as to each Mortgage Loan, all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to the Mortgagor pursuant to the terms of law or to the related Loan Documents.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

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“Corporate Trust Office” means (x) with respect to the Collateral Agent or the Depositary, the principal office of the Collateral Agent or the Depositary at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Security Agreement is located at Deutsche Bank Trust Company Americas, 60 Wall Street, MS NYC 60-2606, New York, New York 10005, or at any other time at such other address as the Collateral Agent or the Depositary may designate from time to time by notice to the Noteholders and the Issuer, (y) with respect to the Indenture Trustee, the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Base Indenture is located at Deutsche Bank Trust Company Americas, 60 Wall Street, MS NYC 60-2606, New York, New York 10005, or at any other time at such other address as the Indenture Trustee may designate from time to time by notice to the holders of the Term Notes and the Issuer and (z) with respect to the Owner Trustee, the office of the Owner Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Trust Agreement is located at 209 S. LaSalle Street, Chicago, Illinois, Attention: Corporate Trust Administration. For purposes of presentment and surrender as set forth in Section 8.2 of the Base Indenture, such office is located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041.

“Credit-Adjusted Price” has the meaning specified in the Interest Rate Swaps.

“Credit Amount” means the sum of (i) the Overcollateralization Amount, (ii) the amounts on deposit in the Funding Account and (iii) the Principal Amount of Subordinated Notes.

“Credit Amount Percentage” means, with respect to any Series of Term Notes, the percentage specified in the related Supplement, and, with respect to the Secured Liquidity Notes and Extended Notes, collectively, the percentage specified in the Security Agreement.

“Credit Repositories” has the meaning specified in Section 3.2(hhh) of the Mortgage Loan Purchase and Servicing Agreement.

“Credits Outstanding” means, as of the close of business on any day (1) the Principal Component of all outstanding Secured Liquidity Notes, plus (2) the aggregate principal amount of outstanding Extended Notes, minus (3) the Deposited Funds then on deposit in the Collateral Account and allocable under Section 6.03 of the Security Agreement to the payment when payable of Principal Component or principal amount of Secured Liquidity Notes and Extended Notes outstanding under Section 6.03(a) or Section 6.03(b) of the Security Agreement, except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

“Current Shortfall” means, for any Series of Notes receiving allocations pursuant to Section 2.02(i) of the Security Agreement, the excess, if any, of (A) the amount necessary to pay the amount due in respect of such Series pursuant to Section 2.02(i)(A)(y) of the Security Agreement or Section 2.02(i)(B)(y) of the Security Agreement, as applicable (in case of each class of Extended Notes, the amount that would be due on the related Final Maturity) over (B) the amount equal to the remaining collections specified in Section 2.02(i)(A)(x) of the Security Agreement or 2.02(i)(B)(x) of the Security Agreement.

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“Current Shortfall Factor” means for any Series of Notes and any date a fraction the numerator of which is the Current Shortfall for such Series for such date and the denominator of which is the aggregate Current Shortfall for all Series of Notes on such date.

“Custodial Agreement” means the Custodial Agreement, dated as of May 10, 2005, entered into among the Seller, the Issuer, the Collateral Agent and the Custodian, as the same may at any time be amended, modified or supplemented.

“Custodial Delivery Failure” has the meaning specified in Section 11(b) of the Custodial Agreement.

“Custodian” means Deutsche Bank National Trust Company, in its capacity as custodian under the Custodial Agreement, or any successor custodian under the Custodial Agreement.

“Customary Servicing Procedures” means the procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering nonprime mortgage loans for its own account, including without limitation the Loss Mitigation Action Plan, which are in accordance with accepted customary and reasonable nonprime mortgage loan servicing practices of similar nonprime lending institutions in the jurisdiction in which the Mortgaged Property is situated for properties of a similar type.

“Cut-Off Date” means (i) with respect to the purchase of a Mortgage Loan by the Seller or the Servicer pursuant to Section 2.1(b), 3.3, 6.2 or 7.1 of the Mortgage Loan Purchase and Servicing Agreement, the date of such purchase and (ii) with respect to any other sale by the Issuer of a Mortgage Loan, the time and date established by the Issuer and the Mortgage Loan Buyer as the time and date on and after which all principal and interest collected and other benefits accruing on the Mortgage Loan shall belong to such Mortgage Loan Buyer.

“Daily Mortgage Loan Interest” means for any day within a Remittance Period and any Mortgage Loan, the product of (a) the sum of the Outstanding Principal Balances of the Mortgage Loans and (b) the Weighted Average Interest Rate and (c) 1/365.

“Deemed Representation” has the meaning specified in Section 3.2(iii) of the Mortgage Loan Purchase and Servicing Agreement.

“Defaulted Loan” means any Mortgage Loan (i) which is a Three-Payment Delinquent Loan or (ii) which is a Delinquent Loan for which the Servicer has not made a Monthly Servicer Advance and the Servicer has delivered an Officer’s Certificate pursuant to Section 5.1 of the Mortgage Loan Purchase and Servicing Agreement or (iii) where any other event (other than payment failures to the extent contemplated by clauses (i) and (ii)) has occurred which gives the holder the right to accelerate payment of the Mortgage Loan and/or take steps to foreclose on the Mortgage securing the Mortgage Loan under the related Mortgage Note or other Loan Documents.

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“Definitions List” means this Definitions List, as amended or modified from time to time.

“Definitive Notes” has the meaning specified in Section 2.19(e) of the Base Indenture.

“Delinquent Loan” means any Mortgage Loan which has a Monthly Payment that is past its Due Date for a period of time extending beyond the close of business on the corresponding day of the month immediately succeeding the month in which such Due Date occurred, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which such Due Date occurred on the 31st day of such month), then on the last day of such immediately succeeding month, without giving effect to any Monthly Servicer Advance.

“Depositary” means Deutsche Bank Trust Company Americas, in its capacity as depositary under the Depositary Agreement, or any successor depositary under the Depositary Agreement.

“Departing Swap Counterparty” means a Swap Counterparty that has given a written request in connection with a Partial Termination Event.

“Depositary Agreement” means the Depositary Agreement, dated as of May 10, 2005, entered into by the Issuer and the Depositary, as the same may at any time be amended, modified or supplemented.

“Deposited Funds” has the meaning specified in Section 6.02 of the Security Agreement.

“Designated Representative” has the meaning specified in Section 3(e) of the Depositary Agreement.

“Designated Swap Counterparty” means, if there is only one Swap Counterparty, such Swap Counterparty, otherwise, the Back-to-Back Swap Counterparty designated as such in accordance with a letter agreement among the Swap Counterparties.

“Distribution Date” means (i) after the conversion of any Class of Secured Liquidity Notes to a Class of Extended Notes and until such Extended Notes are paid in full, the Payment Date, (ii) each Final Maturity of each Class of Extended Notes outstanding, and (iii) each date that Extended Notes are redeemed.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“DTC” means The Depository Trust Company.

“Due Date” means, with respect to each Mortgage Loan, the day on which the related Monthly Payment on such Mortgage Loan is due, exclusive of any days of grace.

“Early Accumulation Event” means the occurrence of an automatic Termination Event as set forth in Section 11.2(d) through (s) of the Mortgage Loan Purchase and Servicing Agreement or the declaration of a Termination Event by the Issuer pursuant to Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

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“Effective Date” has the meaning specified in Section 4.01 of the Security Agreement.

“Effective Interest Rate” means, with respect to any Mortgage Loan and any date of determination, the product of (i) the Mortgage Interest Rate of such Mortgage Loan and (ii) (A) the Outstanding Principal Balance of such Mortgage Loan as of the related Closing Date, divided by (B) the Initial Purchase Price of such Mortgage Loan.

“Eligibility Criteria” means, in connection with the Issuer’s purchase of Mortgage Loans on any day, the Mortgage Loans acquired on such day must satisfy the following criteria: (i) each Mortgage Loan must have been originated within sixty (60) days prior to the acquisition thereof by the Issuer; (ii) the purchase of such Mortgage Loan shall not cause the Excess Spread Rate to be less than 3.00%, provided, however that if the increase contemplated by the final proviso in the definition of “Initial Required Reserve Fund Amount” relating to the Excess Spread Rate has been satisfied, then this criterion will be deemed to have been satisfied; (iii) such Mortgage Loan shall not then be an ICU-4 Loan, (iv) such Mortgage Loan has an Outstanding Principal Balance of $40,000 or greater; (v) if such Mortgage Loan is a Second Lien Mortgage Loan (other than a Mortgage Loan for which no FICO Score was obtained), the FICO Score thereof is 580 or greater; (vi) such Mortgage Loan has a Mortgage Interest Rate equal to or greater than the three-year U.S. Treasury note rate prevailing at the time of such purchase; and (vii) each Mortgage Loan must satisfy the Eligibility Representations.

“Eligibility Representations” means the representations and warranties made by the Seller with respect to each Mortgage Loan, set forth in Section 3.2 of the Mortgage Loan Purchase and Servicing Agreement.

“Eligible Account” means any of (i) an account or accounts maintained with an Eligible Institution or trust company the short-term unsecured debt obligations of which are rated P-1 by Moody’s, and A-1+ by S&P (or comparable rating if Moody’s and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC to the extent allowed under applicable law and the excess is invested in Eligible Investments or (iii) a segregated non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered eligible institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

“Eligible Institution” means any depository institution or trust company, including the Collateral Agent, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody’s and A-1 by S&P (or comparable ratings if Moody’s and S&P are not the Rating Agencies).

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“Eligible Investments” means investments which mature no later than the day prior to the next following Payment Date in the following: (i) obligations issued by, or the full and timely payment of principal of and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality thereof (which agency or instrumentality is backed by the full faith and credit of the United States of America), (ii) commercial paper notes (other than the Senior Notes) rated (at the time of purchase) at least “A-1+” by S&P and “P-1” by Moody’s, (iii) certificates of deposit, other deposits or bankers’ acceptances issued by or established with commercial banks having short-term deposit ratings (at the time of purchase) of at least “A-1+ by S&P and “P-1” by Moody’s, (iv) repurchase agreements involving any of the Eligible Investments described in clauses (i) through (iii) hereof so long as the other party to the repurchase agreement has short-term unsecured debt obligations or short-term deposits rated (at the time of purchase) at least “A-1+” by S&P and “P-1” by Moody’s and (v) direct obligations of any money market fund or other similar investment company all of whose investments consist of obligations described in the foregoing clauses of this definition and that is rated “AAAm” by S&P and “Aam” by Moody’s or higher. Eligible Investments may include investments for which the Collateral Agent or its Affiliates serves as investment manager or adviser. In addition, at no time can the Eligible Investments in any of the Pledged Accounts represent the obligations of more than seven (7) obligors or be denominated in any currency other than Dollars.

“Eligible Loan” means Mortgage Loans that satisfy the Eligibility Criteria, Eligibility Representations, Portfolio Aging Limitations, Portfolio Criteria and the Wet Funded Loan Limitation. An Eligible Loan includes, without limitation, the Mortgage Loan File, Monthly Payments, Principal Prepayments, Prepayment Charges, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Eligible Loan.

“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes (other than the benefit of the Reserve Fund) pursuant to any letter of credit, surety bond, reserve fund, overcollateralization, issuance of subordinated notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement (as set forth in the Enhancement Agreement delivered to the Indenture Trustee in accordance with Section 2.2 of the Base Indenture).

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Agreement Event of Default” means, with respect to any Series of Senior Notes, any event of default under any Enhancement Agreement specified in the related Indenture Supplement.

“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Indenture Supplement.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Group” means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Escrow Account” means as to each Mortgage Loan, any separate account or accounts created and maintained pursuant to Section 4.7 of the Mortgage Loan Purchase and Servicing Agreement.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a) such Person shall become insolvent or admit in writing its inability to pay its debts as they come due, or the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Person or of any substantial part of its property or the making by such Person of an assignment for the benefit of creditors or the failure by such Person generally to pay its debts as such debts become due or the taking of action by such Person in furtherance of any of the foregoing; or

(b) an involuntary petition or an involuntary proceeding shall have been filed or commenced against such Person under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or seeking the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Person or of any substantial part of its property, or seeking the winding up or liquidation of the affairs of such Person and such petition or proceeding shall not have been dismissed for a period of 45 consecutive days, or an order or decree for relief against such Person shall be entered in any such proceeding; or

(c) the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

“Event of Default” (i) with respect to the Secured Liquidity Notes and the Extended Notes, has the meaning specified in Section 7.01 of the Security Agreement, and (ii) with respect to the Subordinated Notes and the Term Notes, has the meaning specified in Section 9.1 of the Base Indenture.

“Excess Spread Rate” means an annual rate for each Remittance Period equal to the difference between (A) and (B) where (A) equals the Weighted Average Interest Rate for

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such Remittance Period and where (B) equals the sum of (i) the Note Rate for such Remittance Period, (ii) the Expense Rate for such Remittance Period and (iii) the Expected Loss Rate for such Remittance Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning specified in Section 2.12(a)(ii) of the Base Indenture.

“Expected Loss Rate” means, for any Remittance Period, the rate equal to 12 times a fraction, the numerator of which is the aggregate amount of Non-Recoverable Advances for such Remittance Period and the denominator of which is the Aggregate Outstanding Principal Balance of the Mortgage Loans owned by the Issuer during such Remittance Period.

“Expected Maturity” means, with respect to each Class of Secured Liquidity Notes, the expected maturity date of such Class, which date shall be between 1 and 180 days from the date of issuance of such Class, as set forth in the related instructions from the Issuer Agent delivered in accordance with Section 4 of the Depositary Agreement.

“Expense Rate” means, for any Remittance Period, the rate equal to 12 times a fraction, the numerator of which is the aggregate Allocated Expenses and Servicing Fee for such Remittance Period and the denominator of which is the Aggregate Outstanding Principal Balance of the Mortgage Loans owned by the Issuer on each day during such Remittance Period.

“Extended Note Amortization Event” will occur when any Extended Note remains outstanding for thirty (30) days following the conversion of the related Secured Liquidity Note; provided, however, that any Extended Note Amortization Event shall cease to exist and shall no longer be deemed to be continuing from the date all Extended Notes are paid in full.

“Extended Note Calculation Agent” means the Collateral Agent.

“Extended Note Interest Shortfall” has the meaning specified in Section 4.07(b)(ii) of the Security Agreement.

“Extended Note Monthly Interest” means, with respect to each Class of Extended Notes and each Distribution Date on which accrued interest on such Class of Extended Notes is payable under Section 6.03 of the Security Agreement, interest distributions with respect to such Class of Extended Notes equal to the product of (i) the outstanding principal amount of such Class of Extended Notes on the preceding Distribution Date (or in the case of the first Distribution Date occurring after the related Expected Maturity, such Expected Maturity) (after giving effect to all distributions and allocations made on such preceding Distribution Date), (ii) the Extended Note Rate for the related Interest Period and (iii) the actual number of days in such Interest Period divided by 360.

“Extended Note Rate” means, for each Distribution Date, one-month LIBOR plus 0.25% per annum.

“Extended Noteholder” means the holder of any Extended Note.

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“Extended Notes” means any one of the Extended Notes resulting from the conversion of a Secured Liquidity Note to an Extended Note pursuant to a SLN Extended Event.

“Extended Notes Distribution Account” has the meaning set forth in Section 2 of the Depositary Agreement.

“Fair Market Value” means, with respect to any Mortgage Loan, the fair market value of such Mortgage Loan determined by the Servicer and the Issuer in accordance with the Servicer’s customary practices for valuing nonprime mortgage loans.

“Fannie Mae Guides” mean the Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments and additions thereto.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“FICO Score” means a statistical credit score obtained by many mortgage lenders in connection with a loan application to help assess a borrower’s creditworthiness. A FICO Score is generated by models developed by a third party and made available to lenders through three (3) national credit bureaus. The FICO Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.

“Filing” has the meaning specified in Paragraph 12 to Schedule I of the Mortgage Loan Purchase and Servicing Agreement.

“Final Maturity” means, with respect to each Class of Extended Notes, the date which is 120 days following the Expected Maturity of such Class (or if such day is not a Business Day, the immediately preceding Business Day) and with respect to any Series of Term Notes, shall have the meaning, if any, specified in the related Indenture Supplement.

“Final Scheduled Payment Date” means, with respect to any Series of Term Notes or Subordinated Notes, the final Payment Date for such Series of Term Notes or Subordinated Notes as set forth in the related Indenture Supplement.

“Financing” means (i) securitizing nonprime mortgage loans or (ii) funding nonprime mortgage loans through a commercial paper program, repurchase facility, or loan facility.

“First Lien Mortgage Loan” means a Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

“First Payment Default Mortgage Loan” means a Mortgage Loan which becomes a Defaulted Loan as a result of the related Mortgagor failing to make the first payment due under the related Mortgage Note.

“Fiscal Year” means, with respect to each of the Issuer, the Seller and the Performance Guarantor, the calendar year.

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“Freddie Mac Guides” means the Freddie Mac Sellers’ Guide and the Freddie Mac Servicers’ Guide and all amendments and additions thereto.

“FSC” has the meaning specified in Section 4(h) of the Depositary Agreement.

“Funding Account” means the Eligible Account maintained by the Collateral Agent as more fully described in Section 6.07 of the Security Agreement.

“Funding Amount” has the meaning specified in Section 6.07(c) of the Security Agreement.

“GAAP” means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board and opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants or in such other statements by such other entity as may be approved by a significant segment of the accounting industry.

“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

“Governmental Plan” means a governmental plan within the meaning of Section 3(32) of ERISA.

“Holder” means the holder of a Senior Note or a Subordinated Note, as recorded on the Note Register.

“ICU-4 Loan” means any Mortgage Loan owned by the Issuer that is not a Defaulted Loan or Delinquent Loan that has not been sold by the Issuer after four attempts by the Servicer to sell such Mortgage Loan or otherwise is included on the Servicer’s internal ICU-4 report in accordance with the Servicer’s customary servicing procedures.

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

“Indenture” means the Base Indenture, together with all Indenture Supplements, as the same may be amended, modified or supplemented from time to time.

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“Indenture Event of Default” means an event of default as set forth in Schedule I to the Base Indenture.

“Indenture Supplement” or “Supplement” means an indenture supplement to the Base Indenture with respect to any Series of Subordinated Notes or any Series of Term Notes.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as indenture trustee under the Indenture, or any successor indenture trustee under the Indenture.

“Initial Closing Date” means May 10, 2005.

“Initial Principal Amount” means (x) with respect to the Term Notes and the Subordinated Notes, the face amount thereof.

“Initial Purchase Price” means, with respect to each Mortgage Loan, the lesser of (i) 102% of the Outstanding Principal Balance of such Mortgage Loan as of the close of business on the day prior to the Closing Date of the sale of such Mortgage Loan by the Seller of such Mortgage Loan to the Issuer and (ii) 98% of the Fair Market Value of such Mortgage Loan at the close of business on the day of origination or acquisition of such Mortgage Loan by the Seller.

“Initial Purchaser of the Subordinated Notes” means the purchaser of the Subordinated Notes specified in the related Subordinated Note Purchase Agreement.

“Initial Purchasers of the Term Notes” means the purchasers of the Term Notes specified in the related Term Note Purchase Agreement.

“Initial Required Reserve Fund Amount” means on any day an amount equal to the greater of (i) 2.15% of the Aggregate Outstanding Principal Balance on such date and (ii) $1,000,000; provided that, (A) if the aggregate Outstanding Principal Balance of Mortgage Loans held by the Issuer for more than 90 days exceeds 55% of the Aggregate Outstanding Principal Balance or, (B) if the aggregate Outstanding Principal Balance of Mortgage Loans held by the Issuer for more than 180 days prior to such date exceeds 25% of the Aggregate Outstanding Principal Balance, the then-effective percentage set forth in clause (i) shall be increased by 0.25% if either (A) or (B) has occurred; provided, further that (A) if the aggregate Outstanding Principal Balance of Mortgage Loans that constitute Second Lien Mortgage Loans is more than 5% but less than 10% of the Aggregate Outstanding Principal Balance, then then-effective percentage set forth in clause (i) shall be increased by adding 0.35% thereto, and (B) if the aggregate Outstanding Principal Balance of Mortgage Loans that constitute Second Lien Mortgage Loans is more than 10% of the Aggregate Outstanding Principal Balance, the then-effective percentage set forth in clause (i) shall be increased by adding an additional 0.35% thereto (or 0.70% if such percentage had not previously increased pursuant to clause (A) of this proviso); provided, further that (A) if the aggregate Outstanding Principal Balance of the Mortgage Loans that have a LTV greater than or equal to ninety percent (90%) is more than 15% of the Aggregate Outstanding Principal Balance but less than 25% of the Aggregate Outstanding Principal Balance, then the percentage set forth in clause (i) shall be increased by adding 0.10% thereto; provided, further that (B) if the aggregate Outstanding Principal Balance of Mortgage

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Loans secured by multi-family properties is more than 10% of the Aggregate Outstanding Principal Balance but less than 20% of the Aggregate Outstanding Principal Balance, then the percentage set forth in clause (i) shall be increased by adding 0.10% thereto; and provided, finally that if the Excess Spread Rate is lower than 3.00% (but not less than 2.00%), then the percentage set forth in clause (i) shall be increased by adding a rate equal to the product of (x) the difference between 3.00% and the Excess Spread Rate and (y) 178/360 (i.e. an interest rate representing the interest that would accrue on the shortfall in the Excess Spread Rate during the 118 day sale period (plus 60 days) following a Termination Event).

“Insurance Proceeds” means, with respect to each Mortgage Loan, proceeds of insurance policies insuring the related Mortgaged Property to the extent not required to be released to the Mortgagor pursuant to the terms of law or of the related Loan Documents.

“Insured Amount” has the meaning specified in Section 4.10 of the Mortgage Loan Purchase and Servicing Agreement.

“Interest Component” means, with respect to Secured Liquidity Notes outstanding at any time, the sum of (a) with respect to Secured Liquidity Notes issued on a discount basis, the portion of the face amount of such outstanding Secured Liquidity Notes issued on a discount basis representing the discount incurred in respect thereof and (b) with respect to Secured Liquidity Notes issued on an interest-bearing basis, the amount of interest that would accrue on such Secured Liquidity Notes from the date of issuance to but excluding the Expected Maturity thereof.

“Interest-Only Mortgage Loans” means a Mortgage Loan that provides for an initial payment period, during which period the Mortgagor’s monthly payment consists only of interest; when this initial period ends, the Mortgage Loan begins to amortize and will amortize fully over its remaining term.

“Interest Period” means, (x) with respect to each Class of Secured Liquidity Notes issued on an interest-bearing basis, the period from and including the date of issuance thereof to but excluding the Expected Maturity thereof, (y) with respect to each Class of Extended Notes (i) initially, the period from and including the Expected Maturity to but excluding the second Distribution Date following such Expected Maturity and (ii) thereafter, the period from and including the immediately preceding Distribution Date to and including the day immediately preceding such Distribution Date; provided, however, in the case of the final payment of an Extended Note, the Interest Period shall end on and include the day immediately preceding the date on which such Extended Note is paid in full.

“Interest Rate Swaps” means the interest rate swap agreements (including the related schedule and confirmations), each dated as of May 10, 2005, and any other interest rate swap agreement entered into, between the Issuer and each Swap Counterparty separately or any substitute interest rate swaps entered into pursuant to the provisions of the related Interest Rate Swap.

“Interest Rate Swap Event of Default” means an event of default under any Interest Rate Swap.

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“Interest Rate Swap Termination Event” means a termination event under any Interest Rate Swap.

“Interest Shortfall” means, with respect to any Series of Notes and any date, accrued and unpaid interest on such Series of Notes (after giving effect to all distributions on such date), as specified in the Security Agreement, with respect to the Secured Liquidity Notes, Extended Notes, or in the related Indenture Supplement, with respect to any Series of Term Notes or Subordinated Notes.

“Interim Payment Date” has the meaning set forth in the Interest Rate Swaps.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPP Dispute Period” means a period of ninety (90) days beginning on the date on which a Margin Call Event shall occur; provided that, it is understood and agreed that if another Margin Call Event shall occur during any IPP Dispute Period, a new IPP Dispute Period shall commence beginning the date of such Margin Call Event.

“Issuer” means Carmel Mountain Funding Trust, a Delaware statutory trust, as issuer of the Notes.

“Issuer Agent” has the meaning set forth in Section 3.03 of the Security Agreement.

“Issuer Incumbency Certificate” has the meaning specified in Section 3.03 of the Security Agreement.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee and the Collateral Agent.

“Letter” has the meaning specified in Section 3(g) of the Depositary Agreement.

“LIBOR” has the meaning specified in Section 4.06 of the Security Agreement.

“LIBOR Determination Date” has the meaning specified in Section 4.06 of the Security Agreement.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or

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lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

“Liquidation Proceeds” means all amounts received and retained in connection with the liquidation of Defaulted Loans.

“List of Loans” has the meaning set forth in Section 9 of the Custodial Agreement.

“Loan Documents” has the meaning specified in Section 2.l(b) of the Mortgage Loan Purchase and Servicing Agreement.

“Loan Termination Date” has the meaning specified in the Interest Rate Swaps.

“Loan-to-Value Ratio” or “LTV” means, with respect to each Mortgage Loan, the ratio expressed as a percentage of the outstanding principal balance of the Mortgage Loan (plus, in the case of a Second Lien Mortgage Loan, the outstanding principal balance of the related first lien mortgage loan) as of the date of origination of the Mortgage Loan, to the lesser of (i) the most recently obtained Appraised Value of the Mortgaged Property and (ii) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

“Loss Mitigation Action Plan” means the policies and procedures set forth in Exhibit F to the Mortgage Loan Purchase and Servicing Agreement relating to the realization on delinquent Mortgage Loans thereof, which are incorporated by reference into the Mortgage Loan Purchase and Servicing Agreement and shall be deemed a part hereof.

“Majority Swap Counterparties” means the Swap Counterparties representing more than 50% of the aggregate notional amount under the Swap Agreements.

“Margin Call Event” means that, in any thirty (30) day period, the Back-to-Back Swap Counterparties shall have made two margin calls under the Back-to-Back Swaps in an amount for each such margin call equal to or greater than 0.50% times the aggregate Outstanding Purchase Price of all Mortgage Loans owned by the Issuer as of the date of such margin call; provided that, for purposes hereof, all margin calls made by any Back-to-Back Swap Counterparty on the same date shall constitute one margin call and the amount of all such margin calls shall be aggregated as though they were one margin call, provided further, for the avoidance of doubt, a Margin Call Event occurs at the time of the second margin call described above is made.

“Market Value Requirement” shall mean on any date of determination, an aggregate amount equal to the sum of, for each Mortgage Loan owned by the Issuer, the product of (a) the Outstanding Principal Balance of the Mortgage Loan as of the last day of the immediately preceding calendar month, (b) 0.25%, and (c) the number of scheduled payment dates for such Mortgage Loan that have occurred since the loan was acquired by the Issuer.

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“Market Value Reserve Account” has the meaning given in Section 6.05(a) of the Security Agreement.

“Market Value Reserve Available Amount” means, on any day, the amount on deposit in the Market Value Reserve Account as of such day except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

“Master Secured Liquidity Note” has the meaning specified in Section 3(a) of the Depositary Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Issuer, the Seller or the Servicer, or (b) the ability of the Issuer, the Seller, the Servicer or the Performance Guarantor to perform any of its obligations under any of the Program Documents.

“Maximum Indemnity Amount” for any calendar year means $1,000,000.

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage” means any Mortgage that is recorded in the name of MERS, as nominee for the Issuer (or in such substantially similar language as the Issuer deems appropriate).

“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.

“Monthly Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Monthly Interest” means for any Remittance Period, the sum of each day’s Daily Mortgage Loan Interest.

“Monthly Noteholders’ Statement” means a statement substantially in the form of Exhibit E to the Base Indenture.

“Monthly Payment” means the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Monthly Remittance Date” means the 18th day of each month, or if such day is not a Business Day, the preceding Business Day.

“Monthly Servicer Advance” means amounts advanced by the Servicer pursuant to Section 5.1 of the Mortgage Loan Purchase and Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

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“Mortgage” means the mortgage, deed of trust or other instrument which creates a first or second priority lien on an estate in fee simple in real property securing the Mortgage Note.

“Mortgage Interest Rate” means the annualized regular rate of interest borne on a Mortgage Note relating to the Mortgage Loan.

“Mortgage Loan” means each nonprime mortgage loan listed on any Mortgage Loan Schedule annexed to any Transfer Supplement.

“Mortgage Loan Buyer” means a Securitization Vehicle or other Person that is purchasing a Portfolio from the Issuer (other than the Seller or the Servicer in the case of a repurchase of a Mortgage Loan pursuant to Section 2.1(b), 3.3, 6.2 or 7.1 of the Mortgage Loan Purchase and Servicing Agreement).

“Mortgage Loan File” means the items pertaining to each Mortgage Loan referred to in the definition of “Loan Documents” set forth in Section 1 of the Custodial Agreement, and any additional documents required to be added to the Mortgage Loan File pursuant to the Mortgage Loan Purchase Agreement.

“Mortgage Loan Purchase and Servicing Agreement” means the Mortgage Loan Purchase and Servicing Agreement, dated as of May 10, 2005, among the Issuer, the Seller, the Servicer and the Performance Guarantor, as the same may at any time be amended, modified or supplemented.

“Mortgage Loan Schedule” means the mortgage loan schedule attached to a Transfer Supplement which will contain the items/fields to be reviewed under paragraph 10 of the Review Procedures. The mortgage loan schedule may be delivered to the Custodian via electronic transmission in a mutually acceptable format between the Custodian and the Seller.

“Mortgage Note” means the note or other evidence of indebtedness (including a lost note affidavit) of the obligor under a Mortgage Loan and secured by the related Mortgage, including without limitation any note identified on a Transfer Supplement or otherwise delivered to the Custodian.

“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagee” means the lender on a Mortgage Note.

“Mortgagor” means the obligor on a Mortgage Note.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

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“Non-Recoverable Advances” means, for any Remittance Period, the amount of Monthly Servicer Advances that the Servicer was not required to make pursuant to Section 5.1 of the Mortgage Loan Purchase and Servicing Agreement, because such Monthly Servicer Advances were deemed not to be recoverable in the Servicer’s reasonable judgment.

“Note Paying Agent” is defined in Section 2.9(a) of the Base Indenture.

“Note Purchase Agreement” means the Term Note Purchase Agreement or the Subordinated Note Purchase Agreement.

“Note Rate” means, for any Remittance Period, the annualized rate equal to the sum of the rates calculated for each day of such Remittance Period, which rate for each such day shall equal (A) the product of (x) the weighted average interest rate (or discount rate in the case of Secured Liquidity Notes issued on a discount basis) of the outstanding Notes at the end of such day and (y) the outstanding principal amount (or Principal Component in the case of Secured Liquidity Notes) of the Notes at the end of such day, divided by (B) the aggregate sum of the outstanding principal amount (or Principal Component in the case of Secured Liquidity Notes) of the Notes at the end of each day of such Remittance Period.

“Noteholder” means the holder of a Senior Note or a Subordinated Note.

“Note Paying Agent” has the meaning specified in Section 2.9(a) of the Base Indenture.

“Note Record Date” means, with respect to any Distribution Date or Payment Date, the 15th day prior to such Distribution Date or Payment Date whether or not such day is a Business Day; provided, that the “Note Record Date” for any Term Notes and Subordinated Notes that are Book-Entry Notes shall be the Business Day prior to such Distribution Date or Payment Date.

“Note Register” means the register maintained pursuant to Section 2.9(a) of the Base Indenture, providing for the registration of the Subordinated Notes and transfers and exchanges thereof.

“Note Registrar” has the meaning specified in Section 2.9(a) of the Base Indenture.

“Notes” means, collectively, the Senior Notes and the Subordinated Notes.

“Notice of Extension” has the meaning specified in Section 6(c) of the Depositary Agreement.

“Obligations” means (a) all amounts due and owing to the Swap Counterparties under the Interest Rate Swaps; (b) all indebtedness (including interest thereon and, in the case of the Subordinated Notes, the Principal Amount Charge-offs that have not been reinstated and interest thereon), whether absolute, fixed or contingent, at any time and from time to time due and owing by the Issuer to the Holders from time to time of the outstanding Notes; (c) all Reimburseable Expenses and Allocated Expenses without giving effect to the Maximum

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Indemnity Amount or the Budget Expense Limit, respectively; (d) all unreimbursed Monthly Servicer Advances and Servicing Advances with respect to any Mortgage Loan which has been sold, up to a maximum amount of the sale proceeds received in respect of such Mortgage Loan; and (e) any advances made by the Depositary from time to time pursuant to the Depositary Agreement.

“Officer’s Certificate” means (x) with respect to the Issuer, a certificate signed by an Authorized Officer of the Issuer and (y) with respect to any Seller, the Servicer or the Administrator, a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or any Assistant Secretary of the Seller, the Servicer or the Administrator (on behalf of the Issuer), as applicable.

“One Payment Delinquent Loan” means any Delinquent Loan (including REO and Foreclosed Property) for which the Monthly Payment that is most past due is a Monthly Payment that is more than one month but less than two months past its Due Date (or, if the Due Date in any month does not correspond to a day in such month (e.g., when a Due Date occurs on the 31st day of a 30 day calendar month) then on the last day of such month) without giving effect to any Monthly Servicer Advance.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to each party receiving such opinion. The counsel may be an employee of the party delivering such opinion, unless (i) any party receiving such opinion objects or (ii) if such opinion is being delivered to the Collateral Agent, the Owner Trustee or the Indenture Trustee, the Required Senior Noteholders or the Required Subordinated Noteholders shall notify the Collateral Agent, the Owner Trustee or the Indenture Trustee in writing of an objection thereto.

“Outstanding Principal Balance” means, with respect to any Mortgage Loan and any date of determination, the outstanding principal balance of such Mortgage Loan on such date as reflected on the Servicer’s mortgage loan servicing system in accordance with its Customary Servicing Procedures.

“Outstanding Program Amount” shall mean, on any day, the aggregate of the Outstanding Purchase Price of all Mortgage Loans owned by the Issuer on that date.

“Outstanding Purchase Price” means, with respect to any Mortgage Loan and any date of determination, (i) the Initial Purchase Price of such Mortgage Loan, less (ii) all previous principal payments made on such Mortgage Loan and deposited into the Collateral Account or Collection Account, as required under the Program Documents, on or prior to such date of determination; provided however, that after any Loan Termination Date or any date on which a Mortgage Loan is repurchased by the Seller or the Servicer pursuant to Section 2.1(b), 3.3, 6.2 or 7.1 of the Mortgage Loan Purchase and Servicing Agreement, the Outstanding Purchase Price of such Terminated Loan or such repurchased Mortgage Loan shall be zero.

“Overcollateralization Amount” means as of any date of determination, an amount equal to (A) the excess of (i) the aggregate Outstanding Purchase Price of the Mortgage Loans owned by the Issuer over (ii) the aggregate Outstanding Purchase Price of any Defaulted

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Loans owned by the Issuer on such date, plus (B) the Capitalized Interest Component on such date, plus (C) any cash and Eligible Investments in the Collateral Account held by the Issuer on such date, minus (D) the sum of (i) the Credits Outstanding on such date, (ii) the principal amount of the Term Notes and (iii) the principal amount of the Subordinated Notes, including any Principal Amount Charge-Offs not reinstated as of such date.

“Owner Trustee” means U.S. Bank Trust National Association, not in its individual capacity, but solely as owner trustee of Carmel Mountain Funding Trust, or any successor owner trustee under the Trust Agreement.

“Partial Termination” means the termination of a portion of the Interest Rate Swaps in accordance with Section 5 thereof.

“Partial Termination Condition” means that following the occurrence of a Partial Termination Event, the aggregate maximum notional amount of the Interest Rate Swaps (without giving effect to Interest Rate Swaps relating to the Departing Swap Counterparties) shall be at least equal to the Program Size.

“Payment Account” means, with respect to any Series of Term Notes or Subordinated Notes, an account established as such pursuant to the Base Indenture and the related Indenture Supplement.

“Payment Date” means the 25th day of each calendar month (or if any such day is not a Business Day, the next following Business Day), commencing June 27, 2005.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“Pension Plan” means, at any time, an employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to title IV of ERISA and to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

“Perfection Representations” means the representations, warranties and covenants set forth in Schedule I to the Mortgage Loan Purchase and Servicing Agreement and Schedule IV to the Security Agreement, as applicable.

“Performance Guarantee” means the full, unconditional and irrevocable guarantee of the Servicer’s performance and payment obligations, set forth in Article XIII of the Mortgage Loan Purchase and Servicing Agreement.

“Performance Guarantor” has the meaning specified in the recitals of the Mortgage Loan Purchase and Servicing Agreement.

“Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which

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adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carrier’s Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) the Liens in favor of the Collateral Agent pursuant to the Security Agreement, and (iv) Liens in favor of an Enhancement Provider, provided, however, that such Liens are subordinate to the Liens in favor of the Collateral Agent and have been consented to by the Collateral Agent.

“Person” means and includes an individual, a partnership, a corporation, a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision or instrumentality thereof.

“Pledged Accounts” means the Reserve Accounts, the Allocated Expenses Account, the Collateral Account, the Collection Account, the Secured Liquidity Note Account, the Extended Notes Distribution Account, the Funding Account and any other account maintained pursuant to the Depositary Agreement, the Security Agreement, or the Mortgage Loan Purchase and Servicing Agreement (excluding any Escrow Account maintained for obligors under the Mortgage Loans and the Clearing Account).

“Portfolio” means a Mortgage Loan or pool of Mortgage Loans sold to the Issuer on a Closing Date pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement and the applicable Transfer Supplement.

“Portfolio Aging Limitations” means, with respect to the length of time the Mortgage Loans are owned by the Issuer as of any day, the following limitations shall apply:

(i) the aggregate Outstanding Principal Balance of Mortgage Loans acquired by the Issuer more than ninety (90) days prior to such day may not exceed seventy percent (70%) of the Aggregate Outstanding Principal Balance, (ii) the aggregate Outstanding Purchase Price of Mortgage Loans acquired by the Issuer more than one hundred eighty (180) days prior to such day may not exceed thirty-five percent (35%) of the Aggregate Outstanding Principal Balance and (iii) the Issuer must sell each Mortgage Loan acquired by it within one year of the date that such Mortgage Loan was acquired by the Issuer; provided, however, that, with the written consent of each Swap Counterparty, the Required Senior Noteholders, the Required Subordinated Noteholders and the Rating Agencies, the requirements of clauses (i) and (ii) may be waived so long as an Opinion of Counsel has been delivered by the Issuer to the effect that such change will not prevent the Notes from being characterized as debt for United States federal income tax purposes and will not cause the Issuer to be characterized as an association (or a publicly traded partnership) taxable as a corporation or a taxable mortgage pool for United States federal income tax purposes.

“Portfolio Criteria”: means, on any day, after giving effect to the Issuer’s purchase and sale of Mortgage Loans on such day, the Mortgage Loans owned by the Issuer in the aggregate must satisfy the following criteria: (i) the aggregate Outstanding Principal Balance of Mortgage Loans secured by property located in California may not on such date exceed thirty-

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eight and one-half percent (38.5%) of the Aggregate Outstanding Principal Balance; (ii) the aggregate Outstanding Principal Balance of the Mortgage Loans secured by property located in a single state (other than California) may not on such date exceed fifteen percent (15%) of the Aggregate Outstanding Principal Balance; (iii) the aggregate Outstanding Principal Balance of Mortgage Loans that are Second Lien Mortgage Loans may not on such date exceed fifteen percent (15%) of the Aggregate Outstanding Principal Balance; (iv) the aggregate Outstanding Principal Balance of Mortgage Loans secured by property that is non-owner occupied may not on such date exceed ten percent (10%) of the Aggregate Outstanding Principal Balance; (v) the aggregate Outstanding Principal Balance of the Mortgage Loans that have a FICO Score of less than 525 (other than Mortgage Loans for which no FICO Score was obtained) may not on such date exceed seven percent (7%) of the Aggregate Outstanding Principal Balance; (vi) the aggregate Outstanding Principal Balance of the Mortgage Loans that have a FICO Score of less than 500 (other than Mortgage Loans for which no FICO Score was obtained) may not on such date exceed one percent (1%) of the Aggregate Outstanding Principal Balance; (vii) the aggregate Outstanding Principal Balance of the Mortgage Loans that do not have a FICO Score may not on such date exceed three percent (3%) of the Aggregate Outstanding Principal Balance; (viii) the aggregate Outstanding Principal Balance of Mortgage Loans secured by a unit of manufactured housing treated as real estate under applicable state law may not on such date exceed one percent (1%) of the Aggregate Outstanding Principal Balance; (ix) the aggregate Outstanding Principal Balance of the Mortgage Loans that have a LTV greater than or equal to ninety percent (90%) may not on such date exceed twenty-five percent (25%) of the Aggregate Outstanding Principal Balance; (x) the combined weighted average LTV of the Mortgage Loans may not on such date exceed ninety percent (90%); (xi) the combined weighted average FICO Score of the First Lien Mortgage Loans (other than Mortgage Loans for which no FICO Score was obtained) owned by the Issuer is greater than or equal to 600; (xii) the combined weighted average FICO Score of the Second Lien Mortgage Loans (other than Second Lien Mortgage Loans for which no FICO Score was obtained) owned by the Issuer is greater than or equal to 630; (xiii) the combined weighted average FICO Score of the Interest-Only Mortgage Loans (other than Mortgage Loans for which no FICO Score was obtained) owned by the Issuer is greater than or equal to 660; (xiv) the aggregate Outstanding Principal Balance of Interest-Only Mortgage Loans (other than Mortgage Loans for which no FICO Score was obtained) with a FICO Score less than 600 may not exceed five percent (5%) of the Aggregate Outstanding Principal Balance; (xv) the combined weighted average LTV of the Interest-Only Mortgage Loans may not on such date exceed ninety percent (90%); (xvi) the weighted average debt-to-income ratio of the Obligors related to Interest-Only Mortgage Loans may not exceed forty-five percent (45%); (xvii) the aggregate Outstanding Principal Balance of adjustable rate Mortgage Loans may not exceed eighty percent (80%) of the Aggregate Outstanding Principal Balance; (xviii) the weighted average Outstanding Principal Balance of Mortgage Loans may not exceed $200,000; (xix) the aggregate Outstanding Principal Balance of Mortgage Loans with an Outstanding Principal Balance of greater than $750,000 may not exceed seven percent (7%) of the Aggregate Outstanding Principal Balance; (xx) the aggregate Outstanding Principal Balance of Mortgage Loans with an Outstanding Principal Balance of greater than $1,000,000 may not exceed two percent (2%) of the Aggregate Outstanding Principal Balance; (xxi) the Outstanding Principal Balance of an Interest-Only Mortgage Loan may not exceed $1,000,000; (xxii) the weighted average Outstanding Principal Balance of Interest-Only Mortgage Loans may not exceed $300,000; (xxiii) the aggregate Outstanding Principal Balance of Mortgage Loans

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secured by multi-family properties may not exceed twenty percent (20%) of the Aggregate Outstanding Principal Balance; (xxiv) the aggregate Outstanding Principal Balance of the Interest-Only Mortgage Loans may not exceed twenty percent (20%) of the Aggregate Outstanding Principal Balance and (xxv) the aggregate Outstanding Principal Balance of 40/30 Mortgage Loans may not exceed fifty percent (50)% of the Aggregate Outstanding Principal Balance.

“Potential Enhancement Agreement Event of Default” means an event which, with the giving of notice, the passage of time or both, would constitute an Enhancement Agreement Event of Default under any Enhancement Agreement.

“Potential Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Prepayment Charge” means, with respect to any Mortgage Loan owned by the Issuer, any prepayment premium, fee or charge payable by the related Mortgagor and collected by the Servicer in connection with any Principal Prepayment pursuant to the terms of such Mortgage Loan.

“Principal Amount” means, (i) with respect to any Series of Term Notes and any date of determination, (A) the Initial Principal Amount of such Series of Term Notes less (B) any amounts paid to Holders of such Series of Term Notes in respect of the Principal Amount thereof, and (ii) with respect to any Series of Subordinated Notes and any date of determination, (A) the Initial Principal Amount of such Series of Subordinated Notes on the date of issuance thereof, less (B) with respect to any Series of Subordinated Notes, the aggregate amount of any Principal Amount Charge-Offs allocated to such Series of Subordinated Notes, plus (C) with respect to such Series of Subordinated Notes, the aggregate amount of any Principal Amount Reinstatements allocated to such Series of Subordinated Notes, less (D) any amounts paid to Holders of such Series of Subordinated Notes in respect of the Principal Amount thereof.

“Principal Amount Charge-off Amount” means the amount, if any, by which the Required Draw Amount exceeds the Reserve Fund Available Amount.

“Principal Amount Reinstatement” has the meaning specified in Section 2.6 of the Base Indenture.

“Principal Component” means (a) with respect to Secured Liquidity Notes issued on a discount basis, the issue price of such Secured Liquidity Notes and (b) with respect to Secured Liquidity Notes issued on an interest-bearing basis, the outstanding principal amount of Secured Liquidity Notes.

“Principal Prepayment” means any payment or other recovery of principal made on a Mortgage Loan which is received in advance of its scheduled Due Date, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

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“Priority of Payments” means the priority of payments set forth in Section 6.03 or Section 7.02(b), as applicable, of the Security Agreement.

“Program Documents” means the Mortgage Loan Purchase and Servicing Agreement, the Security Agreement, the Account Control Agreement, the Custodial Agreement, the Performance Guarantee, the Trust Agreement, the Indenture, the Depositary Agreement, the Interest Rate Swaps, the Secured Liquidity Note Dealer Agreement, the Note Purchase Agreements and the Rated Bidder Letter.

“Program Size” means the sum of the Series Program Sizes (as such limit may be increased or decreased in accordance with the Program Documents).

“Purchase Notice” has the meaning specified in Section 2.1(a) of the Mortgage Loan Purchase and Servicing Agreement.

“Purchase Option” has the meaning specified in Section 4.2(e) of the Mortgage Loan Purchase and Servicing Agreement.

“Purchase Price” has the meaning specified in Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

“Qualified Depository” means any depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated “Aa2” and “Aa” or better by Moody’s and S&P, respectively, or such depository as shall be acceptable to Moody’s and S&P, as applicable.

“Qualified Institution” means a depositary institution or trust company (which may include the Collateral Agent) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and has (i) from S&P a long-term indebtedness rating not lower than AA- and a short-term indebtedness rating of A-1+ and from Moody’s a long-term indebtedness rating not lower than A2 and a short-term indebtedness rating of P-1, or (ii) such other rating which satisfies the Rating Agency Confirmation Condition.

“Qualified Purchaser” shall mean a leading purchaser in the market for nonprime mortgage loans having the highest credit standing which satisfy all the criteria that the Calculation Agent would apply generally at such time in determining whether to offer or make an extension of credit thereto.

“Rated Bidder” has the meaning specified in Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

“Rated Bidder Letter” means the letter agreement dated as of August 23, 2006, among the Issuer, the Rated Bidder, the Servicer and the Collateral Agent.

“Rating Agencies” means Moody’s and S&P.

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“Rating Agency Confirmation” and “Rating Agency Confirmation Condition” mean, with respect to any action, that each Rating Agency shall have notified the Issuer, the Collateral Agent, the Indenture Trustee and the Depositary in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Senior Notes or Subordinated Notes with respect to which it is a Rating Agency and, with respect to the issuance of Senior Notes or Subordinated Notes, “Rating Agency Confirmation” and “Rating Agency Confirmation Condition” also mean, in addition to the above, that each Rating Agency that is referred to in the Security Agreement or the Indenture as being required to deliver its rating with respect to such Notes shall have notified the Issuer, the Collateral Agent, the Indenture Trustee and the Depositary in writing that such rating has been issued by such Rating Agency.

“Reference Banks” has the meaning specified in Section 4.06 of the Security Agreement.

“Reference Mortgage Loan” means a hypothetical subprime mortgage loan or home equity loan, as applicable, used by the Calculation Agent for the purposes of determining the Credit-Adjusted Price with respect to a Terminated Loan that is a Delinquent Loan or a Defaulted Loan which is otherwise substantially similar to such Delinquent Loan or Defaulted Loan in all respects, including interest rate, principal balance, cash flows, lien position and all other payment characteristics, except that such loan is not a Delinquent Loan or Defaulted Loan, as the case may be.

“Regulation S” is defined in Section 2.8(b) of the Base Indenture.

“Regulation S Note” is defined in Section 2.8(b) of the Base Indenture.

“Reimbursable Expenses” means an amount equal to any costs and expenses related to indemnities, out-of-pocket expenses, tax gross up or other similar items, Secured Liquidity Note Dealer indemnity, Initial Purchaser of the Subordinated Notes indemnity, Collateral Agent indemnity, Indenture Trustee indemnity, Owner Trustee indemnity, Custodian indemnity, Depositary indemnity and any extraordinary expenses; provided, however, that, on an annualized basis, Reimbursable Expenses may not exceed the Maximum Indemnity Amount without the consent of the Required Subordinated Noteholders and Rating Agency Confirmation.

“Remittance Period” means, with respect to each Monthly Remittance Date, the calendar month immediately preceding such Monthly Remittance Date.

“REO Disposition” means the final sale by the Servicer of any REO Property.

“REO Disposition Proceeds” means all amounts received with respect to an REO Disposition pursuant to Section 4.17 of the Mortgage Loan Purchase and Servicing Agreement, net of (i) costs related thereto (including unreimbursed Servicing Advances) and (ii) unreimbursed Monthly Servicer Advances and Monthly Interest Advances relating to the related Mortgage Loan.

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“REO Property” means a Mortgaged Property acquired by the Servicer on behalf of the Issuer through foreclosure or by deed in lieu of foreclosure, as described in Section 4.17 of the Mortgage Loan Purchase and Servicing Agreement.

“Repurchase Price” means, with respect to each Mortgage Loan that is purchased by the Seller or Servicer pursuant to Section 2.1(b), 3.3, 6.2 or 7.1 of the Mortgage Loan Purchase and Servicing Agreement, the Outstanding Purchase Price of such loan plus accrued and unpaid interest to (but not including) the date of repurchase.

“Request for Release” means that certain request for release of documents in the form of Exhibit B attached to the Custodial Agreement.

“Required Draw Amount” has the meaning specified in Section 6.05(c) and (d) of the Security Agreement.

“Required Enhancement Amount” means the sum for all Series of Senior Notes, of the product of (i) the Credit Amount Percentage for such Series and (ii) the Series Program Size for such Series of Senior Notes.

“Required Noteholders” means the Required Senior Noteholders and Required Subordinated Noteholders.

“Required Reserve Fund Amount” means, on any day, an amount equal to the Initial Required Reserve Fund Amount on such day; provided, however, that if a Reserve Fund Increase Condition is in effect on any Payment Date, then on each day on and after such Payment Date the Required Reserve Fund Amount shall be the sum of (x) the Initial Required Reserve Fund Amount on such day and (y) the Supplemental Reserve Fund Deposit on such day; provided, however, that, if an Early Accumulation Event occurs, the Required Reserve Fund Amount shall equal the aggregate amount of all Obligations outstanding on such day.

“Required Senior Noteholders” means Senior Noteholders holding in excess of 50% in aggregate principal amount of all outstanding Series of Senior Notes, voting together as a single class, unless the context specifically refers to a Series of Senior Notes, then “Required Senior Noteholders” means Senior Noteholders holding in excess of 50% of the aggregate principal amount of such Series of Senior Notes (excluding, for the purposes of making the foregoing calculations, any Senior Notes held by the Issuer, the Seller or the Servicer or any Affiliate of the Issuer, the Seller or the Servicer).

“Required Subordinated Noteholders” means Subordinated Noteholders holding in excess of 50% in aggregate principal amount of all outstanding Series of Subordinated Notes, voting together as a single class, unless the context specifically refers to a Series of Subordinated Notes, then “Required Subordinated Noteholders” means Subordinated Noteholders holding in excess of 50% of the aggregate principal amount of such Series of Subordinated Notes (excluding, for the purposes of making the foregoing calculations, any Subordinated Notes held by the Issuer, the Seller or the Servicer or any Affiliate of the Issuer, the Seller or the Servicer).

“Required Term Noteholders” means Term Noteholders holding in excess of 50% in aggregate Principal Amount of all outstanding Series of Term Notes (excluding Term Notes held by the Issuer, the Seller, the Servicer or any Affiliate of the Issuer, the Seller or the Servicer) voting together as a single class.

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“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Reserve Accounts” has the meaning specified in Section 6.05(a) of the Security Agreement.

“Reserve Fund” means the Eligible Account established by the Issuer pursuant to Section 6.05 of the Security Agreement.

“Reserve Fund Available Amount” means, on any day, the amount on deposit in the Reserve Fund as of such day except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

“Reserve Fund Increase Condition” shall occur if, on any Payment Date (i) (x), the three-month rolling average (as calculated at the end of the Remittance Periods related to the current Payment Date and the two immediately preceding Payment Dates) of the Outstanding Principal Balance of all One Payment Delinquent Loans owned by the Issuer (including REO and Foreclosed Property) exceeds five percent (5%) of the Aggregate Outstanding Principal Balance, (y) the three-month rolling average (as calculated at the end of the Remittance Periods related to the current Payment Date and the two immediately preceding Payment Dates) of the Outstanding Principal Balance of all Two Payment Delinquent Loans (including REO and Foreclosed Property) owned by the Issuer exceeds two and a half percent (2.5%) of the Aggregate Outstanding Principal Balance or (z) (as calculated at the end of the Remittance Period related to the current Payment Date) the Outstanding Principal Balance of all Three Payment Delinquent Loans (including REO and Foreclosed Property) owned by the Issuer exceeds one percent (1%) of the Aggregate Outstanding Principal Balance.

“Restricted Global Note” is defined in Section 2.8(a) of the Base Indenture.

“Review Procedure” means the document review procedure set forth on Exhibit D attached to the Custodial Agreement.

“Rule 144A” has the meaning set forth in Section 2.8(a) of the Base Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, or any successor thereto.

“SAIF” means the Savings Association Insurance Fund, or any successor thereto.

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“Sale Date” means the date on which Mortgage Loans are scheduled to be sold by the Servicer on behalf of the Issuer.

“Sale Notice” means the written notice delivered by the Company to the Issuer, the Collateral Agent and the Swap Counterparties on the Business Day prior to the Sale Date.

“Sale Price” means the proposed sale price or aggregate sale price for Mortgage Loans sold on each Sale Date.

“Second Lien Mortgage Loan” means a Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

“Secured Liquidity Note Account” has the meaning specified in Section 2(a) of the Depositary Agreement.

“Secured Liquidity Note Dealer Agreement” means the Private Placement Agreement, dated as of May 10, 2005, among the Secured Liquidity Note Dealers, the Company and the Issuer, as the same may at any time be amended, modified or supplemented.

“Secured Liquidity Note Dealers” means Lehman Brothers Inc. and Goldman Sachs pursuant to the Secured Liquidity Note Dealer Agreement.

“Secured Liquidity Notes” means any one of the Secured Liquidity Notes, executed from time to time by the Issuer and authenticated by or on behalf of the Depositary, as specified in Section 3(a) of the Depositary Agreement.

“Secured Parties” is defined in the recitals to the Security Agreement.

“Securities Accounts” has the meaning specific in Paragraph 8 of Schedule IV to the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Vehicle” means a special purpose entity established for the purpose of a Financing.

“Security Agreement” means the Security Agreement, dated as of May 10, 2005, between the Issuer and the Collateral Agent, as the same may at any time be amended, modified or supplemented.

“Security Agreement Event of Default” means an event of default set forth in Schedule II to the Security Agreement.

“Seller” means Accredited Home Lenders, Inc., as the Seller under the Mortgage Loan Purchase and Servicing Agreement.

“Seller Documents” means the Mortgage Loan Purchase and Servicing Agreement and the Custodial Agreement.

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“Senior Note Calculation Agent” means the Collateral Agent.

“Senior Noteholder” means the registered holder of a Senior Note.

“Senior Notes” means, collectively, the Term Notes, the Secured Liquidity Notes and the Extended Notes.

“Series” means (x) the Secured Liquidity Notes and Extended Notes (such Secured Liquidity Notes and Extended Notes taken together as one series), (y) any Series of Term Notes, or (z) any Series of Subordinated Notes, as the context may require.

“Series Closing Date” means, with respect to any Series of Term Notes or Subordinated Notes, the date of issuance of such Series of Term Notes or Subordinated Notes, as specified in the related Supplement.

“Series of Subordinated Notes” means each Series of Subordinated Notes issued and authenticated pursuant to the Base Indenture and a related Supplement.

“Series of Term Notes” means each Series of Term Notes issued and authenticated pursuant to the Base Indenture and a related Supplement.

“Series Program Size” means (x) with respect to each Series of Term Notes, the amount set forth in the Indenture Supplement for such Series of Term Notes (including, without limitation, the amount of Subordinated Notes required to be issued in connection therewith) and (y) with respect to the Secured Liquidity Notes and Extended Notes, collectively, the amount set forth in the Security Agreement (including, without limitation, the amount of Subordinated Notes required to be issued in connection therewith), in each case, as increased or decreased in accordance with the Program Documents.

“Servicer” means Accredited Home Lenders, Inc., as Servicer under the Mortgage Loan Purchase and Servicing Agreement, or any successor Servicer appointed under the Mortgage Loan Purchase and Servicing Agreement.

“Servicer Advance Report” has the meaning specified in Section 4.22 of the Mortgage Loan Purchase and Servicing Agreement.

“Servicer Documents” means the Mortgage Loan Purchase and Servicing Agreement and any written certificates, statements or instruments delivered by the Servicer to the Issuer pursuant thereto from and after the Closing Date.

“Servicer Event of Default” has the meaning specified in Section 10.1 of the Mortgage Loan Purchase and Servicing Agreement.

“Servicer Report” has the meaning specified in Section 4.18 of the Mortgage Loan Purchase and Servicing Agreement.

“Servicing Advances” means all customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Servicer Advances (but including reasonable

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attorneys’ fees and disbursements) incurred in the performance by the Servicer in connection with a default or other unanticipated occurrence with respect to each Mortgage Loan owned by the Issuer (and not including the performance of its ordinary and customary activities as Servicer), including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property including, without limitation, real estate taxes and insurance premiums, (b) any enforcement, collection or judicial proceedings, including foreclosures and liquidations, (c) the management and liquidation of any REO Property and (d) any advances of taxes, insurance premiums and other charges made pursuant to Section 4.9 of the Mortgage Loan Purchase and Servicing Agreement as a consequence of the default by the Mortgagor on its obligation to pay such amounts.

“Servicing Fee” means, with respect to any Payment Date and the services provided by the Servicer pursuant to this Purchase Agreement, a monthly servicing fee of 0.50% per annum on the Average Outstanding Purchase Price of Mortgage Loans held by the Issuer during the related Remittance Period.

“Servicing File” has the meaning specified in Section 2.1(b) of the Mortgage Loan Purchase and Servicing Agreement.

“Sharing Percentage” has the meaning specified in the Interest Rate Swaps.

“Short-Term Note Allocable Share” means with respect to the Series of Secured Liquidity Notes and Extended Notes (x) the sum of (A) the Credits Outstanding and (B) the product of (I) the related Credit Amount Percentage and (II) the Series Program Size thereof divided by (y) the sum of (i) the Credits Outstanding, (ii) the aggregate Principal Amount of all Series of Term Notes outstanding and (iii) the Credit Amount; provided that, during the continuance of a Short-Term Note Credit Support Depletion Event, the Short-Term Note Allocable Share shall be zero. For the purpose of determining the “Short-Term Note Allocable Share,” “Credits Outstanding” shall be determined without reference to the deductions referred to in clause (3) of the definition thereof.

“Short-Term Note Credit Support Depletion Event” shall be in effect on any day on which the sum of (i) the unreinstated Principal Amount Charge-offs with respect to all outstanding Series of Subordinated Notes (after giving effect to all Principal Amount Charge-offs, if any, allocated to and reinstated for any outstanding Series of Subordinated Notes on such date) and (ii) the aggregate amount of funds withdrawn from the Funding Account to pay Secured Liquidity Notes and Extended Notes under Sections 6.03(b) and 7.02 of the Security Agreement for which there have not been corresponding deposits by the Seller pursuant to Section 6.07(a) of the Security Agreement is greater than the Aggregate Short-Term Note Enhancement Amount on such date and less than the Aggregate Senior Note Enhancement Amount on such date.

“SLN Extended Event” means with respect to any Secured Liquidity Note, such Secured Liquidity Note is not paid in full on its Expected Maturity and, as a result, such Secured Liquidity Note is converted to an Extended Note pursuant to Section 4.04 of the Security Agreement.

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“Sold Loan Interest Accrual Period” means, the period from and including the later of the first day of the related Remittance Period and the Cut-Off Date for such sale to and including the earlier of the last day of the related Remittance Period and the day before the closing date for such sale.

“Sold Loan Interest Payment Amount” means, with respect to any Payment Date and any Mortgage Loans (i) identified for sale to a Securitization Vehicle, the amount of interest collected on such Mortgage Loans for the related Remittance Period and not deposited into the Collateral Account during the related Sold Loan Interest Accrual Period or (ii) sold to a third party other than a Securitization Vehicle, the amount of accrued and unpaid interest on such Mortgage Loans on the closing date for such sale.

“Subordinated Note Distribution Account” means, with respect to any Series of Subordinated Notes, the distribution account for such Series of Subordinated Notes established as such pursuant to the related Indenture Supplement.

“Subordinated Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Subordinated Note Purchase Agreement” means the subordinated note purchase agreements entered into by the Issuer, the Seller and the Initial Purchaser of the Subordinated Notes, in connection with the issuance and sale of the Variable Rate Subordinated Notes, Series 2005-A, the subordinated note purchase agreements entered into by the Issuer, the Seller and the Initial Purchaser of the Subordinated Notes, in connection with the issuance and sale of the Variable Rate Subordinated Notes, Series 2006-A and each subordinated note purchase agreement, if any, entered into by the Issuer, the Seller and the purchasers thereof in connection with the issuance of any other Series of Subordinated Notes, as the same may at any time be amended, modified or supplemented.

“Subordinated Note Rate” means, with respect to any Series of Subordinated Notes, the annual rate at which interest accrues on the Subordinated Notes of such Series of Subordinated Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Supplement.

“Subordinated Note Representative” means, aggregating all outstanding Series of Subordinated Notes together, the holder of Subordinated Notes with the largest Principal Amount of Subordinated Notes or, in the event no single holder of Subordinated Notes holds the largest Principal Amount of Subordinated Notes, such person as holders of Subordinated Notes holding in excess of 50% of the aggregate outstanding Principal Amount of the Subordinated Notes of all Series voting as a single class shall agree (excluding Subordinated Notes held by any Seller, the Servicer or any Affiliate of any Seller or the Servicer); provided, that of all of the outstanding Subordinated Notes are held by two holders each holding exactly 50% of the aggregate outstanding Principal Amount of the Subordinated Notes, both holders shall have the rights of a Subordinated Note Representative.

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“Subordinated Noteholder” means the registered holder of a Subordinated Note.

“Subordinated Notes” means, collectively, the Variable Rate Subordinated Notes, Series 2005-A and any additional series of subordinated notes that may be issued and outstanding from time to time pursuant to the Indenture.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Supplemental Reserve Fund Deposit” means, as of any day 1.35% of the Outstanding Principal Balance of all Mortgage Loans owned by the Issuer as of the end of any Remittance Period.

“Swap Counterparty” means each swap counterparty which is a commercial bank or financial institution having a short-term credit rating of “A-1+” and “P-1” from S&P and Moody’s, respectively.

“Swap Counterparty Sharing Percentage” means, with respect to each Swap Counterparty, the percentage expressed as a fraction, the numerator of which is the maximum notional amount of that Swap Counterparty’s Interest Rate Swap and the denominator of which is the Program Size.

“System” has the meaning specified in Section 4(h) of the Depositary Agreement.

“Term Note Allocable Share” means, with respect to each Series of Term Notes, (x) the sum of the Principal Amount of such Series of Term Notes outstanding and the Credit Amount with respect to such Series, divided by (y) the sum of (i) the Credits Outstanding, (ii) the aggregate Principal Amount of all Series of Term Notes outstanding and (iii) all Credit Amounts; provided that during the continuance of a Short-Term Note Credit Support Depletion Event the Term Note Allocable Share shall be 1. For purposes of determining the “Term Note Allocable Share,” “Credits Outstanding” shall be determined without reference to the deductions referred to in clause (iii) of the definition thereof.

“Term Note Distribution Account” means, with respect to any Series of Term Notes, the distribution account for such Series of Term Notes established as such pursuant to the related Indenture Supplement.

“Term Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Term Note Purchase Agreement” means each Term Note purchase agreement, if any, entered into by the Issuer, the Seller and the purchasers thereof in connection with the issuance of any Series of Term Notes, as the same may at any time be amended, modified or supplemented.

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“Term Note Rate” means, with respect to any Series of Term Notes, the rate at which interest accrues on the Term Notes of such Series of Term Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Supplement.

“Term Noteholder” means the holder of a Term Note.

“Term Notes” means any Series of term notes that may be issued from time to time pursuant to the Base Indenture.

“Terminated Loan” has the meaning specified in the Interest Rate Swaps.

“Termination Event” has the meaning specified in Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

“Termination Event Auction” has the meaning specified in Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

“Three Payment Delinquent Loan” means any Delinquent Loan (including REO and Foreclosed Property) for which the Monthly Payment that is most past due is a Monthly Payment that is three months or more past its Due Date (or, if the Due Date in any month does not correspond to a day in such month (e.g, when a Due Date occurs on the 31st day of a 30-day calendar month), then on the last day of such month) without giving effect to any Monthly Servicer Advance.

“Transfer Agent” has the meaning specified in Section 2.12 of the Base Indenture.

“Transfer Supplement” means the document pursuant to which a Portfolio is sold by the Seller to the Issuer, a form of which is attached to the Mortgage Loan Purchase and Servicing Agreement as Exhibit A.

“Trust Agreement” means the Amended and Restated Trust Agreement of Carmel Mountain Funding Trust, dated as of May 10, 2005, between the Company and the Owner Trustee, as the same may at any time be amended, modified or supplemented.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means, with respect to the Indenture Trustee, the Collateral Agent and the Owner Trustee, respectively any Managing Director, Director, Vice President, Assistant Vice President, trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officer and is assigned to their respective Corporate Trust Office, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Base Indenture, the Security Agreement and the Trust Agreement, respectively.

“Two Payment Delinquent Loan” means any Delinquent Loan (including REO and Foreclosed Property) for which the Monthly Payment that is most past due is a Monthly Payment that is more than two months but less than three months past its Due Date (or, if the

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Due Date in any month does not correspond to a day in such month (e.g, when a Due Date occurs on the 31st day of a 30-day calendar month), then on the last day of such month) without giving effect to any Monthly Servicer Advance.

“U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

“U.S. Person” shall have the meaning under Regulation S under the Securities Act.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Unrecoverable Servicing Advances” means Servicing Advances with respect to any Mortgage Loan as to which the Servicer has determined, acting reasonably, that no further recoveries in respect of unpaid principal and/or interest can be made.

“Weighted Average Interest Rate” means for any day within a Remittance Period, the product of (a) the Outstanding Principal Balance of each loan and (b) the Mortgage Interest Rate for the loan, with the sum of such calculation being divided by the sum of the Outstanding Principal Balances for all Mortgage Loans for such day; plus, for the purposes of determining the “Excess Spread Rate,” and with respect to each Remittance Period, the sum of (i) the available amount of prepayment penalties and (ii) income earned on amounts in deposit in the Collection Account, the Collateral Account, the Reserve Account, the Funding Account and the Market Value Reserve Account, such sum divided by the actual number of days in the Remittance Period multiplied by 360, divided by the Average Outstanding Principal Balance of Mortgage Loans during the Remittance Period.

“Wet Funded Loan” means a Mortgage Loan that is originated or acquired by the Seller and purchased by the Issuer, prior to the delivery of the Mortgage Note to the Custodian.

“Wet Funded Loan Limitation” means, on any day, the aggregate Outstanding Purchase Price of Wet Funded Loans may not exceed 12.5% of the then current Program Size.

“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, computer, telegraph or cable.

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